EX-2 EXECUTION VERSION MEMBERSHIP INTEREST PURCHASE AGREEMENT by and between ASSOCIATED BANK, N.A. and USI INSURANCE SERVICES LLC Dated the 4TH day of May, 2020. US 167664346 HB: 4845-7978-5147.2

TABLE OF CONTENTS Page ARTICLE I DEFINITIONS .................................................................................................................... 1 Section 1.1 Definitions ................................................................................................................... 1 Section 1.2 Other Definitions ....................................................................................................... 11 Section 1.3 Construction .............................................................................................................. 13 ARTICLE II PURCHASE AND SALE ................................................................................................. 14 Section 2.1 Purchase and Sale of Equity Interests ......................................................................... 14 Section 2.2 Purchase Price and Payment ...................................................................................... 14 Section 2.3 Closing ...................................................................................................................... 15 Section 2.4 Deliveries by Seller ................................................................................................... 15 Section 2.5 Deliveries by Buyer ................................................................................................... 16 Section 2.6 Post-Closing Purchase Price Adjustment .................................................................... 16 Section 2.7 Method of Payment ................................................................................................... 19 Section 2.8 Purchase Price Allocation .......................................................................................... 19 Section 2.9 Withholding .............................................................................................................. 19 ARTICLE III REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY........... 20 Section 3.1 Organization .............................................................................................................. 20 Section 3.2 Capitalization ............................................................................................................ 20 Section 3.3 Subsidiaries and Other Equity Rights ......................................................................... 20 Section 3.4 Consents and Approvals; No Violations ..................................................................... 20 Section 3.5 Financial Statements .................................................................................................. 21 Section 3.6 No Undisclosed Liabilities ......................................................................................... 22 Section 3.7 Absence of Certain Changes ...................................................................................... 22 Section 3.8 Title To Assets .......................................................................................................... 22 Section 3.9 Real Property ............................................................................................................. 22 Section 3.10 Intellectual Property; Privacy and Data Security......................................................... 23 Section 3.11 Litigation ................................................................................................................... 24 Section 3.12 Compliance with Applicable Law .............................................................................. 24 Section 3.13 Business Contracts and Insurance Contracts ............................................................... 24 Section 3.14 Taxes ......................................................................................................................... 26 Section 3.15 Environmental Matters .............................................................................................. 28 Section 3.16 Licenses and Permits ................................................................................................. 28 Section 3.17 Employee Benefit Plans ............................................................................................. 28 Section 3.18 Labor Relationships ................................................................................................... 30 Section 3.19 Certain Fees ............................................................................................................... 32 Section 3.20 Bank Accounts .......................................................................................................... 32 Section 3.21 Material Clients ......................................................................................................... 33 Section 3.22 Insurance ................................................................................................................... 33 Section 3.23 Related Person Transactions ...................................................................................... 33 Section 3.24 Underwriting Risk ..................................................................................................... 34 Section 3.25 Fiduciary and Third-Party Funds ................................................................................ 34 Section 3.26 Certain Regulatory Matters ........................................................................................ 34 Section 3.27 Anti-Corruption and Anti-Bribery Laws ..................................................................... 35 Section 3.28 Competing Business .................................................................................................. 35 Section 3.29 NO OTHER REPRESENTATIONS OR WARRANTIES .......................................... 35 US 167664346 HB: 4845-7978-5147.2

TABLE OF CONTENTS (continued) ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER ............................................ 36 Section 4.1 Authorization............................................................................................................. 36 Section 4.2 Equity Interests Ownership ........................................................................................ 36 Section 4.3 Consents and Approvals ............................................................................................ 36 Section 4.4 Certain Fees ............................................................................................................... 36 Section 4.5 Litigation ................................................................................................................... 36 ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER .............................................. 37 Section 5.1 Organization .............................................................................................................. 37 Section 5.2 Authorization............................................................................................................. 37 Section 5.3 Consents and Approvals; No Violations ..................................................................... 37 Section 5.4 Litigation ................................................................................................................... 37 Section 5.5 Financial Capability ................................................................................................... 37 Section 5.6 Solvency.................................................................................................................... 38 Section 5.7 Independent Review .................................................................................................. 38 Section 5.8 Purchase for Investment ............................................................................................. 39 Section 5.9 Certain Fees ............................................................................................................... 39 ARTICLE VI COVENANTS ................................................................................................................ 39 Section 6.1 Conduct of the Business............................................................................................. 39 Section 6.2 Access to Information ................................................................................................ 42 Section 6.3 Consents and Regulatory Filings ................................................................................ 43 Section 6.4 Reasonable Best Efforts; Further Assurances ............................................................. 45 Section 6.5 Public Announcements .............................................................................................. 45 Section 6.6 Prior Knowledge ........................................................................................................ 45 Section 6.7 Supplemental Disclosure............................................................................................ 46 Section 6.8 Tax Matters ............................................................................................................... 46 Section 6.9 Preservation of Records ............................................................................................. 49 Section 6.10 Employees; Employee Benefits .................................................................................. 49 Section 6.11 Use of Names and Trademarks .................................................................................. 53 Section 6.12 Non-Solicitation ........................................................................................................ 53 Section 6.13 Guarantees; Commitments; Misdirected Payments ..................................................... 56 Section 6.14 Termination of Intercompany Arrangements; Intercompany Balances ........................ 56 Section 6.15 Contact with Customers, Suppliers and Other Business Relations............................... 56 Section 6.16 Release and Directors’ and Officers’ Indemnification ................................................ 57 Section 6.17 Insurance ................................................................................................................... 58 Section 6.18 Distributions and Transfers Prior to Closing ............................................................... 60 Section 6.19 Exclusivity ................................................................................................................ 61 Section 6.20 Interim Financial Statements ...................................................................................... 61 Section 6.21 Restrictive Covenant Enforcement ............................................................................. 61 Section 6.22 Financing Cooperation ............................................................................................... 62 Section 6.23 Cooperation ............................................................................................................... 63 Section 6.24 Invoices ..................................................................................................................... 63 Section 6.25 Seller Bonus Arrangements........................................................................................ 63 ARTICLE VII CONDITIONS TO OBLIGATIONS OF THE PARTIES................................................ 63 Section 7.1 Conditions to Each Party’s Obligations ...................................................................... 63 Section 7.2 Conditions to Obligations of Seller ............................................................................ 64 Section 7.3 Conditions to Obligations of Buyer ............................................................................ 64 ii US 167664346 HB: 4845-7978-5147.2

TABLE OF CONTENTS (continued) ARTICLE VIII TERMINATION .......................................................................................................... 65 Section 8.1 Termination ............................................................................................................... 65 Section 8.2 Procedure and Effect of Termination .......................................................................... 65 ARTICLE IX SURVIVAL; INDEMNIFICATION; DAMAGES ........................................................... 66 Section 9.1 Survival ..................................................................................................................... 66 Section 9.2 Indemnification ......................................................................................................... 67 Section 9.3 Procedures ................................................................................................................. 68 Section 9.4 Damages; Limitations ................................................................................................ 70 Section 9.5 Exclusive Remedies ................................................................................................... 72 ARTICLE X MISCELLANEOUS ......................................................................................................... 72 Section 10.1 Fees and Expenses ..................................................................................................... 72 Section 10.2 Notices ...................................................................................................................... 72 Section 10.3 Severability ............................................................................................................... 73 Section 10.4 Binding Effect; Assignment ....................................................................................... 73 Section 10.5 No Third Party Beneficiaries...................................................................................... 73 Section 10.6 Section Headings ....................................................................................................... 74 Section 10.7 Entire Agreement....................................................................................................... 74 Section 10.8 Consent to Jurisdiction............................................................................................... 74 Section 10.9 Waiver of Jury Trial................................................................................................... 74 Section 10.10 Governing Law ......................................................................................................... 74 Section 10.11 Waiver of Conflicts; Privilege ................................................................................... 74 Section 10.12 Specific Performance ................................................................................................ 75 Section 10.13 Counterparts ............................................................................................................. 76 Section 10.14 Amendment; Modification; Waiver ........................................................................... 76 Section 10.15 Schedules .................................................................................................................. 76 Section 10.16 Non-Party Affiliates .................................................................................................. 76 Section 10.17 Financing Related Parties .......................................................................................... 76 EXHIBITS Exhibit 1.1(a)-A Accounting Principles and Net Working Capital Methodology Exhibit 1.1(a)-B Seller Marks Exhibit 1.1(b) Knowledge Exhibit 1.1(c) Form of Transition Services Agreement Exhibit 1.1(d) Form of Assignment of Equity Interests Exhibit 1.1(e) Form of Referral Agreement Exhibit 1.1(f)-A Form of New Real Estate Lease (Kimberly, WI) Exhibit 1.1(f)-B Form of New Real Estate Lease (Minnetonka, MN) Exhibit 1.1(g)-A Form of Service Fee Agreement – P&C Exhibit 1.1(g)-B Form of Service Fee Agreement – EBS Exhibit 1.1(h) Historical Production Spreadsheets Exhibit 2.2(d) Specified Producer Base Purchase Price Adjustment Calculation Exhibit 6.10(d) Communication Parameters (Retention Payments) Exhibit 6.10(g) Pre-Closing Arrangements (Severance Payments and Benefits) Exhibit 6.18(c) Transfer Structure Options iii US 167664346 HB: 4845-7978-5147.2

MEMBERSHIP INTEREST PURCHASE AGREEMENT This MEMBERSHIP INTEREST PURCHASE AGREEMENT dated the 4th day of May, 2020 (this “Agreement”), is made and entered into by and between ASSOCIATED BANK, N.A., a national banking association (“Seller”), and USI INSURANCE SERVICES LLC, a Delaware limited liability company (“Buyer”). Seller and Buyer are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties”. RECITALS WHEREAS, Seller owns 100% of the equity membership interests the (“Equity Interests”) of Associated Financial Group, LLC, a Wisconsin limited liability company (d/b/a Associated Benefits and Risk Consulting) (the “Company”); WHEREAS, the Company is in the business of selling business insurance and providing employee benefits consulting, human resources and compliance consulting, retirement plan consulting and advance planning consulting to its customers (collectively, the “Covered Business”); provided however, for the avoidance of doubt, (i) the Covered Business includes the retirement plan business conducted through the LPL Networking Contract, and support activities incidental thereto (the “Retirement Plan Consulting Business”), (ii) but does not include any fiduciary, trust, custodial, or similar products or services provided by the Seller or its Affiliates (including, without limitation, any such activities or business conducted by Associated Trust Company, N.A.), other than the Company, as of the date hereof; WHEREAS, the Parties desire to enter into this Agreement pursuant to which Seller will sell to Buyer, and Buyer will purchase from Seller, the Equity Interests, on the terms and subject to the conditions set forth herein. AGREEMENT NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth in this Agreement, and intending to be legally bound hereby, each Party hereby agrees: ARTICLE I DEFINITIONS Section 1.1 Definitions. The following terms, as used in this Agreement, have the following meanings: “Accounting Principles” means those accounting principles attached as Exhibit 1.1(a)-A. “Action” means any action, mediation, suit, litigation, arbitration, claim, proceeding or investigation. “Advanced Planning Business” means the advanced planning business of the Company, which is part of the Covered Business and facilitated by Seller through the LPL Networking Contract, together with the books and records of such business (including the required records of such business under applicable Law). US 167664346 HB: 4845-7978-5147.2

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under common control with, such specified Person. “Ancillary Agreements” means the Transition Services Agreement, the Referral Agreement, the Assignment of Equity Interests, the New Real Estate Leases, and the Service Fee Agreements. “Anderson Merger Agreement” means that certain Agreement and Plan of Merger dated May 1, 2018, by and among Associated Banc-Corp, the Company, The Anderson Insurance Investment Agency and Shaun J. Irwin. “Antitrust Clearances” means the requisite clearances, approvals, or expirations of waiting periods, as applicable, under the Antitrust Laws of the U.S. related to the transactions contemplated by this Agreement. “Antitrust Laws” means any national, regional, domestic or foreign Law designed or intended to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade or the significant impediment of effective competition. “Applicable Employment Agreement” means that certain Employment Agreement identified as Item 3 in subsection (xii) of Schedule 3.13(a). “Assignment of Equity Interests” means the Assignment of Equity Interests executed by Seller in favor of Buyer, substantially in the form attached hereto as Exhibit 1.1(d). “Associated Benefit Plan” means each Employee Benefit Plan currently sponsored or maintained by Associated Banc-Corp. “Balance Sheet Date” means March 31, 2020. “Benefit Advisors Network” means Benefit Advisors Network, LLC, an Ohio limited liability company. “Business Day” means any day except Saturday, Sunday or any days on which banks in Milwaukee, Wisconsin or New York, New York are required by Law to close. “Buyer Fundamental Representations and Warranties” means those (and only those) representations and warranties expressly set forth in Section 5.2 (Authorization), Section 5.3(a) (Consents and Approvals; No Violations) and Section 5.9 (Certain Fees). “Cash” means, other than Trust Cash, all cash and cash equivalents (calculated in accordance with GAAP and measured in U.S. Dollars), as of the Valuation Time; provided, however that Cash shall (a) be increased by, to the extent not already included, (i) checks received but not cleared, wire transfers and drafts deposited or pending deposit for the account of the Company, in each case to the extent actually cleared, and (ii) deposits in money market accounts or other interest-bearing accounts, (b) be reduced by any issued but uncleared checks, wire transfers and drafts written or issued by the Company, and (c) exclude all credit card receivables and debit card receivables. “Charter Documents” means, (a) with respect to a limited liability company, the articles or certificate of organization or formation, and limited liability company agreement or operating agreement, as applicable, (b) with respect to a corporation, the certificate or articles of incorporation and bylaws, (c) with respect to a limited partnership, the certificate of limited partnership and the agreement of limited 2 US 167664346 HB: 4845-7978-5147.2 partnership and (d) with respect to any other entity, documentation of similar substance to any of the foregoing. “Client Accounts” shall mean all business accounts with clients of the Covered Business. “Code” means the U.S. Internal Revenue Code of 1986, as amended. “Combined Tax Return” means any Tax Return of any affiliated group within the meaning of Section 1504(a) of the Code or any other affiliated, combined, unitary or similar group defined under any state, local, or non-U.S. Law that includes Seller or any of its Affiliates that are not being transferred pursuant to this Agreement, on the one hand, and the Company, on the other hand. “Company Benefit Plan” means each Employee Benefit Plan sponsored or maintained by the Company that pertains to any current or former employee, director or independent contractor of the Company or with respect to which the Company may otherwise have any Liability. “Company Indebtedness” means the aggregate amount of Indebtedness of the Company as of immediately prior to Closing. “Company Intellectual Property” means, other than the Seller Marks, all Intellectual Property (i) owned or purported to be owned or controlled by the Company, or (ii) otherwise used or held for use by the Company and material to the Covered Business, including Company Registered Intellectual Property. “Company Registered Intellectual Property” means, except for any Seller Marks, all of the Registered Intellectual Property that is (i) owned or purported to be owned by the Company, or (ii) otherwise used or held for use by the Company and material to the Covered Business. “Company Transaction Expenses” means, without duplication, the sum of all unpaid (as of immediately prior to Closing) fees, costs and expenses that are incurred by the Company in connection with the transactions contemplated by this Agreement, including (a) all fees, costs and expenses of any brokers, investment bankers, financial advisors, consultants, accountants, attorneys or other professionals or advisors engaged by or paid by the Company in connection with the structuring, negotiation or consummation of the transactions contemplated by this Agreement, (b) all transaction-related bonuses, change-in-control payments, severance payments, termination payments, retention payments, or similar payments or benefits that become payable or due to any current or former director, employee, independent contractor or other service providers of the Company as a result of or in connection with the consummation of the transactions contemplated by this Agreement, excluding, in the case of this clause (b), the retention payments which are the subject of Section 6.10(d) and (c) the aggregate amount of the employer share of any payroll, social security, unemployment, excise or similar Taxes related to the items described in clause (b) above (excluding any Taxes relating to the retention payments which are the subject of Section 6.10(d)). “Confidential Information Memorandum” means the Confidential Information Memorandum prepared by Goldman Sachs and dated April 2020, regarding the Company and the Covered Business delivered to Buyer and its Affiliates or agents. “Confidentiality Agreement” means that certain Project Aspen – Confidentiality Agreement, dated April 2, 2020, by and between the Company (and/or its Affiliates) and Buyer. “Consultant” means any employee or other service provider of the Covered Business primarily engaged in the marketing of, or consulting with respect to, insurance and/or other products of the Covered 3 US 167664346 HB: 4845-7978-5147.2

Business, as identified on Schedule 3.18(a)(i) by the title “Consultant I,” “Consultant II” or “Consultant III.” “Contracts” means all agreements, contracts, leases, subleases, purchase orders, licenses, sublicenses, instruments and legally enforceable commitments, in each case whether written or oral. “Covered Taxes” means (a) all Taxes imposed on Seller with respect to any Taxable period; (b) all Pre-Closing Taxes; (c) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor thereof) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar state, local or non-U.S. Law; (d) all Taxes of any Person (other than the Company) imposed on the Company as a transferee or successor; by contract, agreement or arrangement; or otherwise; which Taxes are imposed on the Company as a result of an event, transaction or agreement occurring or entered into before the Closing (excluding any Taxes that are not for a Taxable period (or portion thereof) ending on or prior to the Closing Date and that arise pursuant to a standard commercial agreement entered into in the ordinary course of business and with respect to which Taxes is not a primary purpose); and (e) all Transfer Taxes for which Seller is responsible pursuant to Section 6.8(e). “Current Assets” means the current assets of the Company as of the Valuation Time, determined in accordance with the Accounting Principles and the methodology set forth on Exhibit 1.1(a)-A. “Current Liabilities” means the current liabilities of the Company as of the Valuation Time, determined in accordance with the Accounting Principles and the methodology set forth on Exhibit 1.1(a)- A. “Employee Benefit Plan” means, with respect to any Person, each plan that provides employee benefits, money, services, property or other benefits for the employees, former employees, directors, or independent contractors of such Person or the dependents of any of them, including (a) each profit sharing, 401(k), stock purchase, stock option, equity and equity-based compensation, deferred compensation, cash incentive compensation, severance pay, employment, excess or supplemental benefit, vacation, fringe benefit, change in control, retention or other compensatory plan, contract, scheme, program, commitment or arrangement of any kind, (b) each “welfare” plan (within the meaning of Section 3(1) of ERISA, determined without regard to whether such plan is subject to ERISA) and (c) each “pension” plan (within the meaning of Section 3(2) of ERISA, determined without regard to whether such plan is subject to ERISA). “Environmental Laws” means all Laws relating to pollution control, protection of the environment, including surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or ambient air and Laws related to Hazardous Substances. “Environmental Permits” means all Licenses issued pursuant to Environmental Laws. “Equity Rights” means with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person’s capital stock or other equity interests (including partnership or membership interests in a partnership or limited liability company or any other interest or participation that confers on a Person the right to receive a share of the profits and losses, or distributions of assets, of the issuing Person, and options, warrants and other securities exercisable or convertible into capital stock or other equity interests of the issuing Person). “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. 4 US 167664346 HB: 4845-7978-5147.2

“Excess Cash” means the aggregate amount of Cash of the Company as of the Valuation Time. For the avoidance of doubt, Excess Cash shall never be less than zero. “Excluded Assets” means each of the assets listed on Schedule 1.1. “Final Adjusted Base Purchase Price” means an amount equal to (a) the Base Purchase Price, minus (b) any Specified Producer Base Purchase Price Adjustment required by Section 2.2(d), plus (c) any Specified Producer Base Purchase Price Adjustment Reversal Amount required by Section 2.6(e). “Financial Statements” means (a) the unaudited balance sheet of the Company as of December 31, 2019 and the unaudited statement of profit and loss for the Company for the year then ended, (b) the pro forma unaudited statement of profit and loss for the Covered Business for the year then ended, and (c) the pro forma unaudited balance sheet of the Covered Business as of March 31, 2020. “Fundamental Representations and Warranties” means the Seller Fundamental Representations and Warranties and the Buyer Fundamental Representations and Warranties. “GAAP” means generally accepted accounting principles in the U.S. applied on a consistent basis. “Governmental Entity” means any foreign, federal, state, provincial or local government, any political subdivision thereof or any court, administrative or regulatory agency, department, instrumentality, or other governmental authority, self-regulatory organization, quasi-governmental or arbitral authority or agency. “Hazardous Substance” means any waste, pollutant, contaminant, hazardous substance, toxic or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process-intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, the use, handling or disposal of which by the Company is governed by or subject to applicable Law. “Historical Production Spreadsheets” means, collectively, those certain spreadsheets delivered by Seller identified on Exhibit 1.1(h), which spreadsheets provide certain historical production information for each employee or other service provider who is a Consultant II or Consultant III. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976. “Income Tax Return” means a Tax Return for Income Taxes. “Income Taxes” means any Tax based upon, measured by, or calculated with respect to (a) net income or profits or overall gross income or gross receipts or (b) multiple bases if one or more of the bases on which that Tax may be measured or calculated is described in clause (a) of this definition (including franchise Tax). “Indebtedness” means (a) all indebtedness or obligations for borrowed money or for the deferred purchase price or conditional sale of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit, bankers’ acceptances and similar transactions, in each case to the extent drawn upon or payable and not contingent, but excluding accounts payable incurred in the Ordinary Course and to the extent included in Closing Net Working Capital), (b) all obligations evidenced by notes, bonds, debentures or other similar instruments, (c) all obligations under interest rate swap Contracts, swap Contracts, foreign currency exchange Contracts or other hedging or similar Contracts (including any breakage or associated fees), (d) all obligations with respect to any earn-out, purchase price, post-closing adjustment or other similar contingent payments under any acquisition or similar agreements 5 US 167664346 HB: 4845-7978-5147.2

(excluding the earn-out and deferred purchase price payable pursuant to the Anderson Merger Agreement), (e) lease obligations that are required to be accounted for as a finance or capital lease in accordance with GAAP, (f) all obligations of such Person to make or pay any dividend, distribution or equityholder bonus to any other Person, (g) all obligations in respect of sale-leaseback transactions, synthetic leases or similar items, (h) any post-employment or severance/termination pay obligations of the Company or the Covered Business incurred prior to the Closing, plus the employer share of any payroll, social security, unemployment, excise or similar Taxes related thereto, (i) the amount of any Loss Contingencies required to be accrued in accordance with FASB Accounting Standards Codification 450 (which shall, for the avoidance of doubt, include unpaid, incurred and estimated to be incurred attorneys’ fees), which amount shall be included as Indebtedness regardless of whether such accruals would be made under the Accounting Principles, (j) all obligations of the type referred to in (a) through (i), of any Person for which the Company is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, (k) all obligations of the type referred to in clauses (a) through (j), secured by any Lien on any property or asset of the Company, and (l) accrued but unpaid interest, prepayment and redemption premiums or penalties breakage costs, unpaid fees and expenses or similar charges associated with any of the foregoing obligations (other than Indebtedness described in clauses (e) ˗ (i)) or that would arise in connection with the discharge of any of the foregoing obligations (other than Indebtedness described in clauses (e) ˗ (i)) in connection with the transactions contemplated hereby as of immediately prior to Closing, regardless if any of such amounts are actually paid. “Insurance Policies” means policies and programs of or agreements for insurance and interests in insurance pools and programs (in each case including self-insurance and insurance from Affiliates). “Intellectual Property” means any or all of the following, and all rights, arising out of or associated therewith: (a) all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology, technical data and customer lists and all documentation relating to any of the foregoing; (c) all works of authorship (whether copyrightable or not), all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto, moral rights, database rights, and rights in confidential information; (d) all industrial designs and any registrations and applications therefor; and (e) all internet uniform resource locators, trade names, social media account identifiers, slogans, designs, and other Trademarks. “Knowledge” with respect to Seller, means all facts actually known by any of those individuals listed on Exhibit 1.1(b), and all such facts as any of those individuals would have become aware after conducting a reasonable inquiry. “Law” or “Laws” means any statutes, rules, codes, regulations or ordinances of, or issued by, Governmental Entities. “Leased Real Property” means the premises and the parcels of real property currently leased by the Company, together with all fixtures and improvements thereon. “Legal Dispute” means any Action between or among the Parties arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or any related document. “Liabilities” means all liabilities and obligations of every kind and nature, whether accrued, fixed or contingent, mature or inchoate, known or unknown, reflected on a balance sheet or otherwise, including, 6 US 167664346 HB: 4845-7978-5147.2 but not limited to, those arising under any Law or any judgment of any court of any kind or any award of any arbitrator of any kind, and those arising under any Contract, commitment or undertaking. “Licenses” means all licenses, permits, certificates, exemptions, variances, and approvals issued by any Governmental Entity. “Liens” means mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances. “Loss Contingencies” means any loss contingencies as defined by FASB Accounting Standards Codification 450, which shall include (a) any Action against the Company not listed on Schedule 3.11 or circumstances that could give rise to an Action, and (b) any asserted claims of errors or omissions or other professional liability claims. “Losses” means any claims, Liabilities, damages, losses, costs, expenses, penalties, fines and judgments (at equity or at law, including statutory and common) and damages whenever arising or incurred (including reasonable attorneys’ fees and expenses, but not including any such fees or expenses in connection with investigating or pursuing any claim hereunder), but excluding punitive or exemplary damages except to the extent actually required to be paid in relation to a Third Party Claim. Losses shall be reduced to the extent of any insurance proceeds and other recoveries actually received by a Party with respect to such Losses. “LPL Networking Contract” means the Financial Institution Services Agreement, between Seller and LPL Financial LLC, dated July 1, 2013, as modified by that certain Addendum to Financial Institution Services Agreement, dated March 31, 2018. “Material Adverse Effect” means any event, change, circumstance or effect that has occurred that (i) has had, or would reasonably be expected to have, individually or in the aggregate with any other event, change, circumstance or effect, a material adverse effect upon the Company or the Covered Business, in each case, taken as a whole or (ii) would prevent, materially impair or delay Seller’s ability to perform or comply with its obligations under this Agreement or to consummate any of the transactions contemplated by this Agreement, other than events, changes, circumstances or effects resulting from or relating to (a) general economic or market conditions affecting the industry or markets in which the Company operates, (b) the announcement of the transactions contemplated by this Agreement, (c) (i) the execution of or the taking of any action expressly required by this Agreement or the taking of any action requested in writing by Buyer or (ii) the consummation of the transactions contemplated by this Agreement, (d) any change or proposed change in GAAP or other accounting requirements or principles or the interpretation thereof or any change or proposed change in applicable Laws or the interpretation thereof, (e) any national or international political conditions, including the engagement by any jurisdiction in which the Company operates in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or escalation of any military or terrorist attack, (f) pandemics, epidemics, or outbreaks (including, without limitation, the COVID-19 pandemic and any Orders enacted in connection therewith or in response thereto, any actions required to be taken pursuant to such Orders, any conditions arising as a result thereof and any other actions taken by the Company in response to the COVID-19 pandemic that are of a nature and scale consistent with the types of actions taken by similarly situated businesses in response to the COVID-19 pandemic), (g) earthquakes, hurricanes, tornadoes or other natural disasters, (h) general financial, banking, securities or capital market conditions, including interest rates or market prices, or changes therein, or (i) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement (it being understood that any underlying facts giving rise or contributing to such failure that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining 7 US 167664346 HB: 4845-7978-5147.2 whether there has been a Material Adverse Effect), unless in the case of each of clauses (a) and (d)-(h) such changes have had or would reasonably be expected to have a disproportionate impact upon the Company or the Covered Business, in each case, taken as a whole, relative to other participants in the industries in which the Covered Business conducts business. “Net Working Capital” means Current Assets minus Current Liabilities, determined as of the Valuation Time in accordance with the Accounting Principles and the methodology set forth on Exhibit 1.1(a)-A. “Net Working Capital Adjustment” means the amount by which Net Working Capital is less than the Net Working Capital Target. The Net Working Capital Adjustment may only be a positive number. “Net Working Capital Target” means $0.00. “New Real Estate Leases” means each of the following: (a) a lease in the form attached as Exhibit 1.1(f)-A between Seller, as landlord, the Company, as tenant, and Buyer, as guarantor, pertaining to the Kimberly, WI location and (b) a lease in the form attached as Exhibit 1.1(f)-B between Seller, as landlord, the Company, as tenant, and Buyer, as guarantor, pertaining to the Minnetonka, MN location. “NLRB” means the U.S. National Labor Relations Board. “Order” means any award, order, judgment, writ, injunction, ruling or decree entered, issued, made or rendered by any Governmental Entity of competent jurisdiction. “Ordinary Course” means the ordinary course of business of the Covered Business consistent with past practice. “Permitted Liens” means (a) Liens imposed by Law for Taxes not yet due and payable or for Taxes that are being properly contested in good faith and for which appropriate reserves have been established and accrued in the financial statements of the Covered Business in accordance with GAAP, (b) statutory Liens of landlords under the Real Property Leases, (c) Liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen and other like Liens imposed by Law or Contract incurred in the Ordinary Course that are not overdue or that are overdue and are being properly contested and for which appropriate reserves have been established in the financial statements of the Covered Business in accordance with GAAP, (d) easements, zoning restrictions, rights-of-way, Licenses, covenants, conditions, minor defects, encroachments or irregularities in title and similar encumbrances on or affecting any real property that do not secure any monetary obligations and do not materially interfere with the ordinary conduct of the Covered Business at any real property subject to such Liens, (e) (i) any interest or title of a lessor or sublessor, or lessee or sublessee under any lease, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor, or lessee or sublessee may be subject to or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), (f) Liens on goods held by suppliers arising in the Ordinary Course for sums not yet delinquent or being properly contested in good faith and for which appropriate reserves have been established in the financial statements of the Covered Business in accordance with GAAP and as long as such Lien remains unperfected, (g) with respect to any real property in which the Company, the Seller or one of their respective Affiliates owns a leasehold estate, any defect or encumbrance caused by or arising out of the failure to record the lease or a memorandum thereof in the applicable real property records in the jurisdiction where such real property is located and (h) the effect of any moratorium, eminent domain or condemnation proceedings; provided, that notwithstanding the foregoing, the term “Permitted Liens” will not include any Lien securing indebtedness for money borrowed by the Company. 8 US 167664346 HB: 4845-7978-5147.2

“Person” means any individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated organization or other entity or any Governmental Entity. “Personal Information” means any data or information that (a) identifies, relates to, describes, is reasonably capable of directly or indirectly being associated with a particular individual or household or (b) which is otherwise defined as “personally identifiable information,” “personal information,” “personal data” or other similar term (as applicable), within the meaning of any applicable Laws. “Pre-Closing Taxes” means all Taxes imposed on or with respect to the Company (or any predecessor thereof) for any Taxable period that ends on or prior to the Closing Date and, for any Straddle Period, the portion of such Straddle Period through the end of the Closing Date (determined in accordance with Section 6.8(c)). For purposes of this definition, any penalties or additions to Tax accruing after the Closing Date with respect to Pre-Closing Taxes shall be deemed to be attributable to a Taxable period (or portion thereof) ending on or prior to the Closing Date. “Privacy Obligations” means, collectively, all: (a) applicable Laws, (b) the Company’s rules, policies, procedures and terms of use (including all applicable privacy policies), and (c) contractual requirements or obligations binding on the Company, as each may be amended from time to time, that in each case pertains to privacy or restrictions or obligations related to the collection or other processing of Personal Information. “Referral Agreement” means that certain Referral Agreement executed by Buyer and Seller (or its Affiliates), substantially in the form attached hereto as Exhibit 1.1(e). “Registered Intellectual Property” means all (a) patents and patent applications (including provisional applications), (b) registered Trademarks and any applications related to Trademarks, (c) registered copyrights and applications for copyright registration, (d) domain names registered with any domain name registrar, and (e) other Intellectual Property that is the subject of any registration or application therefor with any Governmental Entity. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, dumping or disposing into the environment. “Retirement Plan Consulting Business” has the meaning ascribed to such term in the recitals hereto, and includes the books and records of such business (including the required records of such business under applicable Law). “Retirement Plan Consulting Business Spreadsheet” means that certain spreadsheet delivered by Seller to Buyer on May 3, 2020 (with receipt acknowledged in writing on the date hereof by an authorized representative of Buyer) and labeled as the “Retirement Plan Consulting Business Spreadsheet Dated March 31, 2020”, which spreadsheet identifies each of the Client Accounts of the Retirement Plan Consulting Business as of the date thereof. “Sales Consultant Incentive Plan” means the incentive compensation arrangements between Seller and/or the Company and the Consultants. “Schedules” means the schedules to this Agreement. “Seller Fundamental Representations and Warranties” means those (and only those) representations and warranties expressly set forth in Section 3.1(a) (Organization), Section 3.2 (Capitalization), Section 3.3 (Subsidiaries and Other Equity Rights), Section 3.4(a) (Consents and Approvals; No Violations), 9 US 167664346 HB: 4845-7978-5147.2

Section 3.14 (Taxes), Section 3.19 (Certain Fees), Section 3.26 (Certain Regulatory Matters), Section 4.1 (Authorization), Section 4.2 (Equity Interests Ownership), Section 4.3(a) (Consents and Approvals) and Section 4.4 (Certain Fees). “Seller Marks” means the marks attached hereto as Exhibit 1.1(a)-B. “SERP” means that certain Associated Supplemental Executive Retirement Plan for Dallas Oldre, effective April 1, 2003. “Service Fee Agreements” means each of the following: (a) a service fee agreement in the form attached as Exhibit 1.1(g)-A between Seller’s parent and the Company pertaining to property and casualty related products or services and the agreement of Seller’s parent to continue to use the Company as its insurance broker of record for a specified period of time after the Closing and (b) a service fee agreement in the form attached as Exhibit 1.1(g)-B between Seller’s parent and the Company pertaining to employee benefits related products or services and the agreement of Seller’s parent to continue to use the Company as its insurance broker of record for a specified period of time after the Closing. “Solvent” when used with respect to any Person or group of Persons on a combined basis, means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person (or group of Persons on a combined basis), determined on a going-concern basis, will, as of such date, exceed (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person (or group of Persons on a combined basis) on its existing debts (including contingent liabilities) as such debts become absolute and matured, (b) such Person (or group of Persons on a combined basis) will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged and (c) such Person (or group of Persons on a combined basis) will be able to pay their respective debts in the ordinary course of business as they become due. “Subsidiary” or “Subsidiaries” means any and all corporations, partnerships, limited liability companies, joint ventures and other entities, whether incorporated or incorporated, of which at least a majority of the securities, or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly, owned by any Person or by any one or more of such Person’s subsidiaries. “Tax Return” means any original or amended report, return, declaration, claim for refund or information return or statement required to be supplied to a Governmental Entity in connection with Taxes, including any schedule or attachment thereto. “Taxes” (and with a correlative meaning, “Taxable”) means (a) all federal, state, local or non-U.S. taxes, charges, duties, fees, levies or other assessments, including income, gross receipts, License, payroll, employment, excise, stamp, occupation, premium, windfall profits, environmental, customs duties, escheat, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, imposed by any Governmental Entity, and (b) any interest, penalty or addition in respect of any item described in clause (a), in each case, whether disputed or not. “Trademarks” means all registered trademarks and service marks, logos, internet domain names, trade names, corporate names and doing business designations and all registrations and applications for registration of the foregoing, common law trademarks and service marks and trade dress. 10 US 167664346 HB: 4845-7978-5147.2

“Transfer Taxes” means all transfer, notarial, filing, recordation, goods, services, sales, use, real or personal property transfer, documentary, value-added, stamp and all other similar Taxes or other like charges imposed by any Governmental Entity in connection with the transactions contemplated by this Agreement, together with interest, penalties or additional amounts imposed with respect thereto. “Transition Services Agreement” means the Transition Services Agreement between Seller or one or more of its Affiliates and the Company, substantially in the form attached hereto as Exhibit 1.1(c). “Treasury Regulations” means the final and temporary regulations promulgated under the Code. “Trust Cash” means cash collected and held (as cash or cash equivalents) on behalf of insurance carriers for premium payments from client insureds for the Covered Business. Trust Cash is calculated as follows: (a) insurance company payables (including any surplus lines taxes payable) minus (b) agency bill receivables (in the case of this clause (b), calculated exclusive of agency fees and net of (i) any reserves for uncollected receivables and (ii) advances where payments have been made to a carrier prior to the collection of the receivable). “U.S.” means the United States of America. “Valuation Time” means 11:59 p.m. Central time on the Closing Date, without giving effect to the transactions occurring as part of the Closing. Section 1.2 Other Definitions. Each of the following terms is defined in the Section set forth opposite such term: Term Section Active Client ................................ ................................ .. Section 6.12(a) Adjustment Amount ................................ ....................... Section 2.6(d) Agreement ................................ ................................ ..... Preamble Allocation Schedule ................................ ....................... Section 2.8 Antitrust Concession ................................ ...................... Section 6.3(d) Base Purchase Price ................................ ....................... Section 2.2 Business Contracts ................................ ......................... Section 3.13(a) Buyer ................................ ................................ ............. Preamble Buyer Benefit Plans ................................ ...................... Section 6.10(g) Buyer Closing Statement ................................ ................ Section 2.6(a) Buyer Confidential Information ................................ ..... Section 6.12(e) Buyer Financing ................................ ............................ Section 6.22(a) Buyer Ind emnified Parties ................................ .............. Section 9.2(a) Buyer New Hire Documents ................................ .......... Section 6.10(l) Cap ................................ ................................ ................ Section 9.4(b) Closing ................................ ................................ .......... Section 2.3 Closing Date ................................ ................................ .. Section 2.3 Company ................................ ................................ ....... Recitals Company Insurance Policy ................................ ............. Section 3.22 Competing Business ................................ ...................... Section 6.12(b) Continuing Employees ................................ .................. Section 6.10(b) Covered Business ................................ ........................... Recitals Deductible ................................ ................................ ..... Section 9.4(b) Direct Claim ................................ ................................ .. Section 9.3(d) Equity Interests ................................ .............................. Recitals 11 US 167664346 HB: 4845-7978-5147.2

Term Section Estimated Company Indebtedness ................................ .. Section 2.2(c) Estimated Company Transaction Expenses ..................... Section 2.2(c) Estimated Closing Statement ................................ .......... Section 2.2(c) Estimated Excess Cash ………………………………… Section 2.2(c) Estimated Net Working Capital ................................ ...... Section 2.2(c) Estimated Net Working Capital Adjustment ................... Section 2.2(c) Final Closing Statement ................................ ................. Section 2.6(c) Financing Related Parties ................................ ............... Section 10.17 government official ................................ ........................ Section 3.27 HB ................................ ................................ ................. Section 10.11(a) Indemnified Guarantees ................................ ................. Section 6.13(a) Indemnified Party ................................ .......................... Section 9.3(a) Indemnifying Party ................................ ........................ Section 9.3(a) Independent Accountant ................................ ................. Section 2.6(b) Initial Purchase Price ................................ ..................... Section 2. 2(b) Insurance Claim ................................ ............................. Section 6.17(f) IRS ................................ ................................ ................ Section 3.17(a) Material Client ................................ ............................... Section 3.21 Material Insurance Companies ................................ ....... Section 3.13(c) Material Insurance Contracts ................................ .......... Section 3.13(c) Non -Assignable House Account Amount ....................... Section 3.5(d) Non -Recourse Party ................................ ....................... Section 10.16 Objections Notice ................................ .......................... Section 2.8 Outside Date ................................ ................................ .. Section 8.1(e) Owned Real Property ................................ ..................... Section 3.9(b) Parties ................................ ................................ ............ Preamble Party ................................ ................................ .............. Preamble Privileged Deal Communications ................................ ... Section 10.11(b) Prospective Client ................................ .......................... Section 6.12(a) Purchase Price ................................ ............................... Section 2.2 Real Property Lease ................................ ....................... Section 3.9(b) Related Person Transaction ................................ ............ Section 3.23 Releasors ................................ ................................ ....... Section 6.16(a) Resolved Matters ................................ ........................... Section 2.6(b) Response Period ................................ ............................ Sectio n 2.8 Retirement Plan Consulting Business ............................. Recitals Review Period ................................ ............................... Section 2.6(b) Securities Act ................................ ................................ . Section 5.8(a) Seller Bonus Arrangements ................................ ............ Section 6.25 Seller Counterparty ................................ ........................ Section 3.13(b) Seller Indemnified Parties ................................ .............. Section 9.2(b) Seller Parties ................................ ................................ .. Section 10.11(a) Seller ................................ ................................ ............. Preamble Seller Releasors ................................ ............................. Section 6.16(c) Seller 401(k) Plan ................................ ......................... Section 6.10(i) Specified Producer ................................ ......................... Section 2.2(d) Specified Producer Base Purchase Price Adjustment ...... Section 2.2(d) Specified Producer Base Purchase Price Adjustment Reversal Amount ................................ ........................... Section 2.6(e) 12 US 167664346 HB: 4845-7978-5147.2

Term Section Straddle Period ................................ .............................. Section 6.8(c) Supplement ................................ ................................ .... Section 6.7 Supporting Documentation ................................ ............. Sec tion 6.8(d) Termination Date ................................ ........................... Section 8.1 Third Party Claim ................................ .......................... Section 9.3(b) Total House Account Amount ................................ ........ Section 3.5(d) Transacted ................................ ................................ ..... Section 3.26(a) Transferred Employees ................................ ................. Section 6.10(a) Unresolved Matters ................................ ........................ Section 2.6(b) WARN ................................ ................................ .......... Section 3.18(f) Section 1.3 Construction. (a) Unless the context of this Agreement otherwise clearly requires, (i) references to the plural include the singular and references to the singular include the plural, (ii) references to one gender include the other gender, (iii) the words “include,” “includes” and “including” do not limit the preceding terms or words and will be deemed to be followed by the words “without limitation”, (iv) the terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (v) the terms “day” and “days” mean and refer to calendar day(s), (vi) the terms “year” and “years” mean and refer to calendar year(s) and (vii) the term “made available” as applied to information or documents made available to Buyer means that such information or documents have been made available to Buyer and its representatives at least 24 hours prior to the execution of this Agreement in the virtual data room for “Project Aspen” maintained by Seller or for which Buyer has otherwise specifically acknowledged receipt in writing of such document or material in writing. (b) Unless otherwise set forth in this Agreement, references in this Agreement, including the Exhibits and Schedules, to any document, instrument or agreement (including this Agreement) (i) includes and incorporates all exhibits, schedules and other attachments thereto, (ii) includes all documents, instruments or agreements issued or executed in replacement thereof and (iii) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time. All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified. (c) References to statutes include all rules and regulations promulgated thereunder and references to statutes, rule or regulations will be construed as including all statutes, rules and regulatory provisions consolidating, amending or replacing the statute, rule or regulation. (d) Each of the Parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement, the documents referred to herein and this Agreement will not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if all Parties had prepared it. Accordingly, any rule of Law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived. 13 US 167664346 HB: 4845-7978-5147.2

ARTICLE II PURCHASE AND SALE Section 2.1 Purchase and Sale of Equity Interests. Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell, convey, assign, transfer and deliver to Buyer, and Buyer will purchase, acquire and accept from Seller, all of Seller’s right, title and interest in and to the Equity Interests, free and clear of all Liens other than restrictions on transfer arising under state or federal securities laws. Section 2.2 Purchase Price and Payment. (a) The aggregate purchase price for all of the Equity Interests will be an amount (the “Purchase Price”) equal to (i) Two Hundred Sixty Five Million Seven Hundred Fifty Five Thousand and 00/100ths Dollars ($265,755,000.00) (the “Base Purchase Price”), minus (ii) any Specified Producer Base Purchase Price Adjustment required by Section 2.2(d) below, plus (iii) any Specified Producer Base Purchase Price Adjustment Reversal Amount required by Section 2.6(e) below, minus (iv) Company Indebtedness, minus (v) Company Transaction Expenses, minus (vi) the Net Working Capital Adjustment, plus (vii) the Excess Cash, in each case of clauses (iv)-(vii) as such amounts are finally determined pursuant to Section 2.6. (b) Payment of Initial Purchase Price. At the Closing, and subject to the terms set forth in this Agreement, Buyer will pay to Seller an amount (the “Initial Purchase Price”) equal to: (i) the Base Purchase Price; minus (ii) any Specified Producer Base Purchase Price Adjustment required by Section 2.2(d) below; minus (iii) the Estimated Company Indebtedness; minus (iv) the Estimated Company Transaction Expenses; minus (v) the Estimated Net Working Capital Adjustment; plus (vi) the Estimated Excess Cash. (c) Estimated Closing Statement. At least five (5) Business Days prior to the Closing Date, Seller will deliver to Buyer a statement (as may, but need not, be revised by Seller pursuant to the last sentence hereof, the “Estimated Closing Statement”), setting forth in reasonable detail the Seller’s good faith estimates of (i) Company Indebtedness; (ii) Net Working Capital; (iii) the resulting Net Working Capital Adjustment; (iv) the aggregate amount of Company Transaction Expenses (itemized by payee), and (v) the Excess Cash. The Estimated Closing Statement and the component items thereof will be prepared and calculated in accordance with the definitions set forth in this Agreement. The “Estimated Company Indebtedness,” “Estimated Net Working Capital,” “Estimated Net Working Capital Adjustment,” “Estimated Company Transaction Expenses,” and “Estimated Excess Cash” will be the estimates of Company Indebtedness, Net Working Capital, the Net Working Capital Adjustment, Company Transaction Expenses, and Excess Cash, respectively, as determined in accordance with this Section 2.2(c). Seller will consider in good faith any comments Buyer may have to the Estimated Closing Statement and thereafter determine, in Seller’s sole discretion, whether to amend the Estimated Closing Statement as a result thereof. (d) Specified Producer Base Purchase Price Adjustment. In the event that any of the individuals listed on Exhibit 2.2(d) hereto (each a “Specified Producer”) fail to execute the Buyer 14 US 167664346 HB: 4845-7978-5147.2

New Hire Documents on or before the Closing Date, or executes such Buyer New Hire Documents but subsequently repudiates or disavows such Buyer New Hire Documents prior to the Closing Date, the Purchase Price shall be reduced by the amount set forth in Exhibit 2.2(d) pertaining to that Specified Producer (a “Specified Producer Base Purchase Price Adjustment”) as provided in Section 2.2(a)(ii). Notwithstanding anything to the contrary contained in this Agreement, the reduction in the Purchase Price pursuant to Section 2.2(a)(ii) is the only remedy available to Buyer for the failure to obtain executed Buyer New Hire Documents from one or more of the Specified Producers prior to the Closing Date, and for the avoidance of doubt, it shall not be a condition to closing that any Specified Producer shall have signed or not disavowed or repudiated any Buyer New Hire Document. For the avoidance of doubt, and notwithstanding anything to the contrary contained herein, there shall be no Specified Producer Base Purchase Price Adjustment for any Specified Producer who (i) executes and delivers the Buyer New Hire Documents on or before the Closing Date and who does not repudiate or disavow such Buyer New Hire Documents on or before the Closing Date, or (ii) fails to execute and deliver, or is prevented from executing and delivering, the Buyer New Hire Documents on or before the Closing Date as a result of any action or omission by Buyer, the primary purpose of which is to prevent, hinder, or delay the execution of the Buyer New Hire Documents by any Specified Producer until after the Closing Date. Section 2.3 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) will occur on (a) the last Business Day of the calendar month in which both of the following shall have occurred: (i) three Business Days shall have elapsed following the satisfaction or waiver of the conditions to the obligations of the Parties set forth in Article VII (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the satisfaction or waiver of such conditions) and (ii) forty-five calendar days shall have elapsed after the date hereof; or (b) such other date as Seller and Buyer may agree in writing. The date of the Closing will be referred to herein as the “Closing Date.” The Closing will take place by remote exchange of signatures and documents. The Closing will be deemed effective as of 11:59 p.m. on the Closing Date, or at such other place or at such other time as Seller and Buyer may agree in writing. Section 2.4 Deliveries by Seller. At the Closing, Seller will deliver or cause to be delivered to Buyer (unless delivered previously) the following: (a) the Assignment of Equity Interests; (b) the Ancillary Agreements, duly executed by Seller (and, in the case of the Service Fee Agreements, duly executed by Seller’s parent); (c) written resignations in a customary form reasonably satisfactory to Buyer, effective as of the Closing Date, of the officers and directors of the Company; (d) evidence reasonably satisfactory to Buyer of (i) the termination of all agreements required to be terminated pursuant to Section 6.14 and (ii) the full settlement of all intercompany balances between the Company, on the one hand, and Seller and its Affiliates, on the other hand, as of immediately prior to the Valuation Time; (e) a valid and duly executed IRS Form W-9, dated as of the Closing Date, from Seller; (f) a certificate of an authorized officer of Seller as to compliance with the conditions set forth in Section 7.3(a), Section 7.3(b) and Section 7.3(d). 15 US 167664346 HB: 4845-7978-5147.2

Section 2.5 Deliveries by Buyer. (a) At the Closing, Buyer will deliver or cause to be delivered to Seller the following: (i) the Ancillary Agreements, duly executed by Buyer; and (ii) a certificate of an authorized officer of Buyer as to compliance with the conditions set forth in Section 7.2(a) and Section 7.2(b). (b) At the Closing, Buyer will pay and deliver to Seller an amount equal to the Initial Purchase Price in accordance with Section 2.2(b). Section 2.6 Post-Closing Purchase Price Adjustment. (a) As soon as reasonably practicable after the Closing Date, and in any event within 60 days thereof, Buyer will prepare and deliver to Seller a statement setting forth in reasonable detail the Buyer’s calculation of (i) the Company Indebtedness, (ii) Net Working Capital, (iii) the resulting Net Working Capital Adjustment, (iv) the aggregate amount of Company Transaction Expenses, and (v) the Excess Cash (such statement being referred to as the “Buyer Closing Statement”). The Buyer Closing Statement shall also include a certification, signed by an officer of Buyer, as to whether a Specified Producer Base Purchase Price Adjustment Reversal Amount is due to Seller pursuant to Section 2.6(e) below. The Buyer Closing Statement, the Final Closing Statement and the component items thereof will be prepared and calculated in accordance with the definitions set forth in this Agreement. Buyer will (1) permit, and will cause the Company to permit, Seller and its advisors and representatives such access to the books, records, properties, premises, work papers, personnel and other information of the Company as is reasonably necessary to permit Seller and its advisors and representatives to review the Buyer Closing Statement or to address any dispute described in this Section 2.6 and (2) reasonably cooperate, and will cause the Company to reasonably cooperate, with Seller and its advisors and representatives in connection with such review or any dispute, including providing as soon as practicable all such information necessary in connection with the review of the Buyer Closing Statement as is reasonably requested by Seller or its advisors or representatives, in each case subject to the limitations set forth in Section 6.2(d). The Parties agree that the purpose of preparing and calculating the Net Working Capital is to measure changes in such amount from the Net Working Capital Target without the introduction of new or different accounting methods, policies, practices, procedures, classifications, judgments or estimation methodologies from the Accounting Principles or the methodology set forth on Exhibit 1.1(a)-A. The Buyer Closing Statement and the calculation of the amounts therein will entirely disregard (x) any and all effects on the assets and liabilities of the Company or the Covered Business as a result of the transactions contemplated hereby or of any financing or refinancing arrangements entered into at any time by Buyer or any other transaction entered into by Buyer in connection with the consummation of the transactions contemplated by this Agreement and (y) any of the plans, transactions or changes that Buyer intends to initiate or make or cause to be initiated or made after the Closing with respect to the Company or the Covered Business. (b) Seller will, within 45 days following its receipt of the Buyer Closing Statement (the “Review Period”), accept or reject the Buyer Closing Statement submitted by Buyer. If Seller disagrees with the Buyer Closing Statement or any calculation therein, then Seller will give written notice to Buyer of such dispute, setting forth, in reasonable detail, those items and amounts as to which Seller disagrees, the basis for Seller’s objections and Seller’s calculation of the amount of each disputed item within such 45-day period. Should Seller fail to provide Buyer with a written notice of dispute within such 45-day period, Seller will be deemed to agree with the Buyer Closing Statement 16 US 167664346 HB: 4845-7978-5147.2

(including the calculations included therein) delivered by Buyer, which shall be final, binding and conclusive for all purposes hereunder. In the event there is a dispute, Buyer and Seller will attempt in good faith to reconcile their differences, and any written resolution by them as to any disputed amounts will be final, binding and conclusive on the Parties. Any items agreed to by Seller and Buyer in writing, together with any items not disputed or objected to by Seller in a dispute notice, are collectively referred to herein as the “Resolved Matters”. If Seller and Buyer are unable to reach a resolution with such effect within 30 days after the receipt by Buyer of Seller’s written notice of dispute, Seller and Buyer will submit the items remaining in dispute (the “Unresolved Matters”) for resolution to the Chicago, Illinois office of PricewaterhouseCoopers or, if the Chicago, Illinois office of PricewaterhouseCoopers is unwilling or unable to serve, to a nationally recognized accounting firm mutually agreed upon by Seller and Buyer (which shall not be the primary auditor of either Buyer or Seller) (such identified or selected firm, the “Independent Accountant”). The Independent Accountant will act as an expert, and not an arbitrator, and will use commercially reasonable efforts to issue its report as to all Unresolved Matters (and only such matters) and the determination of the Adjustment Amounts within 30 days after such dispute is referred to the Independent Accountant. The Independent Accountant will not have the power to modify or amend any term or provision of this Agreement. All communications between a party and the Independent Accountant shall be in writing and shall be transmitted to the other party at the same time they are transmitted to the Independent Accountant and neither Buyer nor Seller shall have ex parte communications with the Independent Accountant. The Independent Accountant’s determination shall be based solely on the written submissions of the parties and not an independent investigation. With respect to each Unresolved Matter, the Independent Accountant’s determination, if not in accordance with the position of either Seller or Buyer, will not be in excess of the higher, nor less than the lower, of the amounts advocated by Seller or Buyer with respect thereto. The Independent Accountant’s final written determination will be conclusive and binding upon the Parties. Buyer on the one hand, and Seller on the other hand, will bear all costs and expenses incurred by them in connection with such arbitration, except that the fees and expenses of the Independent Accountant hereunder will be borne by Buyer, on the one hand, and Seller, on the other hand, in the same proportion that the aggregate amount of Unresolved Matters submitted to the Independent Accountant that is unsuccessfully disputed by each such Party (as finally determined by the Independent Accountant) bears to the total amount of such disputed items submitted. This provision will be specifically enforceable by the Parties, and the decision of the Independent Accountant in accordance with the provisions hereof will be final and binding with respect to the matters so arbitrated and there will be no right of appeal therefrom. (c) The “Final Closing Statement” will be (i) in the event that no dispute notice is delivered by Seller to Buyer, or Seller notifies Buyer that it has no such disputes or objections to the Buyer Closing Statement, in each case prior to the expiration of the Review Period, the Buyer Closing Statement delivered by Buyer to Seller pursuant to Section 2.6(a); (ii) in the event that a dispute notice is delivered by Seller to Buyer prior to the expiration of the Review Period, the Buyer Closing Statement delivered by Buyer to Seller pursuant to Section 2.6(a), as adjusted pursuant to the agreement of Seller and Buyer in writing; or (iii) in the event that a dispute notice is delivered by Seller to Buyer prior to the expiration of the Review Period and Seller and Buyer are unable to agree on all matters set forth in such dispute notice, the Buyer Closing Statement delivered by Buyer to Seller pursuant to Section 2.6(a), as adjusted by the Independent Accountant to be consistent with the Resolved Matters and the final determination of the Independent Accountant of the Unresolved Matters in accordance with Section 2.6(b). In the event the Final Closing Statement is determined (x) pursuant to clauses (i) or (ii) of the immediately preceding sentence, Buyer will prepare the Final Closing Statement and calculate the Adjustment Amounts, if any, in each case in accordance with the terms of this Agreement, and deliver such items to Seller within three (3) Business Days following the determination thereof or (y) pursuant to clause (iii) of the immediately preceding sentence, Buyer 17 US 167664346 HB: 4845-7978-5147.2 and Seller shall cause the Independent Accountant to prepare the Final Closing Statement and calculate the Adjustment Amounts, if any, based on the Final Closing Statement, in accordance with the terms of this Agreement, and deliver such items to Seller and Buyer within three (3) Business Days following the delivery of the final written determination of the Independent Accountant to Seller and Buyer. (d) The parties agree to make the following payments (each, an “Adjustment Amount”) based upon the respective amounts set forth in the Final Closing Statement: (i) if the Company Indebtedness is greater than the Estimated Company Indebtedness, Seller will pay to Buyer the difference between the Company Indebtedness and the Estimated Company Indebtedness; (ii) if the Company Indebtedness is less than the Estimated Company Indebtedness, Buyer will pay to Seller the difference between the Estimated Company Indebtedness and the Company Indebtedness; (iii) if the Net Working Capital Adjustment is less than the Estimated Net Working Capital Adjustment, Seller will pay to Buyer the difference between the Estimated Net Working Capital Adjustment and the Net Working Capital Adjustment; (iv) if the Net Working Capital Adjustment is greater than the Estimated Net Working Capital Adjustment, Buyer will pay to Seller the difference between the Net Working Capital Adjustment and the Estimated Net Working Capital Adjustment; (v) if the Company Transaction Expenses are greater than the Estimated Company Transaction Expenses, Seller will pay to Buyer the difference between the Company Transaction Expenses and the Estimated Company Transaction Expenses; (vi) if the Company Transaction Expenses are less than the Estimated Company Transaction Expenses, Buyer will pay to Seller the difference between the Estimated Company Transaction Expenses and the Company Transaction Expenses; (vii) if the Excess Cash is greater than the Estimated Excess Cash, Buyer will pay to Seller the difference between the Excess Cash and the Estimated Excess Cash; and (viii) if the Excess Cash is less than the Estimated Excess Cash, Seller will pay to Buyer the difference between the Excess Cash and the Estimated Excess Cash. (e) If a Specified Producer Base Purchase Price Adjustment was made to the Purchase Price at Closing pursuant to Section 2.2(b)(ii) with respect to any Specified Producer, and such Specified Producer executes and delivers to Buyer the Buyer New Hire Documents within the thirty (30) day period after the Closing Date and does not repudiate or disavow such Buyer New Hire Documents within such thirty (30) day period, then the Specified Producer Base Purchase Price Adjustment attributable to such Specified Producer, as set forth on Exhibit 2.2(d), shall be paid within five (5) Business Days following the determination and delivery of the Final Closing Statement (such amount, if any, the “Specified Producer Base Purchase Price Adjustment Reversal Amount”). (f) The Adjustment Amount to be paid pursuant to Section 2.6(d)(i)-(viii) and Section 2.6(e) will be netted so that only Seller, on the one hand, or Buyer, on the other hand, is required to make a payment hereunder. Any payment required pursuant to Section 2.6(d) or Section 2.6(e) will 18 US 167664346 HB: 4845-7978-5147.2 be made within five (5) Business Days following the determination and delivery of the Final Closing Statement. This Section 2.6 will be the sole and exclusive remedy of the Parties with respect to the determination of the Purchase Price; provided, however, that in no event will Buyer or Seller be entitled to any duplicative recovery as a result of the rights and remedies afforded herein. Section 2.7 Method of Payment. All payments required under this Article II or any other provision of this Agreement will be made in cash by wire transfer of immediately available funds to such bank account or bank accounts designated in writing by the Person to which the applicable payment is due. Section 2.8 Purchase Price Allocation. Within 90 days after the Purchase Price has been deemed to be final pursuant to this Article II, Seller will deliver to Buyer a schedule that reasonably allocates the Purchase Price (together with any assumed Liabilities and any other items required to be taken into account as purchase consideration for U.S. federal income Tax purposes) among the assets of the Company in accordance with Sections 1060 and 338 of the Code and the Treasury Regulations promulgated thereunder (the “Allocation Schedule”). The Allocation Schedule will be consistent with the methodology set forth in Schedule 2.8. Buyer will have a period of 20 days after the delivery of the Allocation Schedule (the “Response Period”) to present in writing to Seller notice of any objections Buyer may have to the allocation set forth therein (an “Objections Notice”). Unless Buyer timely objects, such Allocation Schedule will be binding on the Parties, absent manifest error. If Buyer delivers an Objections Notice within the Response Period, Buyer and Seller will negotiate in good faith and use all reasonable best efforts to resolve such dispute in a manner consistent with the methodology set forth in Schedule 2.8. If the Parties fail to agree within 15 days after the delivery of the Objections Notice, then the disputed items will be resolved by the Independent Accountant in a manner consistent with the methodology set forth in Schedule 2.8, whose determination will be final and binding on the Parties. The Independent Accountant will resolve the dispute within 30 days after the item has been referred to it. For purposes of this Section 2.8, the costs, fees and expenses of the Independent Accountant will be borne equally by Buyer and Seller. Except as otherwise required by a final determination (within the meaning of Section 1313(a) of the Code or similar provision of applicable Tax Law), (a) Buyer and Seller will (and will cause their respective Affiliates to) report the national, federal, state, and local income and other Tax consequences of the transactions contemplated by this Agreement in a manner consistent with the purchase price allocation, as finally determined pursuant to this Section 2.8, and (b) neither Buyer nor Seller will (and neither party will permit its respective Affiliates to) take a position inconsistent with the purchase price allocation, as finally determined pursuant to this Section 2.8 on any Tax Return or filings (including any forms required to be filed pursuant to Section 1060 or 338 of the Code); provided, however, that nothing in this Agreement will prevent a Party from settling any proposed deficiency or adjustment by any Governmental Entity, or require a Party to litigate before any court any proposed deficiency or adjustment by any Governmental Entity, in each case, arising out of or challenging such purchase price allocation, as applicable. A final Allocation Schedule shall be reflected in writing by the Parties no later than 180 days from the final Purchase Price determination date or within 15 days of the above Independent Accountant determination. Each of Buyer and Seller will cooperate with the other in preparing IRS Form 8594 or any equivalent statements required by any Governmental Entity charged with the collection of any income Tax for filing within a reasonable period before its filing due date for the 2020 tax year. Section 2.9 Withholding. Notwithstanding anything to the contrary in this Agreement, Buyer shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as Buyer is required to deduct and withhold under applicable Tax Law. To the extent amounts are so deducted and withheld by Buyer, such deducted and withheld amounts (a) shall be remitted to the applicable Governmental Entity and (b) shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. 19 US 167664346 HB: 4845-7978-5147.2

ARTICLE III REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY Seller hereby represents and warrants to Buyer as follows: Section 3.1 Organization. (a) The Company is duly organized, validly existing and in current status under the Laws of the State of Wisconsin. The Company has all requisite power and authority to own, lease and operate its properties and to carry on its business as conducted on the date hereof. The Company is duly qualified or registered as a foreign business organization, as applicable, to transact business under the Laws of each jurisdiction where the character of its activities or the location of the properties owned or leased by it requires such qualification or registration, except where the failure of such qualification or registration would not, individually or in the aggregate, have a Material Adverse Effect. Seller has made available to the Buyer true and complete copies of the Charter Documents of the Company, as in effect on the date hereof. (b) Except for the Excluded Assets, and as set forth on Schedule 3.1(b), (i) the Company does not engage in any activities and does not have assets or liabilities arising out of, any business other than the Covered Business, and (ii) Seller does not own any beneficial interest in, is not a party to any Contract or transaction with, and does not otherwise have a financial interest in any Client Account, except as set forth in Schedule 3.23. Section 3.2 Capitalization. The Equity Interests constitute all of the issued and outstanding Equity Rights of the Company, are validly issued, fully paid, nonassessable and free of preemptive rights and are owned of record and beneficially by Seller free and clear of any Lien other than restrictions on transfer arising under state or federal securities laws. There are no options, warrants, convertible securities or other rights or Contracts of any character relating to the Equity Rights of the Company or obligating Seller to issue or sell any Equity Rights of the Company. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Equity Rights of the Company or to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. Section 3.3 Subsidiaries and Other Equity Rights. The Company does not have any Subsidiaries. Except as set forth in Schedule 3.3, the Company does not own, of record or beneficially, any Equity Rights in any Person. With respect to any Equity Right in any Person owned of record or beneficially by the Company, Schedule 3.3 sets forth (a) the type and class of such Equity Right, (b) the name of the issuer of such Equity Right and (c) to the extent Known by the Seller, the percentage ownership of all Equity Rights of the applicable issuer represented by such Equity Right (delineated by type and/or class of Equity Right, to the extent applicable). Seller has made available to Buyer true and complete copies of the Charter Documents in the possession of Seller or the Company for each entity in which the Company owns of record or beneficially an Equity Right, and has made reasonable efforts to obtain from the issuer of such Equity Right copies of any Charter Documents not in Seller’s or the Company’s possession. Section 3.4 Consents and Approvals; No Violations. Except as set forth on Schedule 3.4 and for the Antitrust Clearances, the execution, delivery and performance of this Agreement and the other Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not: (a) conflict with or result in any breach of any provision of the Charter Documents of the Seller or the Company; (b) require any filing with, or the obtaining of any permit, authorization, consent, waiver or approval of, any Governmental Entity; (c) violate, conflict with or result 20 US 167664346 HB: 4845-7978-5147.2 in a default (with or without due notice or lapse of time or both) under, or give rise to any right of modification, consent, approval, termination, cancellation or acceleration under, or a loss of any benefits by the Company under, any of the terms, conditions or provisions of any Business Contract, Insurance Contract or License; (d) violate any Law or Order applicable to the Company, by which or to which any portion of the Company’s properties or assets is bound, or to the Covered Business and (e) result in the creation or imposition of any Lien on any asset of the Company, (or the Covered Business) except for any Permitted Liens; excluding from the foregoing clauses (b) – (e), such requirements, violations, conflicts, defaults or rights which would not be material to the Company or the Covered Business, taken as a whole, and would not materially and adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement. Section 3.5 Financial Statements (a) The Financial Statements are attached as Schedule 3.5(a)(i). Except as set forth on Schedule 3.5(a)(ii), the Financial Statements have been prepared in all material respects in accordance with GAAP from the books and records of the Company consistently applied throughout the periods indicated. Except as set forth on Schedule 3.5(a)(iii), each balance sheet included in such Financial Statements (including any related notes and schedules) fairly presents in all material respects the financial position of the Company or the Covered Business (as applicable) as of the date of such balance sheet, and each statement of income included in the Financial Statements (including any related notes and schedules) fairly presents in all material respects the results of operations, as the case may be, of the Company or the Covered Business (as applicable) for the periods set forth therein, in each case in accordance with GAAP consistently applied during the periods involved, except as otherwise noted therein and subject to normal and recurring year-end adjustments (none of which are material) and the absence of notes. (b) The Trust Cash as of the Balance Sheet Date (including reasonable detail regarding the significant components thereof) is as set forth on Schedule 3.5(b). All Trust Cash is held in accounts owned by the Company. (c) The information contained in each Historical Production Spreadsheet is true and correct in all material respects as of March 31, 2020, subject to de minimis deviations for each individual Consultant covered thereby (which deviations are not material in the aggregate, in any event). (d) Schedule 3.5(d) sets forth the aggregate revenue assigned to the “house accounts” (i.e. the Client Accounts not assigned to any Consultant) as of March 31, 2020, which aggregate amount was $21,811,451 (the “Total House Account Amount”). Of the Total House Account Amount, $7,841,638 has been, or after the date hereof may be, coded or assigned to a Consultant. The remaining amount of the Total House Account Amount (equal to $13,969,814) has not been coded or assigned to a Consultant as of the date hereof (the “Non-Assignable House Account Amount”). (e) The information contained in the Retirement Plan Consulting Business Spreadsheet is true and correct in all material respects as of the date thereof, subject to de minimis deviations (which deviations are not material in the aggregate, in any event). (f) The Company and Seller maintain, and have each at all times since June 30, 2018, maintained, a system of internal accounting controls sufficient for a business such as the Covered Business, including to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations and (ii) transactions are recorded as necessary 21 US 167664346 HB: 4845-7978-5147.2 to permit preparation of financial statements for the Covered Business in conformity with GAAP. Neither the Company nor Seller (with respect to the Covered Business) has ever identified any fraud by any management or other employees who have a significant role in internal controls and, to Seller’s Knowledge, no such fraud has been alleged. Section 3.6 No Undisclosed Liabilities. Except as set forth on Schedule 3.6, the Company does not have any Liabilities required to be shown in the Financial Statements in accordance with GAAP, except (a) to the extent set forth on, reflected in, reserved against or disclosed in the most recent balance sheet included in the Financial Statements, (b) those Liabilities arising under this Agreement, (c) those Liabilities incurred in the Ordinary Course since the date of the most recent balance sheet included in the Financial Statements and (d) other Liabilities that are not material to the Company or to the Covered Business. Section 3.7 Absence of Certain Changes. Except as set forth on Schedule 3.7, since the Balance Sheet Date and through the date hereof, (a) the Covered Business has been conducted in the Ordinary Course, (b) there has not been any event, circumstance, change or effect that has had or could reasonably be expected to have a Material Adverse Effect and (c) the Company has not taken any of the actions contrary to the obligations described in clauses (d), (e), (g), (i), (j), (m), (n), (p) of Section 6.1. Section 3.8 Title To Assets. Except as set forth on Schedule 3.8, the Company has good and valid title, or in the case of leased property has valid leasehold interests in, all property and assets (whether real or personal), reflected in the Financial Statements or acquired after the Balance Sheet Date (including, without limitation, all Client Accounts and all records, files, data and other records related thereto, subject in all respects to the rights of the underlying clients of such Client Accounts), other than obsolete equipment sold or otherwise disposed of in the Ordinary Course since the Balance Sheet Date. All such properties and assets are free and clear of any Liens other than Permitted Liens. As of Closing, the assets of the Company, together with the services or rights to be provided by Seller or its Affiliates pursuant to the Transition Services Agreement and the New Real Estate Leases, will constitute all the assets that will be necessary for Buyer to continue to operate and conduct the Covered Business immediately following the Closing as currently conducted. Section 3.9 Real Property. (a) Schedule 3.9(a) lists the street address of each parcel of real property owned by the Company as of the date hereof (the “Owned Real Property”). As of the Closing, the Company will not own any real property, including the Owned Real Property. (b) Schedule 3.9(b) sets forth a correct and complete list of (i) all Contracts to which the Company is a party as of the date hereof pertaining to the lease of the Leased Real Property (each such Contract, a “Real Property Lease”) and (ii) each office location used in the Covered Business as of the date hereof. Except as set forth on Schedule 3.9(b) or as otherwise would not be material to the Company or the Covered Business taken as a whole, the Company has a valid leasehold interest in the Leased Real Property, free and clear of any Liens other than Permitted Liens. (c) With respect to each Real Property Lease, (i) the Company has not subleased, licensed or otherwise granted anyone the right to use or occupy any of the real property subject thereto, (ii) the Company has not collaterally assigned or granted any other security interest in any such leasehold estate or any interest therein (iii) the Company enjoys peaceful and undisturbed possession of the premises thereunder. (d) Except in the Ordinary Course or as set forth on Schedule 3.9(d), there are no condemnation or appropriation or similar proceedings pending or, to the Knowledge of Seller, 22 US 167664346 HB: 4845-7978-5147.2

threatened against any of the Owned Real Property or Leased Real Property or the improvements thereon, which, if occurring, pertain to the Leased Real Property or would have a Material Adverse Effect. The use and operation of the Owned Real Property and Leased Real Property in the conduct of the Covered Business do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement. Section 3.10 Intellectual Property; Privacy and Data Security. (a) Schedule 3.10(a) sets forth a list of all Company Registered Intellectual Property, the owner of such item, and the jurisdictions where each is registered (if any). To the Knowledge of Seller, all Company Registered Intellectual Property and Seller Marks are valid, subsisting, and enforceable, except as would not reasonably be expected to be material to the Company or the Covered Business. (b) Except set forth on Schedule 3.10(b), the Company is the exclusive owner of the material Company Intellectual Property, free and clear of all Liens other than Permitted Liens, or possesses adequate and valid rights to use the Company Intellectual Property and Seller Marks in the Covered Business. The Company has paid all maintenance fees, renewal fees or annuity expenses due for payment prior to the Closing Date for maintenance of the Company Registered Intellectual Property. (c) The Company has not granted any licenses or other agreements granting any rights with respect to any Company Intellectual Property to any Affiliate or third party, except in the Ordinary Course. (d) To the Knowledge of Seller, neither the use of Company Intellectual Property or Seller Marks by the Company nor the conduct of the Covered Business during the three (3) year period prior to the Closing Date has misappropriated, infringed upon or conflicted with any Intellectual Property rights of any third party in any material respect. No Person has asserted a written claim (or, to the Knowledge of Seller, otherwise threatened a claim) during the three (3) year period prior to the Closing Date against the Company alleging that it has violated, infringed on or otherwise improperly used the Intellectual Property rights of such party. (e) To the Knowledge of Seller, no infringement, misappropriation, or other violation of any material Company Intellectual Property by any third party is occurring. To the Knowledge of Seller, each Person who contributed to or was involved in the creation or development of any material Company Intellectual Property has signed a valid and binding agreement sufficient to transfer to the Company ownership of all right, title and interest of such Persons in such Intellectual Property. (f) Since June 30, 2018, except as would not be material to the Company or the Covered Business, taken as a whole, the Company and Seller (with respect to the Covered Business) have (i) implemented, enforced, and maintained appropriate safeguards, policies and procedures related to the privacy and security of Personal Information under applicable Laws, (ii) to Seller’s Knowledge, complied with all Privacy Obligations in all material respects, (iii) not received any notice or been subject to any action or complaints from any Person, including a Governmental Entity, asserting that the Company or the Covered Business is not in compliance with applicable Privacy Obligations, and (iv) not experienced any material loss, damage, or unauthorized access, modification, disclosure, use or breach of security of any database containing Personal Information that is or previously has been possessed or otherwise controlled by or on behalf of the Company or the Covered Business, and (v) not received any notices, inquiries, or complaints from any Person regarding any of the foregoing. 23 US 167664346 HB: 4845-7978-5147.2

(g) The Company and Seller (with respect to the Covered Business) (i) use commercially reasonable measures to appropriately protect the confidentiality, integrity and security of all Personal Information contained in any data systems possessed or otherwise controlled by the Company or Seller (with respect to the Covered Business) against any unauthorized use, access, interruption, modification, or corruption, and (ii) maintain commercially reasonable security, disaster recovery and business continuity plans, procedures to protect Personal Information. Section 3.11 Litigation. Except as set forth on Schedule 3.11, since June 30, 2018, there has been no Action pending or, to the Knowledge of Seller, threatened in writing against the Company or relating to the Covered Business by or before any Governmental Entity, which, if decided adversely would reasonably be likely to have a material impact on the Company or the Covered Business. To Seller’s Knowledge, neither the Company nor the Covered Business has ever been the subject of a verdict or judgment for punitive or exemplary damages in any Action. Except as set forth on Schedule 3.11, as of the date of this Agreement, neither the Company nor the Covered Business is subject to any outstanding material Order. Section 3.12 Compliance with Applicable Law. Except as set forth on Schedule 3.12, the Company and the Covered Business are and have since June 30, 2018 been in compliance in all material respects with all applicable Laws, and neither the Company nor the Seller has, since June 30, 2018, received any written notice from a Governmental Entity alleging such a violation by the Company or the Covered Business of any applicable Laws. Except as set forth on Schedule 3.12, to the Knowledge of Seller, no investigation or review by any Governmental Entity concerning any material violation of Law is pending or threatened against the Company or the Covered Business. Section 3.13 Business Contracts and Insurance Contracts. (a) Schedule 3.13(a) sets forth a correct and complete list of the following Contracts to which the Company is a party, or to which Seller or an Affiliate thereof is a party which relates to the Covered Business, (together, with the Real Property Leases, the “Business Contracts”) (other than the Seller Bonus Arrangements and the Material Insurance Contracts set forth on Schedule 3.13(c)): (i) all Contracts that individually involve contractually obligated payments to or from the Company, the Seller and/or an Affiliate of the Seller reasonably expected to be in excess of $300,000 on an annual basis; (ii) all Company Benefit Plans and material Associated Benefit Plans; (iii) all bonds, debentures, notes, loans, credit or loan Contracts or loan commitments, mortgages, indentures, guarantees or other Contracts relating to the borrowing of money or other Indebtedness; (iv) all leases (other than the Real Property Leases) involving any tangible personal property assets involving a contractually obligated payment of more than $300,000 individually by the Company on an annual basis; (v) all Contracts that provide payment, compensation or benefit, or accelerated vesting, upon or as a result of the execution of this Agreement or the Closing or in connection with the transactions contemplated by this Agreement; (vi) all Contracts (A) restricting the Company from, and/or imposing any limitations or penalties on the Company with respect to, engaging in or competing with 24 US 167664346 HB: 4845-7978-5147.2 any business activity in any geographic area or soliciting, accepting or hiring clients, employees, vendors or suppliers or other business relationships, (B) requiring the Company to deal exclusively with any Person with respect to any matter or that provide “most favored nation” pricing or terms to the other party to such Contract or any third party or (C) containing a right of first refusal or right of first offer, right of first negotiation or similar right in favor of a third party or otherwise; (vii) all Contracts relating to the acquisition or disposition of any Person or business pursuant to which the Company has ongoing economic obligations (including with respect to any continuing contingent earn-out or acquisition consideration to any seller(s) of businesses acquired by the Company prior to the date hereof) or any other material ongoing obligations; (viii) all Contracts by which the Company licenses Intellectual Property from or to any Person that individually involve contractually obligated payments to or from the Company in excess of $500,000 on an annual basis or which are otherwise material to the Company or the Covered Business, taken as a whole, excluding any Contracts licensing generally available mass market software under a click-wrap or shrink-wrap license or subscription service; (ix) all Contracts that provide for the assumption of any Tax, environmental or other Liability of any Person; (x) all Contracts with any Governmental Entity other than client Contracts entered into in the Ordinary Course; (xi) all Contracts that provide for any joint venture, partnership or similar arrangement; (xii) all Contracts that provide for the sharing of commissions, or require the Company, or Seller or any Affiliate of Seller as part of the Covered Business, to guarantee any amount or make any minimum payment; (xiii) all Contracts containing guarantees of performance at pre-defined service levels by the Company or the Covered Business; (xiv) all Contracts required to be listed in Schedule 3.23; (xv) all Contracts relating to the settlement, release, compromise or waiver of any material rights or Liabilities; and (xvi) all performance bonds, letters of credit or surety agreements and Contracts relating to any swap, forward, futures, warrant, option or other derivative transactions. (b) Seller has made available to Buyer true and correct copies of the Business Contracts, or in the case of oral Business Contracts, a summary of the material terms thereof. All Business Contracts and Material Insurance Contracts are in full force and effect and to the Knowledge of Seller, assuming the due authorization, execution and delivery by any other party thereto, are currently enforceable against the Company, Seller or Affiliate of the Seller, as applicable, party thereto (the “Seller Counterparty”) and, to the Knowledge of Seller, the other party thereto and, as of the Closing will be, if not previously terminated or expired, enforceable against the other party thereto in 25 US 167664346 HB: 4845-7978-5147.2 accordance with the express terms thereof, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity, except for such failures that would not be material to the Company and/or the Covered Business, taken as a whole. There does not exist under any Business Contract or Material Insurance Contract any event of default, event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder as of the date hereof, on the part of the Company or any other Seller Counterparty, except as set forth on Schedule 3.13(b) and except for such events of default, events, conditions, violations or breaches that would not be material to the Company and/or the Covered Business, taken as a whole. No party to any Business Contract has given written, or to Seller’s Knowledge, oral notice of an intention to exercise any termination rights with respect thereto. (c) Schedule 3.13(c) sets forth a list of the top 20 insurance companies or carriers for employee benefits and property and casualty insurance (measured by aggregate revenue of the Covered Business from such insurance companies or carriers for the year ended December 31, 2019) (the “Material Insurance Companies”) for which the Company or Seller, as part of the Covered Business, sells insurance policies, benefits, or coverage, along with a list of all Contracts relating to those relationships (the “Material Insurance Contracts”). The Company has not received any notice, and the Seller does not have any Knowledge, that any of the Material Insurance Companies has terminated, or intends to terminate, its relationship with the Company. (d) Except as would not be expected to be material to the Company and/or the Covered Business, taken as a whole, (i) the Company and each Consultant and Account Executive has an appointment to act as an agent for each insurance company from which such an appointment is used by the Company or such Consultant or Account Executive to conduct the Covered Business, (ii) each such appointment is valid and binding in accordance with its terms on the parties thereto, (iii) the Company is not a party to any Contract which, pursuant to its terms, prevents it from doing business with any insurance company or carrier, (iv) neither the Company nor, to the Knowledge of Seller, any insurance company or carrier has bound, or committed to bind, any insurance coverage for any liability, risk, cost, or expense, or in any amount of liability, risk, cost, or expense, or upon any terms or conditions, which exceeds its binding authority, and (v) neither the Company nor any Consultant or Account Executive is in default under any Contract with any insurance company or carrier with or through which it places insurance. Section 3.14 Taxes. Except as set forth on Schedule 3.14: (a) All Tax Returns of the Company required to have been filed with any taxing authority in accordance with any applicable Law have been duly filed, and all such Tax Returns are true, correct and complete in all material respects. No written claim has been received from any Governmental Entity in a jurisdiction where the Company does not file Tax Returns that such Company is, or may be, subject to taxation or to a requirement to file Tax Returns in such jurisdiction. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. (b) All Taxes required to be paid by the Company (whether or not shown on any Tax Return) have been paid. All Taxes required to be withheld and paid, or collected and paid, by the Company in connection with any amounts paid or owing to, or received or owing from, any employee, independent contractor, creditor, stockholder or other third party, have been timely withheld or collected, as applicable, and timely paid over to the proper Governmental Entity, and the Company has complied in all material respects with any reporting or documentation requirements in connection thereto. The Company has materially complied with applicable Laws that require the Company to 26 US 167664346 HB: 4845-7978-5147.2 receive and maintain certificates, forms, and other documents for exemption from withholding and remitting Taxes or collecting and remitting Taxes, as applicable. (c) There are no Liens for Taxes against any asset of the Company (other than for Taxes not yet due and payable). (d) The Company has been a disregarded entity for U.S. federal income tax purposes for its entire existence. Neither the Seller, the Company, nor any other Person has made an election under Law to have the Company treated as a corporation for federal, state or local income tax purposes. (e) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency which remains open. (f) The Company is not currently the subject of an audit, investigation, action, inquiry or other proceeding regarding any Tax or Tax Return by any Governmental Entity. The Company has not received any written notice from any Governmental Entity of an assessment or of an intent to open an audit or other review, and, to the Knowledge of the Seller, no such assessments, audits, or reviews have been proposed or threatened. (g) The Company is not a party to, or bound by, any Tax allocation, indemnity or sharing agreement that will have any effect after the Closing, other than, in each case, standard commercial agreements with third parties that are entered into in the ordinary course of business and are not primarily about Taxes. (h) The Company (i) has not been a member or a part of an affiliated group filing a consolidated U.S. federal income Tax Return (other than being included in a group the common parent of which is Associated Banc-Corp; and (ii) has no liability for the Tax of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by contract (other than (a) any contract that will be terminated prior to, and have no effect after, Closing, and (b) standard commercial contracts with third parties that are entered into in the ordinary course of business and are not primarily about Taxes); or otherwise. (i) The Company will not be required to include any item of income or gain in, or be required to exclude any item of deduction or loss from, Taxable income for any Taxable period ending after the Closing Date as a result of any: (i) change in accounting method for a Taxable period (or portion thereof) ending on or prior to the Closing Date; (ii) use of an improper method of accounting for a Taxable period (or portion thereof) ending on or prior to the Closing Date; (iii) closing or similar agreement described in Section 7121 of the Code (or similar provision of state, local or non-U.S. Tax Law) executed on or prior to the Closing Date; or (iv) installment sale or open transaction made on or prior to the Closing Date; (v) prepaid amount on or prior to the Closing Date. The Company does not currently use the cash method of accounting for Tax purposes. (j) The Company has not engaged in a “reportable transaction” as defined in Treasury Regulations Section 1.6011-4(b) or any comparable provision of state, local or non-U.S. Law. (k) The Company does not own an interest in any (i) controlled foreign corporation, (ii) deferred foreign income corporation or (iii) passive foreign investment company, in each case, as defined under the Code. The Company does not own an interest in any entity other than Benefit Advisors Network. The Company does not have a permanent establishment (within the meaning of 27 US 167664346 HB: 4845-7978-5147.2 an applicable Tax treaty) or otherwise have an office or fixed place of business in a country other than the United States. (l) No Person holds a power of attorney to act on behalf of Company with respect to Tax matters other than in connection with routine payroll and benefits matters entered into in the ordinary course of business. (m) The Company does not have any written requests for rulings or determinations in respect of any Tax pending with any Governmental Entity and has not received a ruling from any Governmental Entity with respect to any Tax. (n) The representations and warranties made in this Section 3.14 and, to the extent applicable to Taxes, Section 3.17 are the exclusive representations and warranties of Seller with respect to Taxes. (o) Seller makes no representation or warranty with respect to the existence, availability, amount, usability or limitations (or lack thereof) of any net operating loss, net operating loss carryforward, business interest carryforward, capital loss, capital loss carryforward, existing basis amount or other Tax attribute (whether federal, state, local or non-U.S.) of the Company after the Closing Date. Section 3.15 Environmental Matters. (a) To the Knowledge of Seller and except as set forth on Schedule 3.15, (i) the Company holds, and the Company is in material compliance with, all material Environmental Permits applicable to the Company required under Environmental Laws, and (ii) the Company is otherwise in compliance with applicable Environmental Laws as of the date hereof, except where the failure to be in compliance would not have a Material Adverse Effect. (b) To the Knowledge of Seller, during the last three years, the Company has not received written notice from any Governmental Entity that the Company is subject to any pending claim (i) based upon any provision of any Environmental Law and arising out of any act or omission of the Company or (ii) arising out of the ownership, use, control or operation by the Company of any facility, site, area or property from which there was a Release of any Hazardous Substance, which claim, if adversely resolved, would have a Material Adverse Effect. Section 3.16 Licenses and Permits. Except for such Licenses obtained in the Ordinary Course, Schedule 3.16 sets forth a correct and complete list of all material Licenses held by the Company. Except as set forth on Schedule 3.16, other than licenses required to be held by individual Consultants, the Company owns or possesses all Licenses that are necessary to enable it to carry on its operations and the operation of the Covered Business as presently conducted, except, in each case, where the failure to have a particular License would not be material to the Company and/or the Covered Business, taken as a whole. There are no Actions pending or, to the Knowledge of Seller, threatened, that would reasonably be expected to result in the revocation or termination of any License held by the Company, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is in compliance in all material respects with all such Licenses. Section 3.17 Employee Benefit Plans. (a) As of the date hereof, Schedule 3.17(a) sets forth a correct and complete list of each Company Benefit Plan and material Associated Benefit Plan. With respect to each Company Benefit 28 US 167664346 HB: 4845-7978-5147.2

Plan and each material Associated Benefit Plan, Seller has made available to Buyer (i) the current plan document and any amendments thereto, (ii) the most recent determination, opinion or advisory letter from the U.S. Internal Revenue Service (the “IRS”), (iii) the current summary plan description and any summary of material modifications and (iv) the most recently filed annual report. (b) Except as set forth on Schedule 3.17(b): (i) No Company Benefit Plan or Associated Benefit Plan is a “multiple employer plan” described in Section 413(c) of the Code, and the Company has not, within the last five years, contributed to, been required to contribute to, or otherwise had any Liability in connection with any “multiemployer pension plan” (as defined in Sections 3(37) or 4001(a)(3) of ERISA) or “multiple employer plan”; (ii) No Company Benefit Plan or Associated Benefit Plan is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA or Section 412 of the Code, and neither the Company nor Seller has incurred any Liability under Title IV of ERISA that has not been paid in full; (iii) Each Company Benefit Plan and material Associated Benefit Plan has been established and administered in all material respects in accordance with its terms and in compliance with applicable Laws, including ERISA and the Code; (iv) Each Company Benefit Plan and Associated Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code that is intended to be exempt from taxation under Section 501(a) of the Code has received a favorable determination letter from the IRS or other letter indicating that it is so qualified, or is in the process of obtaining such a letter. Nothing has occurred since the issuance of the IRS determination letters referred to in this Section 3.17(b)(iv) that would result in the revocation of any such IRS determination letters; (v) There is no pending or, to the Knowledge of Seller, threatened, Action (other than a routine claim for benefits) with respect to any Company Benefit Plan or Associated Benefit Plan that would result in any Liability to the Company; (vi) Payment as of the Closing Date has been fully made or adequately provided for on the books and consolidated financial statements of the Company or Seller, as applicable, with respect to: (i) all amounts and premiums which the Company or Seller is required, under the terms of all Associated Benefit Plans and Company Benefit Plans that pertain to the service providers of the Covered Business to have paid as contributions to such Associated Benefit Plans and Company Benefit Plans as of the last day of the most recent fiscal year prior to the Closing Date and (ii) all pro rata amounts which the Company or Seller is required to pay as contributions to each such Associated Benefit Plan or Company Benefit Plan for the fiscal year that includes the Closing Date; (vii) Neither the Company nor Seller provides, nor have they at any time provided, coverage under any welfare plan (including, but not limited to, life insurance, disability, medical, dental, prescription drugs, or accidental death or dismemberment) to any of the Company’s retirees, other than any continuation or conversion coverage which any such Company retiree may have purchased at his or her own expense; 29 US 167664346 HB: 4845-7978-5147.2

(viii) There have been no statements, either written or oral, or communications made or materials provided to any employee or former employee of the Covered Business by any Person that provide for or could be construed as a contract or promise (i) by the Company or Seller to provide for any pension, welfare, or other insurance-type benefits to any such employee or former employee of the Covered Business, whether before or after retirement, other than benefits under the Company Benefit Plans or Associated Benefit Plans or (ii) regarding continued employment or terms and conditions of employment with Buyer or the Company following the Closing; (ix) Each Company Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code and any award thereunder, in each case that is subject to Section 409A of the Code, (i) has at all times been operated in compliance in all material respects with Section 409A of the Code and all applicable IRS guidance promulgated thereunder and (ii) either (A) has at all times been in a form which complies with the requirements of Section 409A of the Code or (B) has been timely amended under guidance issued pursuant to Section 409A of the Code so that its terms and provisions comply with the requirements of Section 409A of the Code; and (x) Neither the execution and performance of this Agreement nor the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event) (i) constitute a stated triggering event under any Company Benefit Plan or Associated Benefit Plan that will result in any payment (whether of severance pay or otherwise) becoming due to any employee of the Covered Business, (ii) accelerate the time of payment or vesting or increase the amount of compensation due to any employee of the Covered Business under any Company Benefit Plan or Associated Benefit Plan, (iii) cause any employee of the Covered Business to accrue or receive additional benefits, service or accelerated rights to payment of benefits under any Company Benefit Plan or Associated Benefit Plan, (iv) directly or indirectly cause the Company or Seller to transfer or set aside any assets to fund or otherwise provide for benefits for any employee of the Covered Business or (v) subject any Person to Liability for Tax under Section 4999 of the Code or cause the loss of a deduction to Seller or the Company under Section 280G of the Code. Section 3.18 Labor Relationships. (a) (i) Schedule 3.18(a)(i) sets forth the following: a true, complete and accurate list, as of the date hereof and updated from time to time through the Closing, of each employee, independent contractor and director of the Covered Business, his or her date(s) of hire, position and title (and with respect to each Consultant I, Consultant II, and Consultant III, grouping such levels together (i.e., all Consultant I’s grouped together, all Consultant II’s grouped together, and all Consultant III’s grouped together)), current rate of compensation (including base salary, variable incentive compensation, annual discretionary bonuses and Sales Consultant Incentive Plan commissions, if any, and excluding any Seller Bonus Arrangements, which need not be set forth on Schedule 3.18(a)(i)), and payment received for the calendar year prior to the calendar year in which the Closing Date occurs under (A) any variable incentive compensation in the form of a formulaic incentive with the Covered Business (other than under a Sales Consultant Incentive Plan), (B) annual discretionary bonus arrangement of the Covered Business or (C) the Sales Consultant Incentive Plan. In the case of an employee, Schedule 3.18(a)(i) shall also list whether such employee is hourly or salaried, whether such employee is exempt or non-exempt, the number of such employee’s accrued sick days and vacation days, whether such employee is absent from active employment and, if so, the date such employee became inactive, the reason for inactive status and, if applicable, the anticipated date of return to 30 US 167664346 HB: 4845-7978-5147.2 active employment. (ii) Schedule 3.18(a)(ii) includes a list of employees of the Covered Business whose employment has been involuntarily terminated within the ninety (90) day period preceding the date hereof and includes such employees’ positions and titles and the then-current rate of compensation as of his or her termination date. (iii) Except as disclosed on Schedule 3.18(a)(iii), neither the Company nor Seller has any unsatisfied Liability to any such previously terminated employee or independent contractor of the Covered Business. Seller has made available to Buyer all written employee handbooks, policies, programs and arrangements applicable to employees of the Covered Business. No Consultant is entitled to receive commissions (excluding any equity based compensation) in respect of renewal business at a rate that exceeds 30%. (b) None of the employees of the Covered Business are represented by a labor organization or group that was either voluntarily recognized or certified by any labor relations board (including the NLRB). (c) None of the employees of the Covered Business is a signatory to a collective bargaining Contract with any trade union, works council, labor organization or group. (d) No labor dispute, walk out, strike, hand billing, picketing or work stoppage involving the employees of the Covered Business has occurred, is in progress or, to the Knowledge of Seller, has been threatened in the last two years. (e) No Consultant, Account Executive, member of the Specialized Resources group, executive officer of the Company and/or the Covered Business has informed the Company or Seller, either orally or in writing, of any plans to terminate his, her or their employment with the Covered Business generally or as a result of the transaction contemplated hereby. (f) The Company has complied in all material respects with all applicable Laws, rules and regulations relating to labor, labor relations or employment, including, without limitation, any provisions thereof relating to equal employment opportunity, wages, hours, overtime regulation, employee safety and health, immigration control, drug testing, termination pay, paid sick leave, vacation pay, fringe benefits, collective bargaining and the payment and/or accrual of the same and all Taxes, insurance and all other costs and expenses applicable thereto, and the Company is not liable for any arrearage, or any Taxes, costs or penalties for failure to comply with any of the foregoing. Without limiting the generality of the foregoing, the Company has not incurred a violation of Part 6 of Subtitle B of Title I of ERISA or other applicable state insurance continuation Law, nor will any such violation occur as a result of the transactions contemplated hereby. As of the Closing Date, the Company will not incur, nor will it ever have incurred, Liabilities, penalties or other charges under the Worker Adjustment and Retraining Notification Act (“WARN”) or any similar state, local or foreign Law, and neither Seller nor the Company reasonably expects to conduct a layoff of any employees of the Covered Business as of or following the Closing Date (other than individual terminations for just cause), regardless of whether such layoff shall be deemed to effectuate or cause to be effectuated a “plant closing” or “mass layoff” (each as defined under WARN) or to trigger any statutory notice requirements under similar state Law. (g) Except as set forth on Schedule 3.18(g), Since June 30, 2018, there have not been any allegations, charges or complaints concerning employment discrimination, wage payment, overtime obligations or other issues pertaining to unlawful employment practices pending against the Covered Business or, to the Knowledge of Seller, threatened, nor to the Knowledge of Seller, is there any basis for any such allegation, charge or complaint. 31 US 167664346 HB: 4845-7978-5147.2

(h) To the Knowledge of Seller, no employee, director or independent contractor of the Covered Business is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, nonsolicitation, or proprietary rights agreement between such employee, director or independent contractor and any other Person that in any way adversely affects or will affect the performance of his or her duties as an employee, director or independent contractor of the Covered Business or the ability of the Company to conduct the Covered Business in the Ordinary Course. True and correct copies of any confidentiality, noncompetition, nonsolicitation, or proprietary rights agreements currently in force between Seller and/or the Company and each Consultant, Account Executive, member of the Specialized Resources group, executive officer of the Company and/or the Covered Business or any other service provider who has significant client-facing activities, as well as the form of any such agreement with any other employees, directors or independent contractors of the Covered Business, and any material variances therefrom, have been made available to Buyer. (i) All employees of the Covered Business are employees at will or otherwise employed such that the Covered Business may lawfully terminate their employment at any time, with or without cause, without creating any material cause of action against the Covered Business or otherwise giving rise to any material Liability of the Covered Business for wrongful discharge, breach of contract or tort or any other similar cause at law or in equity. (j) No current or former employee of the Covered Business or any other Person (including any current or former Consultant or Account Executive): (i) is party to any Contract or other arrangement with the Covered Business pursuant to which such Person has any direct or indirect right to acquire, purchase or otherwise obtain the right to provide insurance brokerage services to any client or prospective client of the Covered Business in exchange for the payment or delivery to the Covered Business of any consideration, whether such right currently exists or may exist in the future following the termination of such Person’s employment or service with the Covered Business or upon the passage of time or the occurrence of any other event, or who claims to have any ownership interest in the Covered Business as it relates to any client or former client; or (ii) is party to any Contract or arrangement with the Covered Business that specifies an amount (or a formula for an amount) that may be payable by such employee of the Covered Business or other Person, whether in the form of liquidated damages or otherwise, if such employee or other Person directly or indirectly solicits, calls upon or accepts any business form any client or prospective client. (k) During the 24-month period preceding the date of this Agreement, (i) to the Seller’s Knowledge, neither the Company nor Seller (with respect to the Covered Business) or any of its Affiliates have hired any employee or independent contractor in violation of any restrictive covenant, non-compete agreement or non-solicitation agreement to which such employee or independent contractor is a party and (ii) no Person has made a written allegation or asserted a written claim that any Seller Party has hired any employee or independent contractor in violation of any such restrictive covenant, non-compete agreement or non-solicitation agreement. Section 3.19 Certain Fees. Except as set forth on Schedule 3.19, neither the Company nor Seller has employed any broker, finder, investment banker, or other intermediary or incurred any Liability for any investment banking fees, financial advisory fees, brokerage fees, finders’ fees, or other similar fees in connection with this Agreement or the transactions contemplated hereby. Section 3.20 Bank Accounts. Schedule 3.20 lists each bank or depository account used by the Company in connection with its business operations, along with a list of each signatory or Person authorized to access or transact business with respect to such accounts. 32 US 167664346 HB: 4845-7978-5147.2

Section 3.21 Material Clients. Schedule 3.21(a) is a list of the top twenty clients based on revenue generated for the Covered Business for the twelve-month periods ended on December 31, 2019 and on March 31, 2020 (each, a “Material Client”), including the amount of revenue generated and the commissions and/or fees received from or with respect to each such Material Client for such twelve-month periods. Except as set forth on Schedule 3.21(b), since January 1, 2019, no Material Client has discontinued or materially reduced, or provided written notice of its intention to discontinue or materially reduce, its business relationship with the Covered Business. Section 3.22 Insurance. Schedule 3.22 sets forth a list, as of the date hereof, of each insurance policy currently in effect to which the Company is an insured party or is named as an additional insured party or that provides insurance coverage for the Covered Business (each, a “Company Insurance Policy”), identifying for each such policy the holder thereof. True, correct and complete copies of each Company Insurance Policy held by the Company and a summary of the coverage provided under any Company Insurance Policy held by Seller or any of its Affiliates under which the Company or the Covered Business is covered (which summary will be limited to the type of coverage, name of the insurer, term, limits and deductible or underlying limits of each such Company Insurance Policy) has been made available to Buyer. With respect to each such Company Insurance Policy: (a) the Company Insurance Policy is valid, binding and in full force and effect; (b) since April 30, 2017, there have been no changes in any material respect in the coverage, limits or other terms of any Company Insurance Policy; (c) all premiums with respect each Company Insurance Policy covering all current periods have been paid to the extent due; (d) since April 30, 2017, neither Seller nor the Company have received any written notice of cancellation, non-renewal of, premium increase with respect to, or alteration of coverage under, any of such Company Insurance Policies to the extent relating to the Company or the Covered Business; (e) since April 30, 2017, neither Seller nor the Company have received a written reservation of rights or a written notice that any material claim for coverage relating to the Company or the Covered Business has been denied other than routine notices acknowledging claims or setting forth a standard reservation of rights; (f) such Company Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of the Company; and (g) except as set forth on Schedule 3.22(g), since the last renewal of the each Company Insurance Policy (other than any Company Insurance Policy held by LPL and made available to the Covered Business in connection with the LPL Networking Contract), the Company has notified the applicable insurer of any Action or other matter Known by Seller as of the date hereof for which insurance coverage could be available thereunder. With respect to each Company Insurance Policy: (w) Seller and its Affiliates (including the Company) are in compliance in all material respects with the terms of each Company Insurance Policy, (x) the consummation of the transactions contemplated hereby will not affect or impair the availability of insurance coverage for the Company or the Covered Business under any such Company Insurance Policy, (y) each such Company Insurance Policy names the Company as an insured on that Company Insurance Policy or contains an endorsement naming the Company as a named or additional insured and (z) the coverage limits under each Company Insurance Policy have not been exhausted or impaired. Section 3.23 Related Person Transactions. Except as set forth on Schedule 3.23, neither Seller, its Affiliates, nor any director or officer of the Company or any spouse, domestic partner, parent, stepparent, child, stepchild, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister- in-law or Affiliate of any director or officer of the Company (a) is party to any agreement or arrangement with the Company or has any interest in any property (real, personal or mixed, tangible or intangible) used in or pertaining to the Company or the Covered Business, except for employment agreements with officers entered into in the Ordinary Course (each a “Related Person Transaction”) or (b) owns, directly or indirectly, any interest in any Person which is a competitor, vendor or client of the Company or the Covered Business other than, if such Person is a public company, the ownership of less than 3% of the outstanding equity interests of such Person. 33 US 167664346 HB: 4845-7978-5147.2

Section 3.24 Underwriting Risk. The Company does not own, or have any investment or interest in, any captive insurance company or insurance carrier or underwriter. The Company is not a party to any Contract which would require the Company to assume any underwriting risk and has not otherwise done so. Section 3.25 Fiduciary and Third-Party Funds. The Trust Cash held by the Company in a fiduciary capacity to meet the obligations of the Covered Business to clients or insurance companies or carriers is at least equal to the amounts required to be held in a fiduciary capacity pursuant to premium trust and other applicable Laws (including, for the avoidance of doubt, as required by state regulatory authorities and other Governmental Entities) or pursuant to any Contracts with such carriers and insurance companies relating to the Covered Business. The assets held by the Company on behalf of third parties with respect to which it has check writing or electronic funds transfer authority are held, administered and disbursed in accordance with the terms of applicable Contracts with third parties and all applicable Laws. All accounts (including trust accounts) of the Company at banks or other financial accounts have been reconciled to the books and records of the Company. Section 3.26 Certain Regulatory Matters. (a) As the Covered Business is currently conducted, the Company is not required to be registered as (i) an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, (ii) an investment adviser under the Investment Advisers Act of 1940 or (iii) a broker-dealer under the Securities Exchange Act of 1934. Except as would not be expected to be material to the Company, taken as a whole, (A) since June 30, 2018 each producer who has marketed, sold, negotiated, serviced, administered, managed, provided advice with respect to or otherwise transacted (“Transacted”) business for the Company or as part of the Covered Business, at the time such producer Transacted any such business was duly and appropriately licensed or registered as a producer (for the type of business Transacted by such producer), in each case, in the particular jurisdiction in which such producer Transacted such business, (B) there have been no material violations by any producer of any applicable Laws in connection with the marketing, purchase, offer or sale of products for the Company, including with respect to material omissions or representations, conflicts of interest, churning, twisting, suitability, conservation, surrender, investment or allocation of funds, market timing, late trading, replacement, fictitious bids or quotes and (C) all compensation paid to each such producer was in all material respects paid in accordance with applicable Laws. There are no disciplinary proceedings or investigations by any Governmental Entity pending, or to Seller’s Knowledge, threatened against any of the producers or employees of the Covered Business with respect to any licenses or registrations held by them. To Seller’s Knowledge, there has been no occurrence or set of circumstances that may give rise to any disciplinary proceeding or investigation of the nature described in the preceding sentence. (b) Each client to which the Covered Business provides investment management, advisory, subadvisory or other services that is (i) an employee benefit plan, as defined in Section 3(3) of ERISA that is subject to Title I of ERISA or any other plan or account subject to Section 4975 of the Code, (ii) a person acting on behalf of such a plan or account or (iii) an entity whose assets include the assets of such a plan or account within the meaning of Section 3(42) of ERISA, has been managed by the Company such that (A) the exercise of such management or provision of any services is in compliance in all material respects with the applicable requirements of ERISA and Section 4975 of the Code and (B) none of the Company or any of its representatives have engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975(c) of the Code that would subject it to liability or Taxes under Section 502(i) of ERISA or Section 4975(a) of the Code, in the case of clauses (A) and (B) above, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company or the Covered Business, taken as a whole. 34 US 167664346 HB: 4845-7978-5147.2

Section 3.27 Anti-Corruption and Anti-Bribery Laws. (a) During the five (5) years preceding the date of this Agreement, neither the Company, Seller (with respect to the Covered Business) nor, any of their respective directors, officers, employees, or, to the Knowledge of the Seller, any other Persons acting for or on behalf of the Company or Seller has, directly or indirectly, in connection with the Covered Business: (i) improperly made, offered or promised to make or offer any payment, loan or transfer of anything of value, including any reward, advantage or benefit of any kind, to or for the benefit of any government official, candidate for public office, political party or political campaign for the purpose of (A) influencing any act or decision of such government official, candidate, party or campaign, (B) inducing such government official, candidate, party or campaign to do or omit to do any act in violation of a lawful duty, (C) obtaining or retaining business for or with any Person, (D) expediting or securing the performance of official acts of a routine nature or (E) otherwise securing any improper advantage; (ii) paid, offered or promised to pay or offer any unlawful payment of any nature; or (iii) otherwise violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., or any other applicable anti-bribery Law in any material respect. For purposes of this Section 3.27, “government official” includes any officer or employee of a government or any department, agency or instrumentality thereof (including wholly or partially owned enterprises or institutions), or of a public international organization or any other Governmental Entity, or any person acting in an official capacity for or on behalf of any such government or department, agency or instrumentality, or for or on behalf of any such public international organization or any other Governmental Entity. (b) No investigation or review by any Governmental Entity with respect to the Company, Seller, any of their respective directors, officers, employees, or other Persons acting for or on behalf of the Company, in each case, in respect of the Covered Business, is pending or, to the Knowledge of the Seller, threatened. Neither the Company nor the Seller has received any written notice or communication of any currently existing noncompliance of the Covered Business in any material respect with any applicable Law that has not been cured as of the date of this Agreement. Section 3.28 Competing Business. Schedule 3.28 sets forth a description of any Competing Business engaged in by Seller and its Affiliates as of the date hereof (other than the Covered Business). Section 3.29 NO OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III AND IN ARTICLE IV, SELLER DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. SELLER MAKES NO REPRESENTATION OR WARRANTY TO BUYER WITH RESPECT TO, AND BUYER WILL NOT BE ENTITLED TO RELY ON: (a) ANY PROJECTIONS, ESTIMATES OR BUDGETS HERETOFORE DELIVERED TO OR MADE AVAILABLE TO BUYER OR ANY INFORMATION REGARDING FUTURE REVENUES, EXPENSES OR RESULTS OF OPERATIONS OF THE BUSINESS; OR 35 US 167664346 HB: 4845-7978-5147.2

(b) EXCEPT AS EXPRESSLY COVERED BY A REPRESENTATION AND WARRANTY CONTAINED IN THIS ARTICLE III OR ARTICLE IV, ANY OTHER INFORMATION OR DOCUMENTS (FINANCIAL OR OTHERWISE) MADE AVAILABLE TO BUYER OR ITS COUNSEL, ACCOUNTANTS OR ADVISERS WITH RESPECT TO THE COMPANY OR THE COVERED BUSINESS, INCLUDING THE CONFIDENTIAL INFORMATION MEMORANDUM. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER Seller hereby represents and warrants to Buyer as follows: Section 4.1 Authorization. The Seller is duly organized, validly existing and in good standing under the laws of the United States. Seller has the requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party by Seller and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all required action on the part of Seller. This Agreement and the Ancillary Agreements to which it is a party have been duly executed and delivered by Seller, and do, when duly executed by all other parties thereto and delivered by Seller, constitute the valid and binding agreements of Seller enforceable against Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies. Section 4.2 Equity Interests Ownership. Seller is the record and beneficial owner of all the Equity Interests. The Seller has, and at the Closing will have, good title to the Equity Interests free and clear of any Lien other than restrictions on transfer arising under state or federal securities laws. The Equity Interests will be transferred to Buyer at the Closing free and clear of any Liens, other than restrictions on transfer arising under state or federal securities laws. Section 4.3 Consents and Approvals. Except as set forth on Schedule 4.3 and for the Antitrust Clearances, the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of and compliance with the terms and conditions hereof and thereof do not and will not (a) violate or conflict with any provision of the Charter Documents of Seller, or with any resolution or authorization adopted by the governing body or equity holders of Seller, (b) violate or conflict with any Order applicable to Seller or by which Seller or any of its properties or assets is bound, (c) violate or conflict with any Law or arbitration award applicable to Seller, (d) require any filing with, or the obtaining of any permit, authorization, consent, waiver or approval of, any Governmental Entity, excluding from the foregoing clauses (b)-(d) such requirements, violations, conflicts, defaults or rights which would not materially adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement or any Ancillary Agreement to which it is a party. Section 4.4 Certain Fees. The Company will not be responsible for any broker, finder or investment banker fee or commission or other similar fees in connection with this Agreement or the transactions contemplated hereby based on any commitments made by or on behalf of Seller. Section 4.5 Litigation. There is no Action pending or, to the Knowledge of Seller, threatened against or by or affecting Seller or any Affiliate of Seller by or before any Governmental Entity or by any 36 US 167664346 HB: 4845-7978-5147.2

third party which: (a) relates to the Equity Interests, (b) challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement or the Ancillary Agreements or (c) would, individually or in the aggregate, reasonably be expected to materially adversely affect, delay or restrict Seller’s performance under this Agreement or the Ancillary Agreements to which it is a party or its ability to consummate the transactions contemplated hereby and thereby. ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER Buyer hereby represents and warrants to Seller as follows: Section 5.1 Organization. Buyer is a limited liability company duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of Delaware, and has the corporate power and authority to own, lease and operate its assets and to carry on its business as now being conducted. Section 5.2 Authorization. Buyer has the corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which it is a party have been duly authorized, executed and delivered by Buyer and do, when duly executed by all parties thereto and delivered by Buyer, constitute the valid and binding agreements of Buyer, enforceable against Buyer in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies. Section 5.3 Consents and Approvals; No Violations. Except for the Antitrust Clearances, the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party, the consummation of the transactions contemplated hereby will not: (a) conflict with or result in any breach of any provision of the Charter Documents of Buyer; (b) require any filing with, or the obtaining of any permit, authorization, consent, waiver or approval of, any Governmental Entity; (c) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, License, agreement, lease or other contract, instrument or obligation to which Buyer is a party or by which Buyer or any of its assets may be bound; or (d) violate any Law or Order applicable to Buyer, excluding from the foregoing clauses (b)-(d) such requirements, violations, conflicts, defaults or rights which would not materially adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement or any Ancillary Agreement to which it is a party. Section 5.4 Litigation. There is no Action pending or, to the knowledge of Buyer, threatened against or by or affecting Buyer or any Affiliate of Buyer by or before any Governmental Entity or by any third party which: (a) challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement or the Ancillary Agreements or (b) would, individually or in the aggregate, reasonably be expected to materially adversely affect, delay or restrict Buyer’s performance under this Agreement or the Ancillary Agreements or ability to consummate the transactions contemplated hereby and thereby. Section 5.5 Financial Capability. Buyer has, and will have available as of the Closing Date, cash on hand, available lines of credit or other sources of funding sufficient to fully fund all of Buyer’s obligations under this Agreement, including the payment of (a) the Purchase Price, as adjusted, and any other amounts required to be paid pursuant to this Agreement, and (b) all fees and expenses and other 37 US 167664346 HB: 4845-7978-5147.2 payment obligations required to be paid or satisfied by Buyer in connection with the transactions contemplated by this Agreement. Section 5.6 Solvency. Buyer is not entering into the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company. Buyer is Solvent as of the date of this Agreement and, assuming (a) the satisfaction of the conditions to Seller’s obligation to consummate the transactions contemplated by this Agreement, (b) that the representations and warranties set forth in Articles III and IV are true and correct, and (c) that any estimates, projections or forecasts made available by Seller and/or the Company with respect to the Covered Business have been prepared in good faith based upon assumptions that were and continue to be reasonable, and after giving effect to the consummation of the transactions contemplated hereby, at the Closing, Buyer and the Company (on both a stand-alone and on a combined basis) will, after giving effect to all of the transactions contemplated by this Agreement, including the payment of the Purchase Price, be Solvent as of immediately after the Closing Date. Section 5.7 Independent Review. Buyer has conducted its own independent review and analysis of the Company and the Covered Business and its condition, cash flow and prospects, and acknowledges that Buyer has been provided access to the properties, premises and records of the Company and the Covered Business as Buyer has deemed necessary for this purpose, including to certain projections, including projected statements of operating revenues and income from operations of the Company and the Covered Business and certain business plan information. Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Buyer is familiar with such uncertainties and that Buyer is taking full responsibility for its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it, including the reasonableness of the assumptions underlying such estimates, projections and forecasts. Buyer is knowledgeable about the industries and sectors in which the Company and the Covered Business operates and is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and is able to bear the substantial economic risk of such investment for an indefinite period of time. In entering into this Agreement, Buyer has relied exclusively upon its own investigation and analysis and the representations and warranties contained herein, and Buyer: (a) acknowledges that: (i) it has had the opportunity to visit with the Company and meet with its officers and other representatives to discuss the Covered Business and its condition, cash flow and prospects and (ii) materials and information requested by Buyer have been provided to Buyer to Buyer’s reasonable satisfaction; (b) acknowledges that it has undertaken such due diligence (including a review of the assets and liabilities of the Company) as Buyer deems adequate; (c) acknowledges that, except as set forth in Article III and Article IV, none of Seller, the Company, nor any of their respective partners, officers, employees, Affiliates, agents or representatives makes, and that Buyer has not relied on, any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Buyer or its agents or representatives prior to the execution of this Agreement; (d) agrees, to the fullest extent permitted by Law, that none of Seller, the Company, nor any of their respective partners, directors, officers, employees, Affiliates, agents or representatives will have any Liability or responsibility whatsoever to Buyer on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information provided or made available, or statements made, to Buyer prior to the execution of this Agreement; and 38 US 167664346 HB: 4845-7978-5147.2

(e) acknowledges that, none of Seller, the Company, nor any of their respective partners, officers, employees, Affiliates, agents or representatives makes, has made or will be deemed to have made, and that Buyer has not relied on, any representation, warranty, covenant or agreement, express or implied, with respect to the Company or the Covered Business, other than the representations, warranties, covenants and agreements of Seller that are expressly set forth in this Agreement. Notwithstanding the foregoing, this Section 5.7 shall not apply to any Legal Disputes based on fraud. Section 5.8 Purchase for Investment. (a) Buyer is acquiring the Equity Interests solely for investment for its own account and not with the view to, or for resale in connection with, any “distribution” (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”)) thereof. Buyer understands that the Equity Interests have not been registered under the Securities Act or any state or foreign securities Laws. (b) Buyer is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. Section 5.9 Certain Fees. Buyer has not employed any broker, finder, investment banker, or other intermediary or incurred any Liability for any investment banking fees, financial advisory fees, brokerage fees, finders’ fees or other similar fees in connection with this Agreement or the transactions contemplated hereby. ARTICLE VI COVENANTS Section 6.1 Conduct of the Business. Seller agrees that, during the period from the date of this Agreement to the Closing, except as otherwise expressly contemplated by this Agreement, including with respect to the Seller Bonus Arrangements, or as consented to by Buyer in writing (which consent will not be unreasonably withheld, conditioned or delayed), except with respect to clauses (a)-(c), (f) (with respect to Owned Real Property), (g) (h), (l), (o), (r), (v) and (w) in respect of which Buyer may grant or withhold its consent in its sole discretion, Seller will (with respect to the Covered Business) and will cause the Company to: (a) not amend the Company’s Charter Documents; (b) not authorize for issuance, issue, sell, pledge, encumber or deliver or agree or commit to issue, sell, pledge, encumber or deliver any of the Company’s Equity Rights, or issue any securities convertible into, exchangeable for or representing a right to purchase or receive, or enter into any Contract with respect to the issuance of, the Company’s Equity Rights; (c) not (i) split, combine or reclassify any of the Company’s Equity Rights, (ii) redeem or otherwise acquire any of the Company’s Equity Rights or (iii) make any dividends or distributions in respect of its Equity Rights; provided, that the Company may pay in full prior to the Closing (A) Cash distributions in respect of its equity interests that do not result in the Company having a negative amount of Cash and (B) distributions of the Excluded Assets; (d) conduct the Covered Business and the business of the Company in the Ordinary Course and use commercially reasonable efforts to maintain and preserve intact the present business 39 US 167664346 HB: 4845-7978-5147.2 operations and good will related to the Covered Business, including not terminating the services of the key officers and key employees of the Covered Business and preserving its relationships with, and the good will of, vendors, carriers, clients and other Persons with whom it has a material business relationship relate to the Covered Business in a manner consistent with past practice; (e) not mortgage, pledge or subject to any Lien or security interest (other than Permitted Liens) any material asset of the Company or the Covered Business, or in the case of the Company, incur any Indebtedness; (f) not cancel or terminate, or modify or amend any existing Real Property Lease enter into any new leases or subleases of real property or acquire an ownership interest in any real property; (g) in the case of the Company, other than with respect to any Combined Tax Return, not (i) make, amend or revoke any material Tax election; (ii) adopt, amend or revoke any Tax accounting method, (iii) file any amended Tax Return, (iv) enter into any “closing agreement” regarding Taxes with any Governmental Entity, (v) settle any Tax claim or assessment, or (vi) surrender any right to claim a refund of Taxes; (h) not enter into any Contracts or arrangement (i) restricting the Company from, and/or imposing any limitations or penalties on the Company with respect to, engaging in or competing with any business activity in any geographic area or soliciting, accepting or hiring clients, employees, vendors or suppliers or other business relationships, (ii) requiring the Company to deal exclusively with any Person with respect to any matter or that provide “most favored nation” pricing or terms to the other party to such Contract or any third party or (iii) containing a right of first refusal or right of first offer, right of first negotiation, most favored nation or similar right in favor of a third party or otherwise; (i) not enter into guarantee, lease, indemnity, surety bond, letter of credit or letter of comfort or any other obligation that would become an Indemnified Guarantee; (j) not make any change to its methods of accounting policies or practices, except as required by changes in GAAP or other applicable Law; (k) not (i) amend in a manner adverse to the Covered Business or terminate (prior to its expiration) any Business Contract or Material Insurance Contract, (ii) waive, release or assign any material rights or claims under any Business Contract or Material Insurance Contract or (iii) other than in the Ordinary Course, enter into any Contract that would have been a Business Contract had it been entered into prior to the date of this Agreement; (l) not enter into any Contract, arrangement or transaction constituting a Related Person Transaction; (m) in the case of the Company, not make capital expenditures in excess of $200,000 in the aggregate; (n) not acquire or dispose of (whether by merger, consolidation, acquisition of Equity Rights or assets or otherwise), directly or indirectly, any business, line of business or material assets, or dispose of any assets other than the disposition of obsolete equipment in the Ordinary Course; (o) not adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation or recapitalization of the Company; 40 US 167664346 HB: 4845-7978-5147.2

(p) in the case of the Company, not make any material loans, advances or capital contribution to, or investments in, any other Person or acquire Equity Rights of any other Person; (q) other than as required by the terms of any Company Benefit Plan or Associated Benefit Plan or applicable Law or with respect to base salary increases in connection with promotions in the Ordinary Course, not (i) grant or increase any severance or termination entitlement to any employee of the Covered Business (or amend any such existing severance or termination pay arrangement), (ii) enter into any employment, deferred compensation or other similar agreement with any employee of the Covered Business (or amend any such existing agreement), (iii) increase compensation, bonus or other benefits payable to any employee of the Covered Business or (iv) adopt, amend or terminate any Company Benefit Plan or Associated Benefit Plan unless such adoption, amendment or termination is equally applicable to the employees of Seller and its Affiliates and Company Employees alike; (r) terminate the employment of any Consultant, Account Executive, Specialized Resource or other employees of the Covered Business with significant client-facing activities, except in circumstances that require immediate termination for cause consistent with Seller’s personnel policies and customary practice; provided, that Seller shall provide reasonable notice to Buyer of the termination of any such employee of the Covered Business or, to the extent such disclosure is not prohibited by applicable Law in reasonable opinion of Seller’s counsel, and, for the avoidance of doubt, reasonable notice may be given by Seller promptly after the termination has occurred depending on the circumstances; (s) in the case of the Company, not enter into, amend or terminate any collective bargaining agreement; (t) (i) not initiate or commence any material claim or Action or (ii) settle any material claim or Action except for monetary settlements paid before the Valuation Time which do not impose any continuing obligations on the Company after the Closing other than confidentiality obligations or other obligations that (A) are not reasonably expected to have any effect on the Company’s ability or right to solicit, acquire, retain or service clients or prospective clients and (B) will not have an effect on the ongoing operations of the Covered Business; (u) not cancel, modify, terminate or transfer, or agree to the cancellation, modification, termination or transfer of, any Company Insurance Policy that is held by Company as of the date hereof, or any other Company Insurance Policy or other liability insurance policy covering the Company or the Covered Business that is owned, maintained or controlled by an entity other than the Seller or any Affiliate, without obtaining comparable substitute insurance coverage, and with respect to each such Company Insurance Policy that is a “claims made” policy, securing the extension of the reporting terms for each such Company Insurance Policy to a date at least three years subsequent to the Closing Date or taking whatever steps the Buyer may reasonably request in connection with the purchase of a “tail” policy providing for continued coverage of the Company and the Covered Business for a period extending at least three years following the Closing Date, covering all liabilities accruing with respect to the Company and the Covered Business prior to the Closing Date; (v) except for those Actions set forth as Items 3 and 5 on Schedule 3.22(g) (to the extent the facts and circumstances underlying such Actions have not changed materially), fail to provide notice under any Company Insurance Policy of any Action or other matter that is Known by Seller prior to Closing and for which insurance coverage may be available under any Company Insurance Policy (other than any Company Insurance Policy held by LPL and made available to the Covered 41 US 167664346 HB: 4845-7978-5147.2

Business in connection with the LPL Networking Contract), it being understood, for the avoidance of doubt, that those Actions set forth as Items 1, 2 and 4 on Schedule 3.22(g) shall be so notified; (w) not code to any Consultant any Client Account that comprises the revenue included in the Non-Assignable House Account Amount; or (x) not agree in writing, or otherwise, to take any action described in this Section 6.1. Section 6.2 Access to Information. (a) Subject to the last sentence of this Section 6.2(a) and to Section 6.10(l), between the date of this Agreement and the Closing, Seller will (i) give Buyer and its authorized representatives reasonable access to the books, records, work papers, representatives, offices and other facilities and properties of the Company and of Seller (to the extent relating to the Covered Business), (ii) permit Buyer to make such inspections thereof as Buyer may reasonably request, (iii) and will cause the officers of the Company to furnish Buyer with such financial and operations data and other information with respect to the Company and the Covered Business as Buyer may reasonably request and (iv) and will cause the employees, counsel, financial advisors and other representatives of the Company and Seller to cooperate with Buyer in its investigation of the Company and the Covered Business; provided, however, that any such investigation will be conducted during normal business hours under the supervision of the applicable personnel of Seller or its Affiliates and in such a manner as to maintain the confidentiality of this Agreement and the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement and not interfere unreasonably with the operations of the Company. Notwithstanding the foregoing, Buyer and its counsel, environmental consultants, investment bankers, financial sources, lenders and other representatives will not, prior to the Closing, conduct any environmental assessments, studies, investigations, monitoring, or other inquiries pertaining to Environmental Laws or Hazardous Substances and relating to the Leased Real Property, including any Phase I environmental site assessment, Phase II environmental site assessment, or invasive sampling of soil, groundwater, air, any other environmental media, or building materials or equipment. Further, notwithstanding the foregoing, (A) Buyer will not have access to personnel records of the Company relating to individual performance or evaluation records, medical history, or other similar information the disclosure of which is not permitted under applicable Law and which could subject Seller or its Affiliates to risk of Liability and (B) Seller shall not be required to provide or cause to be provided access to or disclose or cause to be disclosed information where such access or disclosure would jeopardize the attorney-client or other privilege, contravene any applicable Law after taking into account whether the Buyer is willing to enter into a customary joint defense agreement or similar arrangement, or with respect to competitively sensitive information, whether a clean-team approach could resolve any issues under applicable Law with disclosing such information. In the event Seller does not provide access or information pursuant to (B) above, Seller will provide notice to the Buyer that such information is being withheld and Seller will cause the Company to use its reasonable best efforts to communicate, to the extent feasible, the applicable information in a way that will not violate the applicable privilege or applicable Law. (b) For the avoidance of doubt, Buyer’s access to any information provided to it under Section 6.2(a) shall be subject to Section 5.7. (c) All information furnished or provided by Seller, the Company, or any of their respective Affiliates or representatives to Buyer or its representatives in connection with the transactions contemplated hereby (whether furnished before or after the date of this Agreement) will be held subject to the Confidentiality Agreement, and Buyer (and its Affiliates) shall at all times comply with all applicable securities Laws in connection with its use of any such information. 42 US 167664346 HB: 4845-7978-5147.2

(d) Following the Closing, Buyer agrees to (i) provide reasonable access to the personnel of the Company to Seller and its authorized representatives and (ii) give Seller and its authorized representatives reasonable access to the books, records, work papers, offices and other facilities and properties of the Company, in each case to the extent necessary for Seller to satisfy any legal, accounting or regulatory obligation or similar reasonable business purpose relating to the period on or before the Closing Date; provided, however, that any such access to the personnel of the Company will be conducted during normal business hours under the supervision of the applicable personnel of Buyer or its Affiliates and in such a manner as to maintain the confidentiality of this Agreement and the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement and not interfere unreasonably with the operations of the Company; provided, further, that Buyer shall not be required to provide or cause to be provided access to or disclose or cause to be disclosed information where such access or disclosure would jeopardize the attorney-client or other privilege, contravene any applicable Law after taking into account whether the Seller is willing to enter into a customary joint defense agreement or similar arrangement. In the event Buyer does not provide access or information pursuant to the preceding sentence, Buyer will provide notice to the Seller that such information is being withheld and Buyer will use its reasonable best efforts to communicate, to the extent feasible, the applicable information in a way that will not violate the applicable privilege or applicable Law. For the avoidance of doubt, all information made available to Seller or its authorized representatives under this Section 6.2(d) shall be subject to Section 6.12(e). Section 6.3 Consents and Regulatory Filings. (a) The Parties will cooperate and use their respective reasonable best efforts to obtain all Licenses, consents, approvals, authorizations, qualifications and Orders of Governmental Entities and other third parties necessary, as promptly as practicable, to consummate the transactions contemplated by this Agreement, including (i) making or causing to be made all notifications, filings and submissions required to obtain the Antitrust Clearance and (ii) obtaining the approvals required under Sections 4001.253 and 4151.211 of the Texas Insurance Code. The Parties will use their respective reasonable best efforts to supply any additional information, including requests for production of documents and production of witnesses for interviews or depositions, that may be requested by any Governmental Entity for the purpose of obtaining Antitrust Clearances and obtaining the approvals required under the Texas Insurance Code. In addition to the foregoing, Buyer agrees to provide such information as to financial capability, resources and creditworthiness as may be reasonably requested by any third party whose consent or approval is sought in connection with the transactions contemplated hereby. (b) Seller and Buyer will use their best efforts to make all initial filings required under the HSR Act with respect to the transactions contemplated by this Agreement as soon as reasonably practicable following the date of this Agreement, and in all events such filings shall be made within seven (7) Business Days following the date of this Agreement, and will make any other appropriate filings pursuant to other applicable Antitrust Laws, if any, with respect to the transactions contemplated by this Agreement as promptly as practicable. Each of Seller and Buyer will promptly furnish to the other such necessary information and reasonable cooperation as the other may reasonably request in connection with its preparation of any filing or submission that is necessary under the HSR Act or any other applicable Antitrust Laws. Each of Seller and Buyer will promptly provide the other with copies of all written communications (and memoranda setting forth the substance of all oral communications) between each of them, any of their respective Affiliates or any of its or their respective representatives, on the one hand, and any Governmental Entity, on the other hand, with respect to this Agreement or the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of Seller and Buyer will promptly notify the other of the receipt and content of any oral or written communication, inquiries or requests for additional 43 US 167664346 HB: 4845-7978-5147.2 information it receives from any Governmental Entity in connection therewith and will promptly (i) reasonably cooperate with each other in connection with any filing or submission and in connection with any investigation or any inquiry; (ii) provide the other with a description of the information provided to any Governmental Entity with respect to any such oral or written communication, inquiry or request; (iii) permit the other Party to review and consider in good faith the other Party’s reasonable comments in any communication given by it to any Governmental Entity; and (iv) to the extent practicable and permitted by such applicable Governmental Entity, give the other Party or its counsel the opportunity to attend and participate in all meetings, substantive telephone calls or conferences with any Governmental Entity. Notwithstanding anything to the contrary in this Agreement (including this Section 6.3), nothing contained herein shall require any party to disclose to the other party (A) documents filed pursuant to Item 4(c) and 4(d) of the Notification and Report Form under the HSR Act or communications regarding the same documents, (B) information submitted in response to any request for additional information or documents which reveal such party’s negotiating objectives or strategies regarding the transactions contemplated hereby, (C) information relating to business and investments of Buyer’s Affiliates other than USI Advantage Corp. and its Subsidiaries, (D) any information for which disclosure is prohibited by any Governmental Entity or (E) any information for which disclosure would waive applicable legal privilege. (c) Neither Buyer nor Seller will, and each will cause its respective Affiliates not to, take any action that could reasonably be expected to adversely affect the approval of any Governmental Entity of any of the aforementioned filings. (d) Notwithstanding any provision of this Agreement to the contrary, Buyer will use its reasonable best efforts to obtain all necessary consents, approvals, Orders or waivers of Governmental Entities, and to avoid or eliminate each and every impediment under any Antitrust Laws that may be asserted by any Governmental Entity so as to enable the Parties to close the transactions contemplated by this Agreement, including (i) supplying promptly any additional information and documentary material that may be requested by a Governmental Entity pursuant to the HSR Act or any other Antitrust Laws and (ii) agreeing to any restrictions or limitations on any businesses, operations, assets or contractual freedoms of any such businesses or operations (provided, that any such commitment or transaction involving the Company (or any of its assets or business) may be subject to the occurrence of the Closing). For the avoidance of doubt, Buyer will take any and all actions necessary in order to remedy or otherwise address the concerns (whether or not formally expressed) of any Governmental Entity under the HSR Act or any other Antitrust Laws, including divesting, disposing of, restricting, or holding separate all or a material portion of the businesses or assets of Buyer or any of its Affiliates or the Covered Business (each of the actions described in this Section 6.3(d), an “Antitrust Concession”); provided, however, that notwithstanding anything to the contrary in this Agreement (including Section 6.3(c) and Section 6.3(d)), nothing contained in this Agreement shall be construed to require Buyer to cause any Person to take any action other than USI Advantage Corp. and its controlled Affiliates. (e) In connection with this Section 6.3, if any Action is instituted (or threatened to be instituted) challenging the transactions contemplated by this Agreement as violative of any Antitrust Laws, the Parties will jointly (to the extent practicable) use their respective reasonable best efforts to (i) oppose or defend against such Action and (ii) take such action as necessary to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, including by appeal if necessary of any Order that makes illegal or prohibits the consummation of the transactions contemplated by this Agreement; provided, that any commitment 44 US 167664346 HB: 4845-7978-5147.2 or transaction involving the Company (or any of its assets or business) may be subject to the occurrence of the Closing. (f) If requested by Buyer, Seller shall cause the Company to agree to any Antitrust Concession; provided that (i) none of Seller’s Affiliates (other than the Company) shall be required to make any Antitrust Concession and (ii) neither Seller nor the Company shall be required to agree to any Antitrust Concession that is not conditioned upon consummation of the transactions contemplated by this Agreement. Seller shall not, and shall not permit any of its Affiliates or the Company to, make or agree to any Antitrust Concession, without Buyer’s prior written consent. (g) Buyer shall have the responsibility for, and shall pay, 50% of filing fees associated with filings pursuant to the HSR Act and any other applicable Antitrust Laws, and Seller shall have responsibility for, and shall pay, the other 50% of such filing fees. (h) Within five (5) days after the date of this Agreement, Seller shall, or Seller shall cause the Company to, deliver the written notices required as a result of, or requests for consents in connection with, the transactions contemplated by this Agreement under those insurance company or carrier Contracts set forth on Schedule 6.3(h), which notices and requests for consent shall be in form and substance reasonably acceptable to Buyer. Section 6.4 Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each of the Parties will cooperate, and use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws for such Party to consummate the transactions contemplated by this Agreement as promptly as practicable after the date hereof. The Parties agree, with respect to a threatened or pending, preliminary or permanent Law or Order that would adversely affect the ability of the Parties to consummate the transactions contemplated hereby, to use their respective reasonable best efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be. The Parties further agree to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement. Section 6.5 Public Announcements. Except as otherwise agreed to by the other Party, neither Party will issue any report, statement or press release or otherwise make any public statements or filings with respect to this Agreement and the transactions contemplated by this Agreement; provided, however, (i) each Party and its respective Affiliates may issue a report, statement or press release or otherwise make a public statement or filing with respect to this Agreement and the transactions contemplated by this Agreement (including, without limitation, filing this Agreement with the Securities and Exchange Commission) as required, in such Party’s reasonable discretion, by applicable Law or the rules of any stock exchange, and (ii) Buyer or its Affiliates may issue a report, statement or press release or otherwise make a public statement or filing with respect to this Agreement and the transactions contemplated by this Agreement as required, in Buyer’s reasonable discretion, by any credit agreement, indenture or other debt instrument to which the Buyer or any of its Subsidiaries is subject, and in each case the disclosing Party shall use its reasonable efforts to give the other Party advance opportunity to review and comment on such release or announcement (and the disclosing Party will consider in good faith the comments received from the other Party). The Parties acknowledge and agree that without prior consultation with or approval of Seller, Buyer may provide on a confidential basis general information about the subject matter of this Agreement and the Company in connection with Buyer and its Affiliates’ fund raising, marketing, informational or reporting activities. Section 6.6 Prior Knowledge. If Buyer obtains actual knowledge on or prior to the Closing Date of the existence or occurrence of any fact or event which has caused, or is reasonably expected to 45 US 167664346 HB: 4845-7978-5147.2 cause, any inaccuracy or breach by Seller of any representation or warranty contained in Article III or Article IV hereof that is reasonably likely to cause the failure of any condition set forth in Section 7.3(a), then Buyer will as soon as practicable after obtaining such actual knowledge notify Seller of such matter in writing. No failure by Buyer to inform Seller of such fact or event as provided herein will constitute a waiver and release by Buyer of any rights it may have hereunder to delay the Closing or terminate this Agreement or otherwise as a result of such representation or warranty being untrue or inaccurate because of such fact and Buyer shall have no obligation to conduct any investigation. Section 6.7 Supplemental Disclosure. Seller shall, from time to time prior to the Closing, by notice in accordance with the terms of this Agreement, supplement or amend any Schedule or add a Schedule with a corresponding reference to be added to this Agreement (each, a “Supplement”), including one or more Supplements to correct any material matter that would have been required to be set forth or described in the Schedules. Each Supplement shall be accompanied by reasonably detailed factual supporting information relating to all matters disclosed therein. In the event that any Supplement includes a certification from the Seller that the matters disclosed in such Supplement are reasonably likely to cause the failure of the condition set forth in Section 7.3(a) to be satisfied, then Buyer will be entitled to terminate this Agreement pursuant to Section 8.1(d) by delivery of a written termination notice to Seller within five (5) Business Days after delivery by Seller of such Supplement. If Buyer does not provide a written termination notice pursuant to and in accordance with Section 8.1(d) within five (5) Business Days after receiving any such Supplement referred to in the immediately preceding sentence, then Buyer will be deemed to have waived for all purposes of this Agreement all rights and remedies (including its right not to consummate the transactions contemplated by this Agreement due to the failure of the condition set forth in Section 7.3(a)) hereunder or under applicable Law arising out of the breach of any representations and warranties of Seller disclosed in the applicable Supplement; provided, that if the time period during which Buyer has the right to terminate this Agreement pursuant to Section 8.1(d) would extend beyond the Closing Date, Buyer may, at any time, by providing written notice thereof to Seller, extend the Closing Date to the fifth (5 th ) Business Day that follows the last day on which such right is permitted to be exercised. For the avoidance of doubt, if a Supplement is delivered without a certification from Seller that the matters disclosed in such Supplement are reasonably likely to cause the failure of the condition set forth in Section 7.3(a) to be satisfied, then the Supplement shall neither cure any breaches by the Seller of this Agreement nor affect the rights and remedies of the Buyer set forth in this Agreement. Section 6.8 Tax Matters. (a) Tax Sharing Agreements. Any Tax sharing agreement between the Company, on the one hand, and Seller (or any Affiliate of Seller), on the other hand, will be terminated as of the Closing Date and will have no further effect for any Taxable year (whether the current year, a future year, or a past year). As of the Closing, the Company will not have any further obligations to Seller or its Affiliates, or have any liability, under any such Tax sharing agreement. (b) Responsibility for Filing Income Tax Returns for Periods Ending on or Before the Closing Date and Combined Tax Returns. Seller will be responsible for preparing and filing, and remitting any Taxes due with (except to the extent such Taxes were reflected as a Liability in the Final Closing Statement), (i) all Income Tax Returns of the Company for all periods ending on or prior to the Closing Date and (ii) all Combined Tax Returns. (c) Responsibility for Filing Other Tax Returns. Except for the Tax Returns described in Section 6.8(b), Buyer will, at its own expense, prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns of the Company that have not yet been filed and are required to be filed after the Closing Date. Seller will remit to the Buyer any Taxes owed by the Company with respect to any such Tax Returns for Taxable periods (or portions thereof) ending on or before 46 US 167664346 HB: 4845-7978-5147.2 the Closing Date no later than three days prior to the date such Tax Returns are filed, except to the extent such Taxes were reflected as a Liability in the Final Closing Statement. For purposes of this Section 6.8(c), in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the portion of such Tax that relates to the portion of such Taxable period ending on the Closing Date will (i) in the case of any Taxes other than Taxes based upon or related to income, receipts or transactions, be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the Straddle Period ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period and (ii) in the case of any Tax based upon or related to income, receipts or transactions (including income Taxes, withholding Taxes and sales and use Taxes), be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date; provided, that, exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) will be allocated between the period ending on the Closing Date and the period beginning after the Closing Date in proportion to the number of days in each period to the extent permitted by applicable Law. Any credits or estimated Tax payments relating to a Straddle Period will be taken into account as though the relevant Taxable period ended on the Closing Date. (d) Finalization of Other Returns. With respect to any Tax Return required to be filed after the Closing Date by Seller pursuant to Section 6.8(b)(i) or by Buyer pursuant to Section 6.8(c), in each case, for any Taxable period (or portion thereof) ending on or prior to the Closing Date, the preparing party will prepare the Tax Return in a manner consistent with past practice, unless otherwise required by applicable Law. The preparing Party will provide the other Party with copies of any such Income Tax Return and other material Tax Return, along with all material schedules, statements, workpapers and supporting documentation (the “Supporting Documentation”) promptly after the preparing Party has prepared such Tax Return and Supporting Documentation. The non- preparing Party will have the right to review any such Income Tax Return, other material Tax Return and Supporting Documentation; provided, that the preparing Party will not be required to request an extension of time for the filing of such Tax Return and the preparing Party will have the right to file such Tax Return even if the non-preparing Party has not completed its review of such Tax Return and Supporting Documentation or objects to any such Tax Return. If the non-preparing Party disputes any items shown on any such Income Tax Return or other material Tax Return, the non-preparing Party will notify the preparing Party within 20 Business Days after receiving such Tax Return and the Supporting Documentation. Buyer and Seller will negotiate in good faith and use commercially reasonable efforts to resolve any disputed items. If Buyer and Seller are unable to resolve any disputed items within 30 days after the receipt by the non-preparing Party of the Tax Return filed or proposed to be filed, such dispute will be resolved by the Independent Accountant, which will resolve any issue in dispute as promptly as practicable. Upon resolution of any dispute by Buyer and Seller or by the Independent Accountant’s delivery of its determination to Buyer and Seller, appropriate amendments will be made to the Tax Return and appropriate adjustments will be made to the Tax amount previously paid by Seller to Buyer in order to reflect the resolution by Buyer and Seller or the Independent Accountant’s determination, as the case may be. If such determination reflects an overpayment by Seller, Buyer will promptly pay, or will cause the Company to promptly pay to Seller an amount equal to such overpayment amount. The determination by the Independent Accountant will be final, conclusive and binding on the Parties. The fees and expenses of the Independent Accountant will be shared equally by Buyer and Seller. (e) Certain Taxes. All Transfer Taxes incurred in connection with the transactions contemplated by this Agreement will be borne 50% by Buyer and 50% by Seller, except for Transfer Taxes incurred in connection with the transactions contemplated by Section 6.18, which will be borne solely by Seller. Seller will prepare and timely file all Transfer Tax Returns and promptly provide a 47 US 167664346 HB: 4845-7978-5147.2 copy of such Tax Return to Buyer. Buyer and Seller will, and will cause their respective Affiliates to, reasonably cooperate to timely prepare and file any Tax Returns or other filings relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes. (f) Refunds. Any Tax refunds that are received by Buyer or the Company, and any amounts credited against Taxes to which Buyer or the Company becomes entitled (including any interest paid or credited with respect thereto), that relate to Tax periods or portions thereof ending on or before the Closing Date will be for the account of Seller except to the extent such refund was (i) included as a Current Asset in the calculation of Net Working Capital, or (ii) attributable to any carryback of a loss or credit generated in a Taxable period (or portion thereof) beginning after the Closing Date. Buyer will pay over to Seller an amount equal to such refund or amount of any such credit, net of any reasonable out-of-pocket costs (including Taxes) incurred in connection with the receipt thereof, within 15 days after receipt of such refund or claiming of such credit. Any such refunds or credits relating to any Straddle Period will be equitably apportioned between Buyer and Seller in accordance with Section 6.8(c). (g) Amendments to Returns. Following the Closing, Buyer will not (i) file any amended Tax Return for the Company for a Tax period (or portion thereof) ending on or before the Closing Date, or (ii) make, change or revoke any Tax election or change any accounting period or method of the Company with retroactive effect to any Tax period (or portion thereof) ending on or before the Closing Date, in each case, except (a) with the Seller’s consent (not to be unreasonably withheld, conditioned or delayed), or if such action could not result in a Tax liability to Seller or form the basis for an indemnity claim against the Seller hereunder. (h) Tax Cooperation. Buyer and Seller will cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns relating to the operations of the Company and any Action with respect to Taxes. Cooperation includes (i) the retention and (on the other Party’s request and at such Party’s expense) the provision of records and information that are reasonably relevant to the filing of any Tax Returns and any Action and (ii) making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement. Each of Seller and Buyer agree (A) to retain all books and records of the Company with respect to Tax matters pertinent to the Company relating to any Taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer, any extensions thereof) of the respective Taxable periods, and (B) to abide by all record retention agreements entered into with any Governmental Entity. Notwithstanding anything to the contrary in this Agreement, Seller shall not be required to provide Buyer any Combined Tax Returns or any Tax Returns or related work papers of Seller or any of its Affiliates that are not being transferred pursuant to this Agreement. (i) Tax Treatment. Buyer and Seller agree that the purchase and sale of the Equity Interests shall, for U.S. federal, state and local income tax purposes be treated as a purchase and sale of the assets of the Company, unless otherwise required by applicable Law. Buyer and Seller will (and will cause their respective Affiliates to) report the U.S. federal, state, and local income and other Tax consequences of the transactions contemplated by this Agreement in a manner consistent therewith. (j) Benefit Advisors Network. (i) To the extent permissible under applicable Law (including Section 706 of the Code) and the applicable governing documents of Benefits Advisors Network, the 48 US 167664346 HB: 4845-7978-5147.2

Parties shall use their reasonable best efforts to ensure that all items of income, gain, loss, deduction or credit of Benefit Advisors Network for the taxable year in which the Closing occurs that are attributable to the interests in such entity being transferred pursuant to this Agreement are allocated between Seller and Buyer based on an interim closing of such entity’s books as of the Closing. (ii) At Buyer’s request, Seller shall reasonably cooperate in requesting the agreement of Benefit Advisors Network to have in effect or make an election under Section 754 of the Code for the taxable year that includes the Closing Date so as to adjust the basis of the assets of such entity in accordance with Section 743(b) of the Code; provided that such an election is permitted under the terms of the applicable governing documents of Benefits Advisor Network. (k) Purchase Price Adjustment. Any amounts paid pursuant to this Section 6.8 will be treated as an adjustment to the Purchase Price for all Tax purposes to the extent permitted by applicable Law. (l) Transaction Expense Deductions. To the extent permitted by applicable Law, all Company Transaction Expenses will be deducted on Tax Returns for Tax periods, or portions thereof, that end on or prior to the Closing Date. Section 6.9 Preservation of Records. Except as otherwise provided in this Agreement, Buyer agrees that it will, and it will cause the Company to, (a) preserve and keep the records (including all accounting records) of the Company for a period of seven (7) years from the Closing, or for any longer periods as may be required by Law, and (b) make such records available to Seller as may be reasonably required by Seller in accordance with Section 6.2(d). This Section 6.9 shall not apply to Tax records, which are governed by Section 6.8(h). Section 6.10 Employees; Employee Benefits. (a) Buyer agrees that each employee of Seller listed on Schedule 6.10(a) who is not otherwise identified as a “Consultant” on Schedule 3.18(a)(i) who accepts an offer of employment from Buyer (the “Transferred Employees”) will, for a period of one year following the Closing Date, be provided with (i) employment at a location within a reasonable commuting distance not to exceed 25 miles from the primary location at which the employee worked immediately prior to the Closing, (ii) target total cash compensation opportunities (inclusive of base salary or wages and cash bonus opportunities, as applicable) substantially equal to those to which such Transferred Employees were entitled immediately prior to the Closing Date and (iii) other benefits that are of substantially similar benefit levels in the aggregate to the benefits provided by Buyer to its employees generally (excluding the Transferred Employees) who are similarly situated to such Transferred Employees (with the comparison of benefits under this clause (iii) determined with reference to benefits other than annual bonuses, deferred compensation arrangements and incentive and equity-based compensation plans). Notwithstanding the above, Seller shall provide Buyer a correct and complete list on the Closing Date of any employee described in this subsection who is absent on the Closing Date due to coverage under a short-term disability arrangement of the Seller or an Affiliate, and each such employee shall become a “Transferred Employee” on the date such employee is both (i) no longer covered under such short- term disability arrangement, and (ii) willing and able to return to active employment status with Buyer; provided, however, Buyer shall have no obligation to hire any such employee who has transitioned to a long-term disability arrangement of the Seller or an Affiliate as of or following the Closing Date. Seller may, from time to time prior to or at the Closing, by notice in accordance with 49 US 167664346 HB: 4845-7978-5147.2 the terms of this Agreement and advance written consent by Buyer, supplement or amend Schedule 6.10(a). (b) Commencing on the Closing Date, Buyer will, or will cause the Company to continue to, employ each employee of the Company who is not otherwise identified as a Consultant on Schedule 3.18(a)(i) (the “Continuing Employees”) (including each such employee who is absent due to vacation, holiday, illness or leave of absence). Notwithstanding the above, Seller shall provide Buyer a correct and complete list on the Closing Date of any employee described in this subsection who is absent on the Closing Date due to coverage under a short-term disability arrangement of the Seller or an Affiliate, and each such employee shall become a “Continuing Employee” on the date such employee is both (i) no longer covered under such short-term disability arrangement, and (ii) willing and able to return to active employment status with Buyer; provided, however, Buyer shall have no obligation to hire any such employee who has transitioned to a long-term disability arrangement of the Seller or an Affiliate as of or following the Closing Date. Buyer agrees that each Continuing Employee will, for a period of one year following the Closing Date, be provided with (i) target total cash compensation opportunities (inclusive of base salary or wages and cash bonus opportunities, as applicable) substantially equal to those to which such Continuing Employees were entitled immediately prior to the Closing Date and (ii) other benefits that are of substantially similar benefit levels in the aggregate to the benefits provided by Buyer to its employees generally (excluding the Continuing Employees) who are similarly situated to such Continuing Employees (with the comparison of benefits under this clause (ii) determined with reference to benefits other than annual bonuses, deferred compensation arrangements and incentive and equity-based compensation plans). (c) Buyer agrees to provide Consultants for one year following the Closing Date with other benefits that are of substantially similar benefit levels in the aggregate to the benefits provided by Buyer to its employees generally who are similarly situated to such Consultants (with the comparison of benefits determined with reference to benefits other than annual bonus, deferred compensation arrangements and incentive and equity-based compensation plans). (d) In connection with the employee communications and other actions contemplated by Section 6.10(l), Buyer shall offer and communicate the retention payments consistent with the parameters described on Exhibit 6.10(d) to such Consultants, Transferred Employees and Continuing Employees as are identified therein, which shall include each of the Specified Producers. Without limiting the foregoing, Buyer shall make the offers described in the preceding sentence to each of the Specified Producers within ten (10) calendar days after the date hereof. (e) On the Closing Date, Seller or the Company, as applicable, shall pay out to each Consultant an amount in cash equal to all paid time off entitlements earned by such Consultant prior to the Closing Date. (f) Immediately prior to the Closing Date, the Company shall transfer all assets and Liabilities associated with the SERP to Seller, if any, such that, as of and following the Closing Date, neither Buyer nor any its Affiliates shall assume or be responsible for any obligations or Liabilities under or with respect to the SERP. (g) To the extent permissible under the terms of the applicable Buyer Benefit Plans (as hereinafter defined) and in accordance with applicable Law, Buyer agrees to use commercially reasonable efforts to: (i) provide continuation coverage pursuant to Section 4980B of the Code and Section 601 of ERISA to Persons whose “qualifying event” occurs following the Closing Date with respect to any Consultant, Transferred Employee or Continuing Employee who primarily performed services for the Company following the Closing Date and his or her “qualified beneficiaries,” with 50 US 167664346 HB: 4845-7978-5147.2

“qualifying event” and “qualified beneficiaries” defined under Section 4980B of the Code and Section 601 of ERISA; (ii) to the extent permitted by applicable Law, assume, honor and be solely responsible for paying, providing or satisfying when due all vacation, sick pay and other paid time off for the Transferred Employees and Continuing Employees accrued but unused as of the Closing Date, on the terms and conditions applicable thereto that are in effect immediately prior to the Closing Date; (iii) cause the benefit plans, programs, practices, policies or arrangements maintained by Buyer following the Closing Date and in which any of the Consultants, Transferred Employees and Continuing Employees participate (the “Buyer Benefit Plans”) to recognize all costs and expenses incurred by the Consultants, Transferred Employees and Continuing Employees (and their respective dependents and beneficiaries) up to (and including) the Closing Date, for purposes of satisfying applicable deductible, co-payment, coinsurance, maximum out-of-pocket provisions and like adjustments or limitations on coverage under any such Buyer Benefit Plan, and to waive any preexisting condition, evidence of insurability, good health or actively-at-work exclusions for the Consultants, Transferred Employees and Continuing Employees; (iv) continue to provide paid time off for the remainder of the calendar year in which the Closing occurs and for the succeeding year under the vacation and holiday plan offered to Transferred Employees and Continuing Employees as of immediately prior to the Closing Date, to the extent more favorable than the vacation and holiday benefits provided under the applicable Buyer Benefit Plan, in which any such employee may instead be entitled to participate following the Closing Date; and (v) offer severance to the Transferred Employees and Continuing Employees upon termination during the one-year period starting on the Closing Date equal to the greater of (A) the severance payments and benefits that would have been offered pursuant to arrangements applicable to the Transferred Employees and Continuing Employees that were in effect immediately before the Closing Date as set forth on Exhibit 6.10(g) or (B) the severance payments and benefits offered pursuant to the applicable Buyer Benefit Plan; provided that if any such Transferred Employee or Continuing Employee either (1) has entered into an individual employment agreement containing a contractual severance component with the Company or Seller, as applicable, prior to the date hereof and does not enter into the Buyer New Hire Documents (as hereinafter defined), or (2) enters into any Buyer New Hire Documents containing a contractual severance component containing greater severance payments and benefits than what would be provided under clause (A) and (B) above, such Transferred Employee or Continuing Employee shall instead be entitled to receive the contractual severance payments and benefits offered pursuant to the applicable Contract. (h) Effective after the Closing Date, Buyer or its Affiliates will use commercially reasonable efforts to recognize, for purposes of determining eligibility to participate and vesting and accrual purposes under the Buyer Benefit Plans, as permitted by the terms of each such Buyer Benefit Plan, for the benefit of the Consultants, Transferred Employees and the Continuing Employees, all previous service with Seller and its Affiliates, including the Company, prior to the Closing Date to the extent such service was recognized under the corresponding Company Benefit Plan or Associated Benefit Plan covering such Consultants, Transferred Employees or Continuing Employees, except where credit would result in duplication of benefits. (i) Following the Closing and pursuant to Section 401(a)(31)(D) of the Code, Buyer shall permit its or an Affiliate’s tax-qualified defined contribution plan to accept rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code) in cash in an amount equal to the total value of the account balances distributed to the Consultants, Transferred Employees and Continuing Employees from any Associated Benefit Plan that is a tax-qualified defined contribution plan (a “Seller 401(k) Plan”). For purposes of this Section 6.10(i), the term “eligible rollover distribution” shall include (i) the amount of any unpaid balance of loans made to a Consultant, Transferred Employee or Continuing Employee, as applicable, under a Seller 401(k) Plan and (ii) the promissory note evidencing such loans, but shall expressly exclude 51 US 167664346 HB: 4845-7978-5147.2 any portion of an account balance that is comprised of Equity Rights in Seller. Seller and its Affiliates shall take all actions necessary to ensure that any Seller 401(k) Plan allows the Consultants, Transferred Employees and Continuing Employees to rollover distributions of their respective account balances (in cash and in loan notes, if any, evidencing loans to such employees as of the date of distribution). (j) Buyer and Seller agree to utilize or cause their respective Affiliates to utilize, the standard procedure set forth in Revenue Procedure 2004-53, 2004-2 C.B. 320, with respect to wage reporting. (k) Except as otherwise specifically provided herein, neither Buyer nor any its Affiliates shall assume any obligations or Liabilities under or with respect to, or receive any right or interest in any trusts relating to, any assets of or any insurance, administration or other contracts pertaining to, any of the Associated Benefit Plans. Except as otherwise specifically provided herein, all Consultants, Transferred Employees and Continuing Employees will cease, effective as of the Closing Date, any participation in and any benefit accrual under each of the Associated Benefit Plans, except as required by applicable Law. The Consultants, Transferred Employees and Continuing Employees shall continue participation under the Associated Benefit Plans which provide health, disability, severance, life insurance or similar benefits with respect to claims incurred by such employees and their eligible spouses, dependents or qualified beneficiaries, as applicable, on or prior to the Closing Date. (l) Buyer shall from the date hereof to the Closing Date, upon reasonable advance notice to Seller, be allowed to meet with Consultants and any other employee of Seller or the Company who becomes a Transferred Employee or Continuing Employee, as applicable, for the purpose of coming to terms of continued employment. The Company shall permit Buyer reasonable access to such Consultants, Transferred Employees and Continuing Employees to enable Buyer to present and discuss terms of employment, including requesting that each employee sign Buyer’s new hire documents for similarly situated employees of Buyer and its Affiliates (the “Buyer New Hire Documents”). Buyer shall not distribute templates of any Buyer New Hire Documents to any Consultants, Transferred Employees and/or Continuing Employees without Seller’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed). Buyer shall provide reasonable advance notice to Seller of, and Seller shall have the right to attend, any in-person, on-site meeting, and any phone calls or online presentations, in each case between Buyer and any group of Consultants, Transferred Employees and/or Continuing Employees. Seller agrees, on behalf of itself and the Company, to facilitate any communications with any such employees as reasonably requested by Buyer, subject to Seller’s prior review, comment and consent (which consent shall not be unreasonably withheld, conditioned or delayed) with respect to any broad-based communications. (m) To the extent that any current or former Consultant or other employee of the Covered Business has agreed to be bound by any employment agreement, offer letter, confirmation letter, equity or equity-based award agreement, confidentiality agreement, or severance or separation agreement with Seller or any of its Affiliates (other than the Company), in each case with restrictive covenants binding upon such Consultant or employee, (i) Seller agrees, at Buyer’s request, to cause Seller and its Affiliates to assign the rights intended to be rights of the Company, including rights with respect to restrictive covenants, and the obligations intended to be obligations of the Company (for the avoidance of doubt, excluding obligations under any Associated Benefit Plan, such as equity or equity-based incentive plans), under the applicable documents to the Company within a reasonable time period following such request, and/or (ii) Seller agrees, at Buyer’s request and expense, to seek to enforce the terms of such restrictive covenants in an appropriate forum, whether through injunctive relief or other form of available remedy. 52 US 167664346 HB: 4845-7978-5147.2

(n) To the extent permitted under applicable Law, if and to the extent that the Company is not already in possession and control of the personnel files for any Consultant or other employee of Seller or the Company who becomes a Transferred Employee or Continuing Employee, respectively, or any former employee of the Company who was employed by the Covered Business on or after October 1, 2018, prior to the Closing Seller shall cause such personnel files to be transferred to the Company. With respect to any former employee of the Covered Business whose employment with the Covered Business terminated before October 1, 2018, solely to the extent that Seller or any of its Affiliates have possession of the applicable files and records, Seller shall transfer such individual’s personnel files to the Company promptly if and when the Company notifies Seller in writing that such records are relevant to any Action or audit. (o) Nothing in this Agreement (i) shall require Buyer to continue to employ any particular Consultant, Transferred Employee or Continuing Employee following the Closing Date for any particular period of time, (ii) shall be construed to prohibit Buyer from amending or terminating any Buyer Benefit Plan or any other employee benefit program, plan, policy or arrangement, (iii) shall constitute or be construed as an amendment of any Buyer Benefit Plan or any other employee benefit program, plan, policy or arrangement or (iv) shall create or be intended to create any third- party beneficiary rights. Section 6.11 Use of Names and Trademarks. The Parties acknowledge that Seller and its Affiliates are retaining all rights with respect to the Seller Marks. As soon as reasonably practicable after the Closing Date, but in any event within 90 days after the Closing Date, Seller will, at its own expense and in cooperation and coordination with the Company, remove any and all exterior signs and other identifiers located on or attached to the Company’s property, building, vehicles, signs or premises that refer or pertain to or that include the Seller Marks. Additionally, as soon as reasonably practicable after the Closing Date, but in any event within 90 days after the Closing Date, Buyer will remove from all of the Company’s letterhead, envelopes, invoices, supplies, labels, product packaging and inserts, web sites, web site publications, promotional materials, marketing collateral, advertisements and other communications media of any kind, all references to the Seller Marks. Buyer acknowledges and agrees that it will have no right to use any of the Seller Marks or any derivative thereof after the conclusion of the 90-day period immediately following the Closing Date. Seller, on behalf of itself and its Affiliates, hereby grants to the Company a nonexclusive, fully-paid, royalty-free license to reproduce, display and otherwise use the Seller Marks solely (a) to the extent necessary to allow the Company to operate the Covered Business during such 90- day period and in a manner consistent with this Section 6.11, and (b) to the extent necessary to allow the Company to comply with the terms of any Contract relating to the Covered Business in effect as of Closing during the term thereof (excluding any renewal term). Section 6.12 Non-Solicitation. (a) For three (3) years after the Closing Date, Seller shall not, and shall cause its Affiliates not to, directly or indirectly: (i) solicit, service or accept any Active Client or Prospective Client (as defined below) for the purpose of providing products or services that are substantially similar to, within or competitive with the Covered Business; or (ii) request, induce or advise any Active Client or Prospective Client, or any Person who currently has, or has had, material business relationships with the Company or, solely with respect to relationships related to the Covered Business, Seller, during the two (2) year period preceding the Closing Date, to withdraw, curtail or cancel any of their business or relations with the Company or such business or relations with Seller. 53 US 167664346 HB: 4845-7978-5147.2

As used herein, the term “Active Client” shall mean any customer or client of the Company or Seller who purchased any products or services from the Company or Seller pertaining to the Covered Business within the two (2) year period preceding the Closing Date. “Prospective Client” means any Person, or a group of Persons, (x) who or which had been identified with reasonable particularity by the Company or Seller (or any of their respective representatives) in the business records of the Company or Seller within the two (2) year period preceding the Closing Date, as a possible client or customer of the Covered Business, (y) to whom a representative of the Company or Seller (with respect to the Covered Business) had communicated within the two (2) year period preceding the Closing Date in writing (including by e-mail) with respect to the provision of any services of the Covered Business. (b) Subject to Section 6.12(c), Seller agrees that, for three (3) years after the Closing Date, Seller shall not, and shall cause its Affiliates not to, engage, directly or indirectly in, or own an interest in, or manage, operate or control any Person engaged in, any business that is similar to, within or competitive with, the Covered Business (a “Competing Business”), in each case in Illinois, Wisconsin or Minnesota. (c) Nothing contained in Section 6.12(b) shall be construed to prohibit Seller and its Affiliates from: (i) acquiring or holding all or any portion of the assets or equity interests of any Person engaged in a Competing Business; provided, that if the Competing Business accounts for more than 10% of the revenues of such assets or such Person (based on the latest relevant annual financial statements), Seller will, or, if applicable, will cause its Affiliates to (A) limit such Covered Business or (B) divest a portion of the assets that constitute such Competing Business, in each case, within 12 months after the consummation of the acquisition such that following such limitation or divestment, the applicable Competing Business accounts for less than 10% of the revenues of such assets or such Person (based on the latest relevant financial statements); provided that, following such acquisition, the acquired business engages in the Competing Business (1) only in compliance with Section 6.12(a) and (2) only under a name that is not confusingly similar to the name “Associated Benefits and Risk Consulting”; (ii) acquiring, holding of investments or owning, directly or indirectly, any voting stock, capital stock or other voting equity interest of any Person engaged in a Competing Business, so long as such ownership interest represents not more than (A) 3% of the aggregate voting power of such Person if such Person is listed on any national securities exchange or national quotation system or (B) 5% of any private equity fund or alternative investment vehicle in which Seller or its Affiliates is a passive investor; provided, however, that in the case of (A) or (B) Seller and its Affiliates do not directly or indirectly participate in any way in the operation or management of the Competing Business; or (iii) continuing to engage in any business other than the Covered Business. (d) Seller agrees that, for three (3) years after the Closing Date, Seller and Affiliates shall not solicit for employment or hire any current or former Consultant or any Transferred Employee or Continuing Employee; provided that this Section 6.12(d) shall not prohibit Seller or its Affiliates from (i) conducting a general solicitation or advertisement that is not specifically directed at any of such individuals or groups of individuals, (ii) soliciting for employment or hiring any Transferred Employees or Continuing Employees who have not been employed or engaged by the 54 US 167664346 HB: 4845-7978-5147.2

Company or Seller for a period of six months prior to the date such individuals were first solicited for employment or (iii) soliciting for employment or hiring any Consultants, Transferred Employees or Continuing Employees whose employment or engagement with the Company is terminated by the Company. (e) Seller and its Affiliates shall treat and hold as confidential (i) any and all confidential or proprietary information, knowledge and data to the extent relating to the Company and/or the Covered Business and shall use commercially reasonable efforts to prevent the unauthorized use, dissemination or disclosure of such confidential or proprietary information, knowledge and data, and (ii) all confidential or proprietary information relating to the business of Buyer and its Affiliates that becomes known to Seller or its Affiliates in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, and not otherwise use such confidential or proprietary information (the confidential or proprietary information, knowledge and data set forth in clauses (i) and (ii), collectively, the “Buyer Confidential Information”), in each of clauses (i) and (ii), unless Buyer provides its prior written consent to such use or disclosure; provided, that Seller shall be permitted to disclose Buyer Confidential Information (A) to its respective representatives to whom such disclosure is necessary in the conduct of the business of Seller if such Persons are informed by Seller of the confidential nature of such Buyer Confidential Information and are directed by Seller to comply with the provisions of this Section 6.12(e) and (B) subject to the last sentence of this Section 6.12(e), as may be required by applicable Law. Seller shall be liable to Buyer for any breach by its Affiliates and representatives of this Section 6.12(e). The term “Buyer Confidential Information” shall not include any information that (1) at the time of disclosure is publicly available through no act or omission of Seller, (2) becomes available on a non-confidential basis from a third party source, so long as such source is not known by Seller to be bound by a confidentiality agreement with or other obligations of secrecy to Buyer, or (3) is developed independently by Seller without the use of Buyer Confidential Information, as evidenced by the internal records of Seller. Notwithstanding the foregoing, if Seller or its Affiliates or their respective representatives becomes legally compelled by Order or is required by the rules and regulations or any action of any applicable Governmental Entity or stock exchange to disclose any such Buyer Confidential Information, Seller shall, and shall direct its applicable Affiliates or representatives, (x) to the extent reasonably practicable and permitted by applicable Law, provide Buyer with reasonable prior written notice of such requirement so that Buyer may seek a protective order or other remedy (at Buyer’s expense), (y) if such protective order or other remedy is not obtained, furnish only that portion of such Buyer Confidential Information that is legally required to be provided and exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded to such Buyer Confidential Information, and (z) use commercially reasonable efforts to promptly furnish to Buyer a copy (in whatever form or medium) of such Buyer Confidential Information it intends to furnish or has furnished. (f) The undertakings in Section 6.12(a) through Section 6.12(e) are given to Buyer and to each of its Affiliates. Seller acknowledges that such undertakings are entirely independent restrictions and are no greater than is reasonably necessary to protect the interests of Buyer and its Affiliates. If the final judgment of a court of competent jurisdiction declares that any term or provision of Section 6.12(a), Section 6.12(b), Section 6.12(c), Section 6.12(d) or Section 6.12(e) is invalid or unenforceable, the Parties agree that such court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of the time within which the judgment may be appealed. 55 US 167664346 HB: 4845-7978-5147.2

Section 6.13 Guarantees; Commitments; Misdirected Payments. (a) After the Closing, Buyer and the Company, jointly and severally, will forever indemnify, defend and hold harmless Seller and any of its Affiliates against any Liabilities, that Seller or any of its Affiliates suffers, incurs or is liable for by reason of or arising out of or in consequence of: (i) Seller or any of its Affiliates issuing, making required payment under, being required to pay or reimburse the issuer of, or being a party to, any guarantee, indemnity, surety bond, letter of credit, letter of comfort or other similar credit support obligation in the nature of a financial obligation to the extent relating to the Covered Business (collectively, the “Indemnified Guarantees”); (ii) any claim or demand for payment made on Seller or any of its Affiliates with respect to any of the Indemnified Guarantees; or (iii) any Action by any Person who is or claims to be entitled to the benefit of or claims to be entitled to payment, reimbursement or indemnity with respect to any Indemnified Guarantees. (b) Buyer will use its reasonable best efforts to cause Seller and its Affiliates to be released, effective as of the Closing, in respect of all obligations of Seller and any of its Affiliates under each of the guarantees, leases, indemnities, letters of credit, surety bonds, letters of comfort, commitments, understandings, Contracts and other similar credit support obligations in the nature of a financial obligation of such Persons related to the Covered Business that would constitute Indemnified Guarantees if such obligations remain in effect at Closing through the delivery of replacement letters of credit or other credit support in favor of third party creditors who are beneficiaries of such obligations, or by Buyer or any of its Affiliates agreeing to provide replacement guarantees, in each case as shall be determined by Buyer or the Company with each such third party creditor. To the extent Seller and its Affiliates are not so released effective as of the Closing, Buyer will continue to use its reasonable best efforts and will cause the Company to use its reasonable best efforts to effect such release after the Closing. (c) Following the Closing, Seller and Buyer covenant and agree to promptly remit to the other Party (or Affiliate thereof) any payments received that are owed to the other Party (or Affiliate thereof). From and after the Closing, Seller will (and will cause its Affiliates to) forward promptly to Company any monies, checks or instruments received by Seller or any of its Affiliates after the Closing to the extent constituting any assets of the Company or the Covered Business. From and after the Closing, Buyer will (and will cause Company to) forward promptly to Seller any monies, checks or instruments received by Company after the Closing to the extent constituting any assets of the Seller or any of its Affiliates. Section 6.14 Termination of Intercompany Arrangements; Intercompany Balances. Except for the Ancillary Agreements or as set forth on Schedule 6.14, each Contract and other arrangement between the Company, on the one hand, and Seller or any of its Affiliates, on the other hand, will be terminated prior to or as of the Closing, without further liability or obligation (contingent or otherwise) of any party thereunder. At or prior to Closing, Seller shall provide Buyer with reasonably satisfactory evidence of the termination of all agreements required to be terminated pursuant to the preceding sentence. Prior to the Valuation Time, Seller shall, and shall cause its Affiliates to, settle all intercompany balances between the Company, on the one hand, and the Seller or any Affiliate of the Seller, on the other hand. Section 6.15 Contact with Customers, Suppliers and Other Business Relations. During the period from the date of this Agreement until the earliest of the Closing Date or the termination of this Agreement in accordance with its terms, Buyer hereby agrees that it is not authorized to and will not (and will not permit any of its employees, agents, representatives or Affiliates to) contact any employee (excluding executive officers and except as otherwise provided in Section 6.10(l)), customer, supplier or other material business relation of the Company or the Covered Business regarding the Company, the 56 US 167664346 HB: 4845-7978-5147.2

Covered Business or the transactions contemplated by this Agreement without the prior written consent of Seller. For the avoidance of doubt, this Section 6.15 shall not in any way limit the activities of Buyer’s or its Affiliates’ businesses where such activities do not relate to the Company, this Agreement or the transactions contemplated hereby. Section 6.16 Release and Directors’ and Officers’ Indemnification. (a) Effective as of the Closing, Buyer on behalf of itself and its past, present or future successors, assigns, employees, agents, equityholders, partners, Affiliates (including, following the Closing, the Company) and representatives (including their past, present or future officers and directors) (the “Releasors”) hereby irrevocably and unconditionally releases, acquits and forever discharges Seller and its predecessors, successors, parents, Subsidiaries and other Affiliates, and all of their respective current and former officers, directors, members, managers, shareholders, employees, agents and representatives, and each individual who was an officer or director of the Company at or prior to the Closing, of and from any and all Actions, damages, accounts and Liabilities (including attorneys’ fees) held by any Releasor, whether known or unknown, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, absolute or contingent, direct or derivative, to the extent arising out of or relating to Seller’s or its Affiliates’ ownership of the Company or such officer’s or director’s service as an officer or director of the Company, except for any of the foregoing set forth in, pursuant to, or arising out of this Agreement and any agreement, certificate or instrument delivered or executed in connection herewith, the transactions contemplated hereby and for any fraud. The Releasors irrevocably covenant to refrain from, directly or indirectly, asserting any claim, or commencing, instituting or causing to be commenced, any Action of any kind against any released party, based upon any matter released hereby. (b) Without limiting the release set forth in Section 6.16(a), Buyer agrees, on behalf of itself and the Company following the Closing, that all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who is or becomes prior to the Closing Date an officer or director of the Company as provided in the Company’s Charter Documents, in each case as in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date hereof or as otherwise provided by applicable Law, shall remain in full force and effect in accordance with their terms following the Closing Date. (c) Effective as of the Closing, Seller on behalf of itself and its past, present or future successors, assigns, employees, agents, equityholders, partners, Affiliates and representatives (including their past, present or future officers and directors) (the “Seller Releasors”) hereby irrevocably and unconditionally releases, acquits and forever discharges the Company and its predecessors, successors, parents, Subsidiaries and other Affiliates, and all of their respective current and former officers, directors, members, managers, shareholders, employees, agents and representatives, and each individual who was an officer or director of the Company at or prior to the Closing, of and from any and all Actions, damages, accounts and Liabilities (including attorneys’ fees) held by any Seller Releasor, whether known or unknown, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, absolute or contingent, direct or derivative, to the extent arising out of or relating to Seller’s or its Affiliates’ ownership of the Company, except for any of the foregoing set forth in, pursuant to, or arising out of this Agreement and any agreement, certificate or instrument delivered or executed in connection herewith, the transactions contemplated hereby and for any fraud. The Seller Releasors irrevocably covenant to refrain from, directly or indirectly, asserting any claim, or commencing, instituting or causing to be commenced, any Action of any kind against any released party, based upon any matter released hereby. 57 US 167664346 HB: 4845-7978-5147.2

Section 6.17 Insurance. (a) With respect to each Company Insurance Policy held by the Company that is a “claims made” policy, Seller will, and will cause the Company to, cooperate with Buyer at its request (and at its expense) in securing the extension of the reporting terms for each such Company Insurance Policy to a date at least three years subsequent to the Closing Date or in taking whatever actions Buyer may reasonably request in connection with the purchase of a “tail” policy, which policy premiums shall be paid by Buyer, providing for continued coverage of the Company and the Covered Business for a period extending at least three years following the Closing Date, with respect to all liabilities accruing with respect to the Company or the Covered Business prior to the Closing Date. (b) From and after the Closing Date, except with respect to any Company Insurance Policy held by the Company, the Company Insurance Policies may be terminated or modified by the Seller or any of its Affiliates (including by allowing a Company Insurance Policy to expire) to exclude coverage of the Company or the Covered Business and the assets, liabilities, employees or operations of the Company or the Covered Business with respect to all liabilities accruing solely during the time period on and after the Closing Date, except that in all cases with respect to each such Insurance Policy that is a “claims made” policy, either, at Buyer’s request (and at its expense with respect to the portion of the premium that is attributable to the Covered Business) (i) the reporting terms for each such Insurance Policy must have been extended to a date at least three years subsequent to the Closing Date, or (ii) Seller and/or an Affiliate must have taken whatever steps the Buyer may reasonably have requested prior to such termination, modification or expiration to allow Buyer to obtain a “tail” policy providing for continued coverage of the Company and the Covered Business for a period extending at least three years following the Closing Date with respect to all liabilities accruing with respect to the Company or the Covered Business prior to the Closing Date. (c) With respect to each Company Insurance Policy that is held by a Person other than the Company: (i) the Company will be solely responsible for notifying any and all insurance companies of any claims by or on behalf of the Company or the Covered Business, and complying with all policy terms and conditions for pursuit and collection of such claims and the Company will not, without the written consent of Seller or one or more of its Affiliates, or such other Person that holds such Company Insurance Policy, as applicable, amend, modify or waive any rights of Seller, one or more of its Affiliates, or other insureds under any such Company Insurance Policies. The Company will exclusively bear and be liable (and Seller and its Affiliates will have no obligation to repay or reimburse the Company) for all uninsured, uncovered, unavailable or uncollectible amounts relating to or associated with all such claims (including any deductible, self-insured retention and similar concepts); and (ii) with respect to coverage claims or requests for benefits asserted by the Company under the Company Insurance Policies, Seller and its Affiliates, or such other Person that holds such Company Insurance Policy, as applicable, will have the right but not the duty to monitor or associate with such claims at the sole expense of Seller or any of its Affiliates, or such other Person that holds such Company Insurance Policy, as applicable. The Company will be liable for any fees, costs or expenses awarded on or after the Closing Date against Seller and its Affiliates for the benefit, directly or indirectly, of the insurers or reinsurers of such Company Insurance Policies relating to any unsuccessful coverage claims asserted solely by the Company. The Company will not assign any such Company Insurance Policies or any rights or claims under such Company Insurance 58 US 167664346 HB: 4845-7978-5147.2

Policies except with respect to any Company Insurance Policy held by the Company, and otherwise with the consent of Seller, which shall not be unreasonably withheld, conditioned or delayed. (d) Notwithstanding anything to the contrary contained in this Agreement, except with respect to any Company Insurance Policy held by the Company, or any Company self-insurance policy or program, nothing in this Agreement will limit, waive or abrogate in any manner any rights of Seller or its Affiliates to insurance coverage for the Seller or its Affiliates under any Company Insurance Policy for any matter, whether relating to the Company, the Covered Business or otherwise. (e) For the avoidance of doubt, and notwithstanding anything in the contrary contained in this Agreement, on and subsequent to the Closing Date, the Company shall have the exclusive right to control, cancel, modify, terminate, renew or extend any Company Insurance Policy held by the Company or any Company self-insurance policy or program. (f) To the extent that any claim is made against the Company or the Covered Business arising out of any act, omission, occurrence, fact or circumstance existing or occurring prior to the Closing Date and any Company Insurance Policy (for the avoidance of doubt, excluding (i) any Company Insurance Policy held by the Company or (ii) any self-insurance policy or program) by its terms covers such claim (any such claim, an “Insurance Claim”), upon the Company’s written request to Seller and at the sole cost and expense of the Company, Seller shall reasonably cooperate with the Company in making such Insurance Claim unless Seller reasonably believes that such Insurance Claim is frivolous and utterly devoid of merit. In the event that (i) Seller receives any proceeds of the coverage afforded by the Company Insurance Policy with respect to any Insurance Claim and (ii) the amount of such Insurance Claim has been paid by the Company, Seller shall promptly pay such proceeds (net of any actual out-of-pocket costs or expenses paid by Seller or any of its Affiliates in connection with such Insurance Claim) to the Company to the extent of the amount so paid by the Company. The Company hereby acknowledges and agrees that (A) any Insurance Claims shall be subject to (and recovery thereon shall be reduced by the amount of) any applicable deductibles, retentions or co-insurance provisions, (B) any out-of-pocket costs incurred to pursue Insurance Claims shall be borne solely by the Company, (C) the Insurance Claims shall be subject to exhaustion of existing sublimits and aggregate limits, (D) neither Seller nor any of its Affiliates shall have any obligation to pay any additional premiums or other amounts due to any insurer under any Company Insurance Policy in connection with any Insurance Claims and (E) neither Seller nor any of its Affiliates shall be liable or otherwise responsible for the failure of any insurer or other provider of insurance to pay any Insurance Claim for any reason, except that in the event of any such failure to pay an Insurance Claim, Seller and its Affiliates shall cooperate with any reasonable request by the Company for assistance in pursuing the payment of such Insurance Claim. (g) With respect to all open, closed, new and re-opened claims covered under Seller and its Affiliates’ workers’ compensation and employers’ liability Insurance Policies or comparable workers’ compensation self-insurance programs relating to employees of the Company or the Covered Business arising from occurrences prior to the Closing Date, Buyer will, or will cause the Company to, promptly reimburse Seller and its Affiliates for all claim payments, costs and expenses relating to such claims, as well as any catastrophic coverage charges, overhead, claim handling and administrative costs, Taxes, surcharges, state assessments and other related costs, in each case irrespective of whether such claims are made by the Company, Transferred Employees, Continuing Employees, or by third parties with respect to the conduct and operation of the Company or the Covered Business, and in each case limited to actual out-of-pocket costs or charges paid by Seller or any of its Affiliates. Any payments, costs and adjustments required to be made pursuant to this 59 US 167664346 HB: 4845-7978-5147.2

Section 6.17 or any other provisions of this Section 6.17 will be billed quarterly and payable within 30 days from receipt of invoice. (h) No payments due under this this Section 6.17 will affect, be affected by, or be subject to set off against any adjustment to the Purchase Price. Whenever this Section 6.17 requires the Company to take any action after the Closing, such requirement will be deemed to constitute an undertaking on the part of Buyer to take such action or to cause the Company to take such action. Section 6.18 Distributions and Transfers Prior to Closing. (a) Notwithstanding anything to the contrary contained herein, the Company shall be permitted to distribute its Cash to Seller prior to the Closing; provided that such distribution does not result in the Company having a negative amount of Cash. (b) Seller shall take, and cause to be taken, all actions necessary, proper or advisable under applicable Law to effect the following transactions at or before the Valuation Time: (i) the Owned Real Property shall be transferred, assigned or distributed by the Company to Seller or its designee pursuant to a quitclaim deed in form and substance reasonably satisfactory to Buyer; (ii) all other Excluded Assets shall be transferred, assigned or distributed by the Company to Seller or its designee pursuant to assignment and transfer documents in all cases in form and substance reasonably satisfactory to Buyer, which documents shall provide for no ongoing payments or continuing Liabilities of the Company that are not fully satisfied and discharged as of immediately prior to the Valuation Time; and (iii) all right, title and interest of Seller and any of its Affiliates in any assets comprising part of the Covered Business listed on Schedule 6.18(b), shall be contributed assigned and transferred to the Company, free and clear of all Liens (other than Permitted Liens), pursuant to contribution, assignment and transfer documents in all cases in form and substance reasonably satisfactory to Buyer, which documents shall provide for no ongoing payments or continuing Liabilities of the Company that are not fully satisfied and discharged as of immediately prior to the Valuation Time. (c) (i) Seller and Buyer shall cooperate in good faith and use their respective reasonable best efforts to mutually agree upon, establish and implement, such arrangements and transactions as shall be reasonably necessary to effectuate the transfer of both the Retirement Plan Consulting Business and the Advanced Planning Business conducted through the LPL Networking Contract to Buyer (or its designee) on the basis described in such transfer structure option as shall be elected from time to time prior to Closing by Buyer for each such business among the transfer structure options set forth on Exhibit 6.18(c) (each, a “Transfer Structure Option”). All such arrangements shall be established and implemented by the Parties (A) in good faith and acting reasonably, (B) in a manner designed to provide Buyer with the economic and other benefits of ownership of the Retirement Plan Consulting Business and Advanced Planning Business conducted through the LPL Networking Contract from and after Closing, (C) in a manner compliant with applicable Laws, and (D) in a manner that does not create any material Liability to Seller (excluding, for the avoidance of doubt, any liabilities arising from the gross negligence, fraud or willful misconduct of Seller or its representatives). For the avoidance of doubt, the consummation of any Transfer Structure Option shall not be a condition to Closing. 60 US 167664346 HB: 4845-7978-5147.2

(ii) Buyer shall notify Seller in writing of its initial Transfer Structure Option election within five (5) Business Days after the date hereof. If, in Buyer’s sole discretion, the continued pursuit by the Parties of the Transfer Structure Option then being pursued under this Section 6.18(c) has becomes impractical or Buyer determines that such option will not provide it with the economic and other benefits of ownership of the Retirement Plan Consulting Business or the Advanced Planning Business conducted through the LPL Networking Contract from and after the Closing in an effective manner, it may at any time thereafter (and prior to Closing) notify Seller in writing of its election of another Transfer Structure Option with respect to the applicable business. (iii) For the avoidance of doubt, Seller’s reasonable best efforts to pursue a Transfer Structure Option as provided in this Section 6.18(c) will include the obligation to use its reasonable best efforts to obtain the agreement, cooperation and/or consent of LPL Financial LLC as may be necessary or desirable to implement the applicable option and to facilitate such calls, meetings and other communications between Buyer and LPL Financial LLC as Buyer may reasonably request. Without limiting the foregoing and notwithstanding anything to the contrary contained herein, Buyer shall be permitted to directly contact and communicate with LPL Financial LLC in furtherance of this Section 6.18(c) in its discretion. (iv) In connection with the transfer from LPL Financial LLC to Buyer (or its designee) of client account registrations as part of the implementation of any Transfer Structure Option, as between Buyer and Seller, Buyer shall have the sole right to select whether client consent for such transfer will be solicitated through an affirmative or customary “negative consent” procedure. Section 6.19 Exclusivity. Seller agrees that it will not and will cause its Affiliates and representatives not to, directly or indirectly (a) solicit, entertain, initiate or encourage any inquiries, proposals or offers from any Person relating to any acquisition of any Equity Rights in the Company, or acquisition, license or other transfer of all or any significant portion of the Covered Business or the assets or business of the Company, or any divestiture, merger, share exchange, consolidation, business combination, recapitalization, redemption or similar transaction involving the Company, or (b) with respect to any effort or attempt by any other Person to do or seek any of the foregoing, (i) participate in any discussions or negotiations with such other Person, (ii) furnish to any other Person any information with respect to the Company or the Covered Business in connection with any such effort or (iii) otherwise cooperate in any way with, or assist or participate in, or facilitate or encourage any such effort, in any such case described in clause (a) or (b), other than with Buyer and its controlled, its Affiliates. If any Person makes any such effort described in clause (b) of the immediately preceding sentence, Seller will promptly thereafter notify Buyer thereof and provide Buyer with the terms or content of such effort and the identity of the applicable Person. Section 6.20 Interim Financial Statements. Within thirty days following the end of each calendar month prior to the Closing Date, Seller will deliver to Buyer the unaudited balance sheet of the Covered Business as of the last day of each month and the related statements of profit and loss, and cash flows for the month and fiscal year-to-date period then ended. Such monthly financial statements shall fairly present, in all material respects, in conformity with GAAP applied on a consistent basis (subject to the absence of footnote disclosures), the financial position of the Covered Business as of the dates thereof and its results of operations for the periods then ended. Section 6.21 Restrictive Covenant Enforcement. Prior to the Closing, Seller shall, and Seller shall cause the Company to, (a) provide Buyer with written notice of any voluntary or involuntary 61 US 167664346 HB: 4845-7978-5147.2

Consultant termination within three (3) days following the date of termination, (b) consult with Buyer regarding enforcement of any ABRC Noncompetition and Confidentiality Agreement (or any other agreement with the Company and/or Seller with restrictive covenants binding upon the Consultant, as applicable) with any Consultant who is terminated by, or resigns employment with, the Company or Seller prior to Closing and take all steps reasonably requested by Buyer, at Buyer’s expense, including asserting a claim or Action against a Consultant and (c) not waive, release or compromise any rights of the Company or Seller to prohibit the violation of any such restrictive covenant under the ABRC Noncompetition and Confidentiality Agreement (or any other agreement with the Company and/or Seller with restrictive covenants binding upon the Consultant, as applicable) with any Consultant whose employment with the Company or Seller has terminated. Section 6.22 Financing Cooperation. (a) In the period between the date hereof and the Closing Date or earlier termination of this Agreement, Seller will use commercially reasonable efforts to provide, and cause the Company and it and their respective representatives to use their commercially reasonable efforts to provide, subject to Section 6.2, at Buyer’s sole expense, to Buyer such cooperation as may be reasonably requested by Buyer that is customary in connection with any effort by Buyer to obtain debt or other financing in connection with the transactions contemplated hereby (the “Buyer Financing”), including (i) furnishing Buyer and its actual and potential financing sources with financial and other pertinent information regarding the Company and the Covered Business as required by the definitive documents governing the Buyer Financing, (ii) participation in a reasonable number of meetings, drafting sessions, due diligence presentations, ratings agency sessions and road shows in connection with the Buyer Financing to the extent customary and reasonable and not unreasonably interfering with the business of the Seller, (iii) assisting with the preparation of marketing materials for rating agency presentations, offering documents, private placement memoranda, confidential and customary bank information memoranda and similar documents used in connection with such Buyer Financing, (iv) executing and delivering, as of the Closing Date, any pledge and security documents, other definitive financing documents, or other certificates or documents, in each case as applicable and to the extent reasonably requested by the Buyer; provided that the effectiveness thereof shall be conditioned upon, or become operative after, the occurrence of the Closing, and (v) as of the Closing Date, taking all corporate actions necessary to satisfy the conditions to consummation of the Buyer Financing and to permit the proceeds thereof to be made available to Buyer. Notwithstanding the above, all organizational actions shall be deemed to become effective only if and when the Closing occurs and shall be derived exclusively from the authority of, and shall only be taken by, the board of directors or other equivalent governing body of the Company as constituted after giving effect to the Closing. All non-public information or other confidential information provided pursuant to this Section 6.22(a), shall be kept confidential in accordance with the Confidentiality Agreement, except that Buyer and its Affiliates shall be permitted to disclose such information to potential syndicate members during syndication (and allow such potential syndicate members to use such information in connection with such syndication), subject to customary confidentiality undertakings by such potential syndicate members. (b) Until the Closing, the Company shall not be required to pay any commitment or other similar fee or incur any other liability or obligation in connection with the Buyer Financing, and for the avoidance of doubt, such fees shall not constitute Company Transaction Expenses. Buyer shall, upon the earlier to occur of the Closing and the termination of this Agreement, reimburse Seller and the Company for all reasonable documented out-of-pocket costs (including reasonable attorneys’ fees) incurred by them in connection with the cooperation of the Company with the Buyer Financing and shall indemnify and hold harmless Seller and the Company and their respective directors, officers, employees and representatives from and against any and all Losses suffered or incurred by 62 US 167664346 HB: 4845-7978-5147.2 any of them in connection with the arrangement of the Buyer Financing and any information used in connection therewith (other than to the extent such Losses arise from the willful breach, bad faith or gross negligence of Seller or the Company). The foregoing indemnification obligation shall survive the Closing and any termination of this Agreement. (c) Notwithstanding anything in this Section 6.22 or any other provision of this Agreement to the contrary, Buyer acknowledges and agrees that the obtaining of the Buyer Financing is not a condition to the Closing. Section 6.23 Cooperation. For a period of six (6) years after the Closing Date (or for any longer period as may be required by any Governmental Entity or established by any applicable statute of limitations), to comply with the terms of this Agreement, any applicable Law or Order or if and for so long as any party is actively responding to any investigation or request from any Governmental Entity, or contesting or defending against any third-party Action, in each case in connection with (a) any transaction contemplated under this Agreement or the Ancillary Agreements or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on, prior to or after the Closing Date involving the Company or the Covered Business, each Party shall cooperate in the investigation, request, contest or defense, make available its personnel and provide such testimony and access to its books and records as shall be necessary in connection with such applicable Law, Order, investigation, request, contest or defense, all at the sole cost and expense of the responding, contesting or defending Party (unless the responding, contesting or defending party is entitled to indemnification therefor under Article IX). This Section 6.23 shall not apply to Legal Disputes. Section 6.24 Invoices. By no later than the third (3rd ) Business Day prior to the Closing Date, Seller shall deliver to Buyer customary final invoices or pay-off statements from each Person entitled to receive Company Transaction Expenses of the type described in clause (a) of the definition thereof. Section 6.25 Seller Bonus Arrangements. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall prohibit the Seller from granting to, or otherwise entering into arrangements providing for, incentive bonus, vesting of awards, enhanced severance or similar arrangements with those individuals set forth on Schedule 6.25 following the date hereof and prior to the Closing for purposes of incentivizing such individuals to assist the Seller and the Company with consummating the transactions contemplated hereby (the “Seller Bonus Arrangements”); provided that any and all Liabilities under the Seller Bonus Arrangements shall be the sole and exclusive responsibility of the Seller and not the Buyer, the Company, or the Covered Business. ARTICLE VII CONDITIONS TO OBLIGATIONS OF THE PARTIES Section 7.1 Conditions to Each Party’s Obligations. The respective obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or written waiver by such Party) at or prior to the Closing of the following conditions: (a) Injunction; Prohibition . No Order or applicable Law preventing or prohibiting the consummation of the Closing shall be in effect and no Action shall have been commenced and remain pending by any Governmental Entity seeking to enjoin, restrain or otherwise prohibit the consummation of the transactions contemplated by this Agreement; and (b) Antitrust Clearances . The Antitrust Clearances shall have been obtained. 63 US 167664346 HB: 4845-7978-5147.2

Section 7.2 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement are further subject to the satisfaction (or written waiver by Seller) at or prior to the Closing of the following conditions: (a) Representations and Warranties . The representations and warranties of Buyer contained in Article V (i) that are not Buyer Fundamental Representations and Warranties, shall be true and correct, disregarding all qualifiers as to materiality, in all material respects both when made and as of the Closing as if made at and as of such time (other than representations and warranties that speak as of a specific date prior to the Closing Date which only need be true and correct in all material respects as of such earlier date) and (ii) that are Buyer Fundamental Representations and Warranties shall be true and correct in all material respects both when made and as of Closing as if made at and as of such time (other than representations and warranties that speak as of a specific date prior to the Closing Date which only need be true and correct in all respects as of such earlier date); (b) Performance of Obligations . Buyer shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof; (c) Buyer Officer’s Certificate . An authorized officer of Buyer shall have executed and delivered to Seller a certificate as to satisfaction of the conditions set forth in Section 7.2(a) and Section 7.2(b); and (d) Buyer Deliverables . Seller shall have received all of the documents and other items described in Section 2.5. Section 7.3 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement are further subject to the satisfaction (or written waiver by it) at or prior to the Closing of the following conditions: (a) Representations and Warranties . The representations and warranties of Seller contained in Article III and Article IV (i) that are not Seller Fundamental Representations and Warranties shall be true and correct, disregarding all qualifiers as to materiality and Material Adverse Effect, in all respects both when made and as of the Closing as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date which only need be true and correct as of such earlier date), except in each case for inaccuracies that would not individually or in the aggregate have a Material Adverse Effect, (ii) that are Seller Fundamental Representations and Warranties (other than those contained in Section 3.2 (Capitalization), Section 3.3 (Subsidiaries and Other Equity Rights), Section 3.4(a) (Consents and Approvals), Section 4.2 (Equity Interests Ownership) and Section 4.3(a) (Consents and Approvals) shall be true and correct, disregarding all qualifiers as to materiality and Material Adverse Effect, in all material respects both when made and as of the Closing as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date which only need be true and correct as of such earlier date) and (iii) that are Seller Fundamental Representations and Warranties contained in Section 3.2 (Capitalization), Section 3.3 (Subsidiaries and Other Equity Rights), Section 3.4(a) (Consents and Approvals), Section 4.2 (Equity Interests Ownership) and Section 4.3(a) (Consents and Approvals) shall be true and correct in all respects both when made and as of the Closing as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date which only need be true and correct as of such earlier date). 64 US 167664346 HB: 4845-7978-5147.2

(b) Performance of Obligations . Seller shall have performed in all material respects its obligations under this Agreement required to be performed by Seller at or prior to the Closing pursuant to the terms hereof; (c) Seller’s Officer’s Certificate . An authorized officer of Seller shall have executed and delivered to Buyer a certificate as to Seller’s compliance with the conditions set forth in Section 7.3(a), Section 7.3(b) and Section 7.3(d); (d) No Material Adverse Effect. Since the date hereof, there shall not have been any event, change or circumstance that has had or would reasonably be expected to have a Material Adverse Effect; and (e) Seller Deliverables . Buyer shall have received all of the documents and other items described in Section 2.4. ARTICLE VIII TERMINATION Section 8.1 Termination. This Agreement may be terminated at any time at or prior to the Closing (the “Termination Date”): (a) in writing, by mutual consent of Buyer and Seller; (b) by written notice from Buyer to Seller if any of the conditions set forth in Section 7.1 or Section 7.3 will have become incapable of fulfillment and will not have been waived in writing by Buyer, so long as such failure to satisfy the conditions is not the result of a breach by Buyer of this Agreement; (c) by written notice from Seller to Buyer if any of the conditions set forth in Section 7.1 or Section 7.2 will have become incapable of fulfillment and will not have been waived in writing by Seller, so long as such failure to satisfy the conditions is not the result of a breach by Seller of this Agreement; (d) by written notice from Buyer to Seller within five (5) Business Days of receipt by Buyer of a Supplement delivered pursuant to Section 6.7 that includes a certification from the Seller that the matters disclosed in such Supplement are reasonably likely to cause the failure of the condition set forth in Section 7.3(a) to be satisfied; or (e) by written notice by Buyer or Seller if the Closing has not occurred on or prior to the date that is four (4) months after the date of this Agreement (the “Outside Date”); provided that the right to terminate this Agreement pursuant to this Section 8.1(e) shall not be available to any Party whose breach of any provision of this Agreement results in the failure of the Closing to have occurred by such time. Section 8.2 Procedure and Effect of Termination. In the event of the termination of this Agreement and the abandonment of the transactions contemplated by this Agreement pursuant to Section 8.1, written notice thereof will forthwith be given by the Party so terminating to the other Party, and this Agreement will terminate and the transactions contemplated hereby will be abandoned without further action by any Party. If this Agreement is terminated pursuant to Section 8.1: 65 US 167664346 HB: 4845-7978-5147.2

(a) promptly upon a written request by or on behalf of other Party, but no later than seven (7) Business Days thereafter, each Party shall destroy (and certify to such destruction in writing by an authorized signatory) all documents, work papers and other materials related to this Agreement and the transactions contemplated hereby in such Party’s or its representatives’ possession or to which either such Party or its representatives have access. Notwithstanding the foregoing, such Party’s representatives shall (i) be permitted to retain a copy of such documents, work papers and other materials to the extent required to comply with applicable Law or Governmental Entity, and (ii) not be required to destroy, delete or modify any backup tapes or other medial pursuant to automated electronic archival processes in such Party’s ordinary course of business, provided in each case (i) and (ii) herein, any such documents, work papers and other materials retained shall remain subject to the confidentiality obligations of the Confidentiality Agreement and Section 6.2(c) for so long as such documents, work papers and other materials are retained; (b) all filings, applications and other submissions made pursuant hereto will, at the option of the Party making the application filing, application or submission, and to the extent practicable, be withdrawn from the agency or other Person to which made; and (c) notwithstanding any provision in this Agreement to the contrary, there will be no Liability hereunder on the part of any Party hereto, except that (i) if the basis of termination is a breach by Seller or Buyer, as the case may be, of one or more of the provisions of this Agreement, then the breaching Party will be liable to the non-breaching Party, and (ii) the obligations provided for in this Section 8.2 and Section 6.2(c) (Access to Information), Section 6.5 (Public Announcements), Section 10.1 (Fees and Expenses), Section 10.2 (Notices), Section 10.3 (Severability), Section 10.8 (Consent to Jurisdiction), Section 10.9 (Waiver of Jury Trial) and Section 10.10 (Governing Law) hereof and in the Confidentiality Agreement will survive any such termination. ARTICLE IX SURVIVAL; INDEMNIFICATION; DAMAGES Section 9.1 Survival. The Parties, intending to modify any applicable statute of limitations, agree that (a) the representations and warranties in this Agreement and in any certificate or other writing delivered pursuant or in connection herewith shall survive the Closing for a period of twelve (12) months following the Closing Date; provided that (i) the Fundamental Representations and Warranties (other than those contained in Section 3.14 (Taxes)) shall survive until the three (3) year anniversary of the Closing Date, and (ii) the representations and warranties contained in Section 3.14 (Taxes) shall survive for the applicable statute of limitations (giving effect to any waiver, mitigation or extension thereof) plus 30 days; and (b) the covenants and agreements of the parties hereto contained in this Agreement which by their terms contemplate performance prior to the Closing Date shall survive the Closing until the date that is one (1) year after the Closing Date, and each other covenant and agreement shall survive the Closing until one (1) year after performance of such covenant or agreement was required. Notwithstanding the preceding sentence, any breach of covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence if written notice of the inaccuracy thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time in accordance with Section 9.3. 66 US 167664346 HB: 4845-7978-5147.2

Section 9.2 Indemnification. (a) Subject to the other terms and conditions of this Article IX, from and after the Closing the Seller shall indemnify and defend the Buyer and its Affiliates and each of their respective officers, managers, directors, employees, equityholders, agents and representatives (the “Buyer Indemnified Parties”) against, and shall hold the Buyer Indemnified Parties harmless from and against, and shall pay and reimburse the Buyer Indemnified Parties for, any and all Losses actually incurred or sustained by, or imposed upon, the Buyer Indemnified Parties based upon or arising out of: (i) any failure of any of the representations and warranties of Seller contained in this Agreement to be true and correct as of the date hereof or as of the Closing Date; (ii) any breach of any covenant or agreement made or to be performed by Seller pursuant to this Agreement; (iii) any Covered Taxes; (iv) the transactions contemplated by Section 6.18(b) (including any Tax liabilities arising in connection therewith); (v) the Excluded Assets; (vi) the conduct of any business of the Company divested or discontinued prior to the Closing, including through any former Subsidiary of the Company, and the transactions through which such divestment or discontinuation occurred; (vii) any grant, award or issuance of Equity Rights of any Person to any Consultant or other current or former employee, officer, director or other representative of the Covered Business at any time prior to Closing; (viii) any pension or deferred compensation plan or program that is an Associated Benefit Plan; (ix) the Retirement Plan Consulting Business and the Advanced Planning Business prior to Closing (other than Losses based upon or arising out of any selection or decision made by Buyer pursuant to Section 6.18(c)(iv) to solicit client consent through a “negative consent” procedure or any action taken by Seller or its Affiliates at the direction of Buyer in connection with such a “negative consent” procedure); (x) Section 7.4 of the Applicable Employment Agreement, including as a result of the exercise by the Company of any its rights thereunder (which exercise shall be within the Company’s sole discretion, notwithstanding anything to the contrary contained in this Article IX); (xi) (A) the acts or omissions of Seller and its Affiliates and representatives in connection with the continued operation of the Retirement Plan Consulting Plan Business and/or the Advanced Planning Business (as applicable) under the LPL Networking Contract following the Closing as part of, and prior to the consummation of, any Transfer Structure Option that constitute gross negligence, fraud, or willful misconduct and (B) any actual or purported status of any of Seller’s or its Affiliates’ employees, contractors or other 67 US 167664346 HB: 4845-7978-5147.2 personnel as an employee of Buyer or any of its Affiliates (including without limitation the Company) as a result of the continued operation of the Retirement Plan Consulting Business and/or Advanced Planning Business (as applicable) under the LPL Networking Contract following the Closing as part of, and prior to the consummation of, any Transfer Structure Option, or any other claims asserted by any of Seller’s or its Affiliates’ personnel arising out of such personnel’s engagement with Seller or its Affiliates relating to the continued operation of the Retirement Plan Consulting Business and/or Advanced Planning Business (as applicable) under the LPL Networking Contract following the Closing as part of, and prior to the consummation of, any Transfer Structure Option, other than as a result of the gross negligence, fraud, or willful misconduct of Buyer or any of its Affiliates or representatives; or (xii) the Seller Bonus Arrangements. (b) Subject to the other terms and conditions of this Article IX, from and after the Closing the Buyer shall indemnify and defend the Seller and its Affiliates and each of their respective officers, managers, directors, employees, equityholders, agents and Representatives (the “Seller Indemnified Parties”) against, and shall hold the Seller Indemnified Parties harmless from and against, and shall pay and reimburse the Seller Indemnified Parties for, any and all Losses actually incurred or sustained by, or imposed upon, the Seller Indemnified Parties based upon or arising out of: (i) any failure of any of the representations and warranties of Buyer contained in this Agreement to be true and correct as of the date hereof or as of the Closing Date; (ii) any breach of any covenant or agreement made or to be performed by Buyer pursuant to this Agreement; (iii) any selection or decision made by Buyer pursuant to Section 6.18(c)(iv) to solicit client consent through a “negative consent” procedure or any action taken by Seller or its Affiliates at the direction of Buyer in connection with such a “negative consent” procedure, in each case, whether before or after Closing; and (iv) the continued operation of the Retirement Plan Consulting Business and/or the Advanced Planning Business (as applicable) by Seller and its Affiliates under the LPL Networking Contract following the Closing as part of, and prior to the consummation of, any Transfer Structure Option, except to the extent arising from the gross negligence, fraud or willful misconduct of Seller or any of its Affiliates or representatives in connection therewith. Section 9.3 Procedures. (a) Generally. The party making a claim under this Article IX is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under Article IX is referred to as the “Indemnifying Party”. (b) Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying 68 US 167664346 HB: 4845-7978-5147.2

Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that such failure materially prejudices the defense of such Action. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of available material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party within 30 days after receiving notice of such Third Party Claim, at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, to assume the defense of any Third Party Claim for so long as the Indemnifying Party prosecutes and vigorously defends the Third Party Claim, and (i) such Third Party Claim is not a criminal Action made by or on behalf of any Governmental Entity and does not seek an injunction or other equitable relief, (ii) the Indemnifying Party shall have agreed in writing for the benefit of the Indemnified Party that the indemnification provisions of Section 9.2(a) or Section 9.2(b) (as applicable), cover such Third Party Claim, (iii) there are no actual or potential conflicts of interest between the Indemnified Party and Indemnifying Party such that representation by the same counsel or control by the Indemnifying Party would be inappropriate, (iv) if the Indemnifying Party is Seller, the Third Party Claim is not a claim adverse to any insurance company or carrier who has a material business relationship with Buyer or its Affiliates, and the Indemnified Party shall cooperate in good faith in such defense and (v) such claim does not involve the determination by the Company whether to exercise its rights under Section 7.4 of the Applicable Employment Agreement, which determination and right to exercise shall remain in the Company’s sole discretion; provided, however, that in the case of any Third-Party Claim relating to any Tax where the Seller is the Indemnifying Party, the Indemnifying Party shall only be entitled to assume the defense of such Third Party Claim if it relates solely to a Taxable period ending on or before the Closing Date. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 9.3(c), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, or appeal any such Third Party Claim, and make defensive counterclaims that would negate the existence or magnitude of such Third Party Claim (and excluding, for the avoidance of doubt, any other counterclaims that might be available to the Indemnified Party, including those relating to the same facts and circumstances that do not negate the existence or magnitude of the Third Party Claim), in each case in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided that the Indemnifying Party shall be liable for the reasonable fees and expenses of the Indemnified Party’s counsel for any period during which the Indemnifying Party has not assumed such defense or after the Indemnifying Party fails to diligently defend such Third Party Claim. For the avoidance of doubt, unless and until the Indemnifying Party has validly elected to defend a Third Party Claim as provided in this Agreement, the Indemnified Party may, subject to Section 9.3(c) pay, compromise and defend such Third Party Claim. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out- of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim. (c) Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 9.3(c). If the Indemnifying Party shall have validly assumed the defense of a Third Party Claim as provided in Section 9.3(b) and be diligently prosecuting such defense, and a firm offer is made to settle a Third 69 US 167664346 HB: 4845-7978-5147.2

Party Claim which does not (i) impose injunctive or other equitable relief against the Indemnified Party or any of its Affiliates, (ii) relate to anything other than monetary damages that will be paid by the Indemnifying Party in full, (iii) relate to any Tax, and (iv) contain any admission of liability, or violation of the rights of any Person on the part of the Indemnified Party or any of its Affiliates or representatives and provides, in customary form, for the express, unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. The Indemnified Party shall not agree to any settlement of any Third Party Claim in respect of which it has or intends to seek indemnification under this Article IX without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed). (d) Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of available material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request in each case subject to the limitations set forth in Section 6.2(d). If the Indemnifying Party does not so respond within such 30 day period, the Indemnifying Party shall be deemed to have accepted such claim. (e) Payment Protocol. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Section 9.3, the Indemnifying Party shall satisfy its obligations within ten (10) Business Days of such agreement or final, non-appealable adjudication by wire transfer of immediately available funds. (f) Tax Treatment of Indemnification Payments. All indemnification payments made under this Section 9.3 shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law. Section 9.4 Damages; Limitations. (a) In no event will a Party be liable to another Party for (i) any speculative or remote damages that would not otherwise be recoverable for breach of a contract under Law or (ii) punitive or exemplary damages, except to the extent actually required to be paid in relation to a Third Party Claim or in respect of Seller’s obligations under Section 6.12. 70 US 167664346 HB: 4845-7978-5147.2

(b) Notwithstanding anything to the contrary contained herein, Seller shall not have any liability for indemnification under Section 9.2(a)(i) (excluding Seller Fundamental Representation and Warranties) unless the aggregate of all Losses under such Section exceed One Half of One Percent (0.5%) of the Final Adjusted Base Purchase Price (the “Deductible”) and then only for Losses in excess of the Deductible up to a maximum indemnification obligation for such Losses equal to Seven and One Half Percent (7.5%) of the Final Adjusted Base Purchase Price (the “Cap”). For the avoidance of doubt, the limitations set forth in this Section 9.4(b) shall not apply to any indemnification obligations arising in connection with Seller Fundamental Representations and Warranties. (c) Notwithstanding anything to the contrary contained herein, Buyer shall not have any liability for indemnification under Section 9.2(b)(i) (excluding Buyer Fundamental Representation and Warranties) unless the aggregate of all Losses under such Section exceed the Deductible then only for Losses in excess of the Deductible up to a maximum indemnification obligation for such Losses equal to the Cap. For the avoidance of doubt, the limitations set forth in this Section 9.4(c) shall not apply to any indemnification obligations arising in connection with Buyer Fundamental Representations and Warranties. (d) The maximum liability of either Party for indemnification of Losses for breaches of such Party’s representations and warranties, including but not limited to breaches of such Party’s Fundamental Representations and Warranties, shall not exceed 50% of the Final Adjusted Base Purchase Price. For the avoidance of doubt, this Section 9.4(d) shall not be interpreted to increase the amount of the Cap for any Losses to which the Cap relates. (e) For purposes of determining whether there has been a breach of any representation or warranty and the amount of any Losses that are the subject matter of a claim for indemnification hereunder for breach of any representation or warranty, each representation and warranty shall be read without regard and without giving effect to any materiality or Material Adverse Effect standard or qualification contained in such representation or warranty (as if such standard or qualification were deleted from such representation and warranty); provided, that (i) any qualification relating to materiality or Material Adverse Effect to the extent it qualifies an affirmative requirement to list specified items on a section of the Schedule shall not be disregarded and (ii) the qualification relating to Material Adverse Effect in Section 3.7(b) (Absence of Certain Changes) shall not be disregarded. (f) In addition to the limitation set forth above, payments by an Indemnifying Party pursuant to this Article IX in respect of any Losses shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds actually received in respect of any such claim, net of any costs incurred in connection with obtaining such insurance proceeds (including any increased premiums resulting therefrom). In the event that the Indemnified Party maintains insurance that would cover any Loss for which it has sought indemnification under this Article IX, such Indemnified Party agrees to make a claim under the applicable insurance police(ies) in a timely manner to the extent reasonably possible under the circumstances, and to provide the applicable carrier with such additional information as it may request with respect to such claim. Nothing contained in this Article IX or otherwise shall require the Indemnified Party to assert or threaten to assert any Action against any insurance carrier in connection with seeking insurance recovery in respect of any Loss for which it has sought indemnification from the Indemnifying Party hereunder. (g) Each of the Parties acknowledges and agrees that the right to indemnification or any other remedy based on the representations, warranties, covenants and agreements contained in this Agreement will not be affected by any investigation conducted with respect to, or any knowledge 71 US 167664346 HB: 4845-7978-5147.2 acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants and agreements. (h) None of the limitations contained in this Article IX shall apply to fraud. Section 9.5 Exclusive Remedies. The Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (except in the case of fraud and except for any specific performance or other injunctive relief to which a Party may be entitled under the Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article IX. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other Party hereto and their Affiliates and each of their respective representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article IX (and excluding any remedy a Party may have for fraud or specific performance or other injunctive relief to which a Party may be entitled under this Agreement). ARTICLE X MISCELLANEOUS Section 10.1 Fees and Expenses. Except as otherwise expressly provided herein, each Party to this Agreement will bear and pay all fees, costs and expenses (including legal and accounting fees) that have been incurred or that are incurred by such Party in connection with the transactions contemplated by this Agreement; provided, however, that Seller will be responsible for all Company Transaction Expenses. Section 10.2 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement will be in writing and will be given by any of the following methods: (a) personal delivery; (b) registered or certified mail, postage prepaid, return receipt requested; (c) overnight mail; or (d) email transmission (as long as electronic confirmation of delivery is obtained). Notices will be sent to the appropriate Party at its address given below (or at such other address for such Party as will be specified by notice given hereunder): If to Buyer, to: USI Insurance Services LLC 100 Summit Lake Drive, Suite 400 Valhalla, New York 10595 Attention: Ernest J. Newborn, II and Mary Curley Email: ernest.newborn@usi.com , mary.curley@usi.com 72 US 167664346 HB: 4845-7978-5147.2 with a copy (which will not constitute notice) to: Arnold & Porter Kaye Scholer LLP 250 West 55 th Street New York, NY 10019 Attention: Thomas Yadlon and Tracy Belton Email: Thomas.Yadlon@arnoldporter .com, Tracy.Belton@arnoldporter .com If to Seller, to: Associated Bank, N.A. 330 East Kilbourn Av., Suite 200 Milwaukee, WI 53202 Attention: Randall J. Erickson, General Counsel Email: randy.erickson@associatedbank.com with a copy (which will not constitute notice) to: Husch Blackwell LLP 555 East Wells St. Suite 1900 Milwaukee, WI 53202 Attention: Philip R. Koutnik and Eric E. Lenzen Email: philip.koutnik@huschblackwell.com, eric.lenzen@huschblackwell.com All such notices, requests, demands, waivers and communications will be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address or (iii) refusal of the addressee to accept delivery thereof. Section 10.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible. Section 10.4 Binding Effect; Assignment. This Agreement and all of the provisions hereof will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned, directly or indirectly, including by operation of Law, by any Party without the prior written consent of the other Parties; provided, however, that Buyer may, without the consent of Seller, (a) assign the right to acquire all or part of its rights and interests hereunder to one or more Affiliates, or (b) designate one or more of its Affiliates to perform its obligations hereunder, but Buyer will not be relieved of any of its Liabilities under this Agreement. Section 10.5 No Third Party Beneficiaries. This Agreement is exclusively for the benefit of Seller, and its successors and permitted assigns, with respect to the obligations of Buyer under this Agreement, and for the benefit of Buyer, and its respective successors and permitted assigns, with respect 73 US 167664346 HB: 4845-7978-5147.2 to the obligations of Seller, under this Agreement, and this Agreement will not be deemed to confer upon or give to any other third party any remedy, claim, Liability, reimbursement, Action or other right. Section 10.6 Section Headings. The Article and Section headings contained in this Agreement are exclusively for the purpose of reference, are not part of the agreement of the Parties and will not in any way affect the meaning or interpretation of this Agreement. Section 10.7 Entire Agreement. This Agreement (including the Schedules and Exhibits attached hereto), the Confidentiality Agreement, the Ancillary Agreements and the other documents delivered pursuant to this Agreement constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement. Section 10.8 Consent to Jurisdiction. Each Party hereby irrevocably agrees that any Legal Dispute will be brought only in the exclusive jurisdiction of the courts of the State of Wisconsin or the federal courts located in the State of Wisconsin, and each Party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Legal Dispute and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Legal Dispute in any such court or that any such Legal Dispute that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 10.8 is pending before a court, all Actions with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, will be subject to the exclusive jurisdiction of such court. Each Party hereby waives, and will not assert as a defense in any Legal Dispute, that (a) such Party is not subject thereto, (b) such Legal Dispute may not be brought or is not maintainable in such court, (c) such Party’s property is exempt or immune from execution, (d) such Legal Dispute is brought in an inconvenient forum or (e) the venue of Legal Dispute is improper. A final judgment in any Legal Dispute described in this Section 10.8 following the expiration of any period permitted for appeal and subject to any stay during appeal will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws. Any dispute, claim, cause of action or proceeding relating to a claim for indemnifiable Losses pursuant to Section 9.2 may be commenced at any time during the period permitted by Section 8106€ of the Delaware Code. For avoidance of doubt, the foregoing sentence shall not negate the requirement for the giving of notice of claims within the periods specified in this Agreement. Section 10.9 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH ANY MATTER WHICH IS THE SUBJECT OF THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF. Section 10.10 Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of Delaware (regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including matters of validity, construction, effect, performance and remedies. Section 10.11 Waiver of Conflicts; Privilege. (a) Each of the Parties acknowledges and agrees that Husch Blackwell LLP (“HB”) has acted as counsel to each of the Company and the Seller in connection with the negotiation of this Agreement and consummation of the transactions contemplated by this Agreement. Buyer hereby 74 US 167664346 HB: 4845-7978-5147.2 consents and agrees to, and agrees to cause the Company to consent and agree to, HB representing Seller and any of its Affiliates (for the avoidance of doubt, excluding the Company) (collectively, the “Seller Parties”) after the Closing, including with respect to disputes in which the interests of the Seller Parties may be directly adverse to Buyer and its Subsidiaries (including the Company). Buyer further consents and agrees to, and agrees to cause the Company to consent and agree to, the communication by HB to the Seller Parties in connection with any such representation of any fact known to HB arising by reason of HB’s prior representation of the Company in connection with the transactions contemplated by this Agreement. In connection with the foregoing, Buyer hereby irrevocably waives and agrees not to assert, and agrees to cause the Company to irrevocably waive and not to assert, any conflict of interest arising from or in connection with (i) HB’s prior representation of the Company in connection with the transactions contemplated by this Agreement and (ii) HB’s representation of the Seller Parties prior to and after the Closing in connection with the transactions contemplated by this Agreement. (b) Buyer further agrees, on behalf of itself and, after the Closing, on behalf of the Company, that all communications subject to any attorney-client privilege, attorney work-product protection or other similar protection for the benefit of the Seller Parties, in any form or format whatsoever between or among HB, on one hand, and the Company or any of its respective directors, officers, employees or other representatives, on the other hand, prior to the Closing that directly relate to the negotiation, documentation and consummation of the transactions contemplated by this Agreement or any dispute arising under this Agreement (collectively, the “Privileged Deal Communications”) will be deemed to be retained and owned collectively by the Seller Parties, will be controlled by Seller on behalf of the Seller Parties and will not pass to or be claimed by Buyer or the Company. (c) Notwithstanding the foregoing, if a dispute arises between Buyer or the Company, on the one hand, and a third party other than Seller, on the other hand, Buyer or the Company may assert the attorney-client privilege, attorney work-product protection or other similar protection for the benefit of the Seller Parties to prevent the disclosure of the Privileged Deal Communications to such third party; provided, however, that neither Buyer nor the Company may waive any such privilege held by the Seller Parties without the prior written consent of Seller, such consent not to be unreasonably withheld, conditioned or delayed. If Buyer or the Company is legally required by any Order or otherwise to access or obtain a copy of all or a portion of the Privileged Deal Communications following the Closing, to the extent permitted by applicable Law, Buyer will as soon as reasonably practicable notify Seller in writing (including by making specific reference to this Section 10.11) so that Seller can seek a protective order and Buyer agrees to use commercially reasonable efforts, at the Seller Parties’ expense, to assist therewith. (d) To the extent that files or other materials maintained by HB that contain Privileged Deal Communications constitute property of its clients, only the Seller Parties will hold such property rights. Section 10.12 Specific Performance. The Parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the Parties agree that, in addition to any other remedies, each Party will be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy. Each Party agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. To the extent any Party hereto brings an Action to enforce specifically the performance of the terms and provisions of this Agreement (other than an action to enforce specifically any provision that expressly survives termination of this Agreement), the 75 US 167664346 HB: 4845-7978-5147.2

Outside Date shall automatically be extended to the time period established by the court presiding over such Action. Section 10.13 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by email transmission will be as effective as delivery of a manually executed counterpart of the Agreement. Section 10.14 Amendment; Modification; Waiver. This Agreement may be amended, modified or supplemented at any time only by written agreement of the Parties. Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the Party against whom the waiver is to be effective. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Section 10.15 Schedules. Disclosure of any fact or item in any Schedule referenced by a particular Section in this Agreement will be deemed to have been disclosed with respect to every other Section in this Agreement where it is reasonably apparent on its face that such disclosure is relevant or applicable to such other Section. The specification of any dollar amount in the representations or warranties contained in this Agreement or the inclusion of any specific item in any Schedules is not intended to imply that such amounts, or higher or lower amounts or the items so included or other items, are or are not material, and no Party will use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy as to whether any obligation, item or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement. Section 10.16 Non-Party Affiliates. This Agreement may only be enforced against, and any Action based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, shareholder, equityholder, controlling person, affiliate, agent, attorney or other representative of any party hereto or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, shareholder, equityholder, controlling person, affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing (each, a “Non-Recourse Party”), shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim or action based on, in respect of or by reason of the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith (whether in tort, contract or otherwise). Without limiting the rights of any party to this Agreement against any other party hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party. Section 10.17 Financing Related Parties. Notwithstanding anything to the contrary contained in this Agreement, each of the Parties hereto: (a) agrees that it will not bring or support any person, or permit any of its affiliates to bring or support any person, in any action, suit, proceeding, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any actual or potential sources of the Buyer Financing, their affiliates and former, current and future directors, officers, managers, members, stockholders, equity holders, partners, 76 US 167664346 HB: 4845-7978-5147.2 employees, agents, representatives, successors and permitted assigns (the “Financing Related Parties”) in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including, but not limited to, any dispute arising out of or relating in any way to any Buyer Financing or the performance thereof or the financings contemplated thereby, in any forum other than the federal and New York State courts located in the Borough of Manhattan within the City of New York; (b) agrees that, except as specifically set forth in the definitive agreement for any Buyer Financing, all Actions (whether at law, in equity, in contract, in tort or otherwise) against any of the Financing Related Parties in any way relating to any Buyer Financing or the performance thereof or the financings contemplated thereby, shall be exclusively governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction; and (c) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (WHETHER AT LAW OR IN EQUITY, IN CONTRACT, IN TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING IN ANY WAY TO ANY BUYER FINANCING. Notwithstanding anything to the contrary contained in this Agreement, the Financing Related Parties are intended third-party beneficiaries of, and shall be entitled to the protections of this provision and Section 10.3 to the same extent as if the Financing Related Parties were parties to this Agreement. Notwithstanding anything to the contrary in this Agreement, Section 10.16 and this Section 10.17 may not be amended, modified or supplemented, or any of its provisions waived in a manner that is adverse in any respect to any Financing Related Parties without the written consent of the Financing Related Parties, which consent may be granted or withheld in the sole discretion of the Financing Related Parties. [Signature pages follow.] 77 US 167664346 HB: 4845-7978-5147.2

IN WITNESS WHEREOF, the Parties have caused this Membership Interest Purchase Agreement to be executed as of the date first above written. SELLER: ASSOCIATED BANK, N.A. By: Name: Philip B. Flynn Title: President and Chief Executive Officer (Signature Page to Purchase Agreement)